UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ZAGG Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

Common stock, $0.001 par value per share, of ZAGG Inc (“ZAGG common stock”)
	(2)	Aggregate number of securities to which transaction applies:

As of January 5, 2021, (a) 30,341,008 shares of ZAGG common stock outstanding and (b) 1,258,518 shares of ZAGG common stock underlying restricted stock units.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the filing fee was calculated by multiplying the aggregate value of the transaction by 0.0001091. The aggregate value of the transaction was calculated as the sum of: (a) 30,341,008 shares of ZAGG common stock outstanding multiplied by the per share merger consideration of up to $4.45 and (b) 1,258,518 shares of ZAGG common stock underlying restricted stock units multiplied by $4.45 per share.

	(4)	Proposed maximum aggregate value of transaction:

$140,617,890.70
	(5)	Total fee paid:

$15,341.42
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DATED JANUARY 7, 2021

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED JANUARY 7, 2021

910 Legacy Center Way, Suite 500
Midvale, UT 84047

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
January [ • ], 2021
Dear Fellow Stockholders:
You are cordially invited to attend a special meeting of stockholders of ZAGG Inc, a Delaware corporation (“ZAGG,” the “Company,” “we,” or “us”), to be hosted on the internet through a live webcast at www.virtualshareholdermeeting.com/ZAGG2021SM, at 9:00 a.m. Mountain Standard Time (MST) on [ • ], 2021. This proxy statement is dated [ • ], 2021 and was first mailed to stockholders of ZAGG on or about [ • ], 2021.
At the special meeting, you will be asked to consider and vote on three matters:
(i)
a proposal to adopt the Agreement and Plan of Merger, dated December 10, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among ZAGG, Zephyr Parent, Inc., a Delaware corporation (“Parent”), and Zephyr Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirectly controlled by Evercel, Inc., a Delaware corporation, and its co-investors (collectively, the “Evercel Group”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into ZAGG (the “Merger”), with ZAGG continuing as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger Proposal”);

(ii)
a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal; and

(iii)	a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.
If the Merger is completed, you will be entitled to receive $4.20 in cash (the “Closing Date Consideration”) and one “PPP Loan Forgiveness Right” representing the contingent right to receive up to $0.25 (the “Contingent Consideration Amount”) based on the forgiveness of the Company’s U.S. Small Business Administration Paycheck Protection Program Loan (the “PPP Loan”) issued to the Company on April 13, 2020 under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), without interest and subject to all applicable withholding taxes, for each share of ZAGG common stock you own (unless you have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware). The Contingent Consideration Amount is contingent on a number of factors and could be zero.
The Closing Date Consideration and the Contingent Consideration Amount (if fully earned) collectively represent a premium of approximately 10.1% over the closing price of ZAGG common stock on December 9, 2020 ($4.04), the last trading day before the Merger Agreement was approved by our board of directors, and a premium of 22.6% and 33.2% over the 30-day average and 60-day average, respectively, on the same date. However, if the Contingent Consideration Amount is not fully earned, the aforementioned premiums will be smaller.
After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement.
Our board of directors recommends that you vote: (1) “FOR” the proposal to adopt the Merger Agreement; (2) “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Merger-Related Compensation”).

The accompanying proxy statement contains, among other things, detailed information about ZAGG, the special meeting, the Merger, the Merger Agreement, and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in its entirety. You should also carefully consider the factors discussed in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” on pages 24 and 26, respectively, of the accompanying proxy statement.
Your vote is very important, regardless of the number of shares of ZAGG common stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of outstanding ZAGG common stock as of the record date entitled to vote on the matter. The failure of any stockholder of record to (i) vote online during the special meeting or (ii) submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank, or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the Merger Agreement.
We hope that you will be able to virtually attend the special meeting. However, whether or not you plan to virtually attend, please complete, sign, date, and return the proxy card enclosed with the accompanying proxy statement, or if your shares are held in “street name” through a broker, bank, or nominee, instruct your broker, bank, or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank, or nominee, as promptly as possible. Submitting a signed proxy by mail will ensure your shares are represented at the special meeting. If your shares are held in “street name” through a broker, bank, or nominee, you may provide voting instructions through your broker, bank, or nominee by completing and returning the voting form provided by your broker, bank, or nominee, or electronically over the Internet or by telephone through your broker, bank, or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank, or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank, or nominee.
On behalf of the board of directors and management of ZAGG, I extend our appreciation for your continued support and your consideration of this matter.
Sincerely,

/s/ TAYLOR D. SMITH
Taylor D. Smith Chief Financial Officer
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
DATED [ • ], 2021

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED JANUARY 7, 2021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [ • ], 2021
Notice is hereby given that a special meeting of stockholders of ZAGG Inc, a Delaware corporation (“ZAGG,” the “Company,” “we,” or “us”), will be hosted on the internet through a live webcast at www.virtualshareholdermeeting.com/ZAGG2021SM, at 9:00 a.m. Mountain Standard Time (MST) on [ • ], 2021, for the following purposes:
1.
The Merger Proposal. To adopt the Agreement and Plan of Merger, dated December 10, 2020, by and among ZAGG, Zephyr Parent, Inc., a Delaware corporation (“Parent”), and Zephyr Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into ZAGG (the “Merger”), with ZAGG surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Proposal”);

2.
The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal (the “Adjournment Proposal”); and

3.
The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).

Only stockholders of record as of the close of business on [ • ], 2021 (the “Record Date”) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment, continuation, rescheduling or postponement thereof.
The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Adjournment Proposal, and the Compensation Proposal. In addition, a copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in its entirety.
The affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter is required to approve each of the Adjournment Proposal and the Compensation Proposal.
Your vote is very important, regardless of the number of shares of ZAGG common stock that you own. The failure of any stockholder of record to (i) vote online during the special meeting or (ii) to submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present, will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” you should instruct your broker, bank, or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank, or nominee. The failure to do so will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present, will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. If you sign, date, and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” such proposal.
i

The presence at the special meeting, virtually or by proxy, of the holders of a majority of the shares of outstanding ZAGG common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank, or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. However, shares held in “street name” for which the applicable broker, bank, or nominee receives instructions regarding how to vote on one or more but not all of the proposals before the special meeting will be counted as present at the special meeting for quorum purposes.
Stockholders who do not vote in favor of the Merger Proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the fair value of their shares of ZAGG common stock, as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of the Merger Proposal, any stockholder wishing to exercise its appraisal rights must deliver a written demand for appraisal to ZAGG before the vote on the Merger Proposal and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix C to the accompanying proxy statement and is incorporated by reference therein.
Our board of directors recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
By Order of the Board of Directors,

/s/ TAYLOR D. SMITH

Taylor D. Smith Chief Financial Officer
Midvale, Utah
[ • ], 2021

YOUR VOTE IS IMPORTANT
Ensure that your shares of ZAGG common stock are voted at the special meeting by submitting your proxy or, if your shares of ZAGG common stock are held in “street name” through a broker, bank, or nominee, by contacting your broker, bank, or nominee. If you do not submit a proxy, vote online during the special meeting, or instruct your broker, bank, or nominee how to vote your shares, it will have the same effect as voting “AGAINST” the Merger Proposal but, assuming a quorum is present, will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.
If your shares of ZAGG common stock are registered directly in your name: If you are a stockholder of record, you may submit a proxy to vote your shares of ZAGG common stock by mail. Please follow the instructions on the enclosed proxy card. If you are a stockholder of record, you may also cast your vote online during the special meeting. Submitting a proxy now to vote your shares of ZAGG common stock will not prevent you from being able to vote online during the special meeting. If you virtually attend the special meeting and vote online, your online vote will revoke any proxy previously submitted.
If your shares of ZAGG common stock are held in the name of a broker, bank, or nominee: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of ZAGG common stock. As a beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote the shares of ZAGG common stock in your account. Your broker, bank, or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you fail to submit a signed proxy card, fail to virtually attend the special meeting, or, if you hold your shares through a broker, bank, or nominee, fail to provide voting instructions to your broker, bank, or nominee, your shares of ZAGG common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. However, shares held in “street name” for which the applicable broker, bank, or nominee receives instructions regarding how to vote on one or more but not all of the proposals before the special meeting, will be counted present at the special meeting for quorum purposes. If you hold your shares of ZAGG common stock through a broker, bank, or nominee, you must obtain from the record holder a valid legal proxy issued in your name in order to vote at the special meeting. A stockholder providing a proxy may revoke it at any time before 11:59 p.m., Eastern Time (ET) the day before the special meeting if such revocation is exercised by providing written notice of revocation to our Corporate Secretary, by voting online during the special meeting, or by providing a proxy of a later date, pursuant to the instructions set forth in “Revocability of Proxies” on page 21 of the accompanying proxy statement. Virtual attendance at the special meeting alone will not revoke a submitted proxy.
We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of ZAGG common stock, please contact our proxy solicitor:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (855) 208-8901 (Toll-Free)
Email: info@okapipartners.com
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN A PROXY CARD, OR INSTRUCT YOUR BROKER, BANK, OR NOMINEE ON HOW TO VOTE YOUR SHARES USING THE VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK, OR NOMINEE, AS PROMPTLY AS POSSIBLE.

APPENDICES
v

SUMMARY
This summary, together with the following section of this proxy statement entitled “Questions and Answers About the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of ZAGG common stock or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in its entirety. The Merger Agreement and the Voting and Support Agreement are attached to this proxy statement as Appendix A and Appendix B, respectively, and are incorporated by reference herein.
Parties Involved in the Merger (page 29)
ZAGG Inc
910 West Legacy Center Way, Suite 500,
Midvale, Utah 84047
ZAGG Inc (“ZAGG,” the “Company,” “we,” or “us”) is a global leader in accessories and technologies that empower mobile lifestyles. ZAGG has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, IFROGZ®, Gear4®, and HALO® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, T-Mobile, Walmart, Target, and Amazon.com.
ZAGG common stock is listed on the Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “ZAGG”.
Our principal executive offices are located at 910 West Legacy Center Way, Suite 500, Midvale, Utah, 84047, and our telephone number is (801) 263-0699. For more information about ZAGG, please visit our website, www.zagg.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See “Where You Can Find More Information” on page 98 of this proxy statement.
Zephyr Parent, Inc.
c/o Evercel, Inc.
382 NE 191st Street, Suite 90959
Miami, Florida 33179-3899
Zephyr Parent, Inc. (“Parent”) is a Delaware corporation that was formed solely for the purpose of entering into the Agreement and Plan of Merger, dated December 10, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among ZAGG, Parent, and Zephyr Merger Sub, Inc., and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions.
Parent’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400.
Parent is indirectly controlled by Evercel, Inc., a Delaware corporation (“Evercel”), and its co-investors (collectively, the “Evercel Group”). Evercel is a company that acquires and manages high growth potential businesses which have been limited by their capital structure. Evercel’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400. Further information is available at www.evercel.com. Evercel’s website address is provided as an inactive textual reference only. The information contained on Evercel’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
At the effective time of the Merger, ZAGG, as the surviving corporation (the “Surviving Corporation”), will be indirectly owned by the Evercel Group.
Zephyr Merger Sub, Inc.
c/o Evercel, Inc.
382 NE 191st Street, Suite 90959
Miami, Florida 33179-3899

Zephyr Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the merger of Merger Sub with and into ZAGG in accordance with the Merger Agreement (the “Merger”), Merger Sub will cease to exist, and ZAGG will survive the Merger as a wholly-owned subsidiary of Parent.
Merger Sub’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400.
The Special Meeting (page 19)
Date, Time, and Place
A special meeting of our stockholders will be held on [ • ], 2021 on the internet through a live webcast at www.virtualshareholdermeeting.com/ZAGG2021SM, at 9:00 a.m. Mountain Standard Time (MST), unless the special meeting is postponed, adjourned, continued or rescheduled.
Purpose
At the special meeting, we will ask our stockholders of record as of the Record Date (as defined below) to vote on the following proposals:
(i)	to adopt the Merger Agreement (the “Merger Proposal”);
(ii)
to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal (the “Adjournment Proposal”); and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on [ • ], 2021 (the “Record Date”) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments, continuations, reschedulings, or postponements thereof. Each holder of record of ZAGG common stock on the Record Date will be entitled to one vote for each share of ZAGG common stock held by such holder as of the Record Date on each matter submitted to our stockholders for approval at the special meeting.
As of the Record Date, there were [ • ] shares of ZAGG common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the shares of ZAGG common stock entitled to vote at the special meeting, present by virtual attendance or by proxy representation, will constitute a quorum at the special meeting. As a result, [ • ] shares must be represented by proxy or by stockholders virtually present and entitled to vote at the special meeting to have a quorum. In the event that a quorum is not present at the special meeting, we expect to adjourn the special meeting until a quorum is present.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter. Approval of each of the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and are entitled to vote an aggregate of [ • ] shares of ZAGG common stock (excluding any shares underlying awards of ZAGG restricted stock units (“Company RSUs”)), representing approximately [ • ]% of the outstanding shares of ZAGG common stock.

Our directors, chief executive officer and chief financial officer have informed us that they currently intend to vote all of their shares of ZAGG common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal, and they are contractually required to vote all of their shares of ZAGG common stock in favor of the Merger Proposal, subject to certain limitations. See “The Merger—Voting and Support Agreement” on page 61 of this proxy statement.
Voting and Support Agreement (page 61)
Simultaneously with the execution of the Merger Agreement, certain stockholders of ZAGG, who are directors and officers of ZAGG beneficially owning approximately [ • ]% of the outstanding shares of ZAGG, entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Parent and ZAGG under which such persons agreed, among other things, to vote in favor of the Merger Agreement and the transactions contemplated thereby, in favor of any proposal to adjourn the special meeting to solicit additional proxies in favor of the Merger Agreement and the transactions contemplated thereby, and against certain competing transactions.
The Voting and Support Agreement terminates upon the earliest to occur of (i) the conclusion of the special meeting at which the shares of stockholders party to the Voting and Support Agreement are voted as specified therein, (ii) the termination of the Voting and Support Agreement by mutual written consent of the parties thereto, (iii) the termination of the Merger Agreement prior to the effective time of the Merger, (iv) a change of recommendation to the extent permitted by the Merger Agreement, (v) ZAGG’s entry into an alternative acquisition agreement, (vi) the effective time of the Merger, and (vii) certain amendments to the Merger Agreement without the prior written consent of the stockholders.
Expenses of Proxy Solicitation (page 21)
Our board of directors (the “Board”) is soliciting your proxy, and ZAGG will bear the cost of soliciting proxies. We have engaged the services of Okapi Partners, LLC (“Okapi”) to provide consulting, analytic, and proxy solicitation services in connection with the special meeting. We have agreed to pay Okapi a fee of approximately $37,500, plus reasonable out-of-pocket expenses, for its services, and we will indemnify Okapi for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of Okapi, by telephone, text message, email, fax, or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers, or employees for their services in connection with the solicitation of proxies.
Certain Effects of the Merger on ZAGG (page 29)
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into ZAGG, with ZAGG continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. ZAGG common stock will be de-listed from Nasdaq and be de-registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable following the effective time of the Merger, and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration (as defined below) described in “—Merger Consideration” on page 30 of this proxy statement. Holders of shares of ZAGG common stock that have not voted in favor of the Merger, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL, and have complied in all respects with Section 262 of the DGCL with respect to such shares (“Dissenting Shares”) shall instead only be entitled to receive the “fair value” of such Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law.
The effective time of the Merger will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).
Effect on ZAGG if the Merger is Not Completed (page 30)
If the Merger Proposal is not approved by the holders of a majority of the outstanding shares of ZAGG common stock or if the Merger is not completed for any other reason, you will not receive any payment for your shares of ZAGG common stock. Instead, we will remain a public company, ZAGG common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fees” on page 90 of this proxy statement.
Merger Consideration (page 30)
At the effective time of the Merger, each outstanding share of ZAGG common stock (other than (i) shares held by ZAGG as treasury stock or held by Parent or Merger Sub or any wholly-owned subsidiary of ZAGG, Parent, or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of ZAGG common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist at the effective time of the Merger, and each certificate formerly representing such shares will thereafter represent only the right to receive the Merger Consideration.
The Merger Consideration consists of $4.20 in cash (the “Closing Date Consideration”) and one right (the “PPP Loan Forgiveness Right,” and collectively with the Closing Date Consideration, the “Merger Consideration”) to receive an additional amount, net of certain fees and expenses, contingent upon the satisfaction of certain conditions related to the PPP Loan, without interest and less any applicable withholding taxes, for each share of ZAGG common stock that you own.
Based on management’s estimate of the amount of the PPP Loan expected to be forgiven, each PPP Loan Forgiveness Right represents the right to receive an additional contingent amount of up to $0.25 per share. The additional amount due to holders of PPP Loan Forgiveness Rights is contingent on a number of factors and could be zero. The PPP Loan Forgiveness Rights generally may not be transferred and, to the extent the conditions to payment of the PPP Loan Forgiveness Rights have not been satisfied, will expire on December 31, 2022.
After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a ZAGG stockholder (except that stockholders who hold Dissenting Shares will have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger—Appraisal Rights” on page 62 of this proxy statement and Appendix C to this proxy statement).
PPP Loan Forgiveness Rights Agreement (page 60)
In connection with the closing of the Merger, ZAGG will enter into the PPP Loan Forgiveness Rights Agreement, a form of which is attached to the Merger Agreement (the “PPP Loan Forgiveness Rights Agreement”). The PPP Loan Forgiveness Rights Agreement generally restricts the transfer of PPP Loan Forgiveness Rights and provides that if certain conditions are not satisfied as of December 31, 2022, the PPP Loan Forgiveness Rights will expire.
Payment of the PPP Loan Forgiveness Rights is subject to the receipt by ZAGG on or prior to December 31, 2022 of (i) written confirmation from the U.S. Small Business Administration that the U.S. Small Business Administration’s audit of the PPP Loan has been satisfactorily completed and (ii) written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of a portion of the amounts outstanding under the PPP Loan.
No later than three business days after the satisfaction of the conditions set forth in the immediately preceding paragraph, ZAGG will deliver to the rights agent designated in the PPP Loan Forgiveness Rights Agreement (the “Rights Agent”) the Additional Merger Consideration (as defined below). No later than five business days after receipt of the Additional Merger Consideration from ZAGG, the Rights Agent will pay to each holder, an amount equal to (i) the Additional Merger Consideration divided by (ii) the total number of PPP Loan Forgiveness Rights outstanding at the time of such payment, multiplied by (iii) the number of PPP Loan Forgiveness Rights held by such holder.
The “Additional Merger Consideration” represents an aggregate amount equal to (i) the amount of the PPP Loan that is being (or has been) forgiven, minus (ii) the sum of (x) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates following the effective date of the Merger in applying for forgiveness of the PPP Loan, plus (y) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates in connection with any audit of the PPP Loan, plus (z) the fees and expenses of the Rights Agent.

Treatment of Equity and Equity-Based Awards (page 56)
Under the Merger Agreement, and at the effective time of the Merger, all Company RSUs, the only equity-based awards held by ZAGG’s directors and executive officers, will, automatically without any required action on the part of ZAGG, the Parent, or the holder thereof, be cancelled and terminated and converted into the right to receive (i) the Closing Date Consideration, multiplied by the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger and (ii) an aggregate number of PPP Loan Forgiveness Rights equal to the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger.
Recommendation of Our Board of Directors and Reasons for the Merger (page 43)
The Board, after considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger—Reasons for the Merger” beginning on page 43 of this proxy statement, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal, (ii) “FOR” the Adjournment Proposal and (iii) “FOR” the Compensation Proposal.
Opinion of BofA Securities, Inc. (page 47)
On December 10, 2020, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities, Inc. (“BofA Securities”) delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated December 10, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of ZAGG common stock, was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix D to this proxy statement and is incorporated by reference herein in its entirety. The foregoing summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect or implication of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ZAGG or in which ZAGG might engage or as to the underlying business decision of ZAGG to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter. See the section entitled “The Merger—Opinion of BofA Securities, Inc.” beginning on page 47 of this proxy statement.
Interests of the Directors and Executive Officers of ZAGG in the Merger (page 56)
When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of ZAGG. These interests include the following:
Executive Severance Plan. The ZAGG Inc Executive Severance Plan (the “Severance Plan”) provides, upon our termination of an executive officer’s employment without “Cause” or by the executive for “Good Reason” (each as defined in the Severance Plan), for (i) certain severance payments; and (ii) payments relating to COBRA premium payments for a certain period of time after the termination date, as described in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Executive Severance Plan” on page 57 of this proxy statement;

Conversion of Equity Awards. Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Treatment of Equity and Equity-Based Awards” on page 56 of this proxy statement;
Retention Awards. Certain of our executive officers will receive retention awards, subject to the terms of the Merger Agreement and the consummation of the Merger and described in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Retention Awards” on page 58 of this proxy statement; and
Indemnification Rights. Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement, our organizational documents and certain indemnification agreements, as well as directors’ and officers’ liability insurance.
If the Merger Proposal is approved by holders of a majority of the outstanding shares of ZAGG common stock and the Merger is completed, any shares of ZAGG common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of ZAGG common stock held by all other stockholders entitled to receive the Merger Consideration.
These interests are discussed in more detail in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger” on page 56 of this proxy statement.
Financing of the Merger (page 61)
The Evercel Group has committed to contribute, or cause to be contributed, $70 million to an indirect parent of Parent (“Holdings”) immediately prior to the time that Parent is obligated to consummate the Merger pursuant to the Merger Agreement (the “Equity Commitments”). Lynx Holdings V, LLC (“Lynx”) has committed to provide an amount in cash of $75 million, consisting of a $40 million term loan facility for Holdings (the “Holdings Debt Commitment”) and a $35 million term loan facility for ZAGG. KeyBank National Association and Keybanc Capital Markets Inc. have committed to provide and underwrite an $85 million senior secured revolving credit facility for ZAGG. Evercel has committed to cause Holdings to contribute the Equity Commitments and Holdings Debt Commitment to Parent to enable Parent to timely make the payments required of it under the Merger Agreement.
The proceeds of the debt financings will be used, among other things, (i) to finance, in part, the payment of the amounts payable under the Merger Agreement and the payment of related fees and expenses, (ii) to refinance existing indebtedness of ZAGG, (iii) to finance ongoing working capital and (iv) for general corporate purposes.
The Merger Agreement does not include a financing-related closing condition.
Limited Guaranty (page 62)
Pursuant to a limited guaranty delivered by Evercel, dated as of December 10, 2020, Evercel has agreed to guarantee Parent’s obligations under the Merger Agreement to pay any applicable termination fee, and Parent’s expense reimbursement and indemnification obligations under the Merger Agreement.
Appraisal Rights (page 62)
If the Merger is approved by our stockholders and becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to, or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix C to this proxy statement, as well as the information set forth below.
A HOLDER OF ZAGG COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE DISCUSSIONS SET FORTH ON PAGE 62 AND APPENDIX C CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE

RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF ZAGG COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF ZAGG COMMON STOCK HELD BY A ZAGG STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.
Risk Factors (page 26)
In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” on pages 24 and 26 of this proxy statement, respectively.
U.S. Federal Income Tax Consequences of the Merger (page 67)
If you are a U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 67 of this proxy statement), the exchange of your shares of ZAGG common stock for Merger Consideration (including any amounts required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Merger Consideration you receive pursuant to the Merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 67 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s ZAGG common stock for Merger Consideration in the Merger unless such non-U.S. holder has certain connections to the United States or ZAGG is, or was during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend you consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 67 of this proxy statement.
Regulatory Approvals Required for the Merger (page 71)
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be completed until ZAGG and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. The parties have not yet filed the required HSR Act notifications with the FTC and the DOJ as of the date of this proxy statement.
Non-Solicitation of Acquisition Proposals; Change of Recommendation (page 80)
From the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement (the “Pre-Closing Period”), ZAGG is generally not permitted to solicit or discuss competing proposals with third parties, subject to certain exceptions.
Except as expressly permitted by the Merger Agreement, during the Pre-Closing Period, ZAGG will not, and will cause its subsidiaries not to, and will instruct its representatives not to on behalf of ZAGG, do any of the following:
•	initiate, solicit or encourage the submission of any acquisition proposal or engage in any discussions or negotiations with respect thereto;
•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal;
•	withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Board recommendation that ZAGG’s stockholders approve and adopt the Merger Agreement;
•	enter into or negotiate any merger agreement, letter of intent or other similar agreement relating to any acquisition proposal; or

•	resolve or agree to do any of the foregoing.
Notwithstanding anything to the contrary set forth in the Merger Agreement, if at any time following the date of the Merger Agreement and prior to receipt of the required stockholder approval (i) ZAGG has received a bona fide written acquisition proposal from a third party, (ii) ZAGG has not breached the non-solicitation covenants described above in any material respect with respect to such acquisition proposal and (iii) the Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, then as to each such third party, in each case, ZAGG may (i) furnish information with respect to ZAGG and its subsidiaries to the third party making such acquisition proposal, its representatives and potential sources of financing and (ii) participate in discussions or negotiations with the third party making such acquisition proposal regarding such acquisition proposal, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation” on page 80 of this proxy statement).
Notwithstanding anything to the contrary contained in the Merger Agreement, if ZAGG has received a written acquisition proposal that the Board (or any duly authorized committee thereof) determines, after consultation with its financial advisors and outside counsel, constitutes a superior proposal (or could reasonably be expected to result in a superior proposal), the Board may at any time prior to receipt of the required stockholder approval, (i) effect a change of Board recommendation with respect to such superior proposal or fail to include the Board recommendation that ZAGG’s stockholders approve and adopt the Merger Agreement in any disclosure to stockholders required by Rule 14d-9 and/or (ii) terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal, in either case subject to certain notice and other requirements as set forth in the Merger Agreement (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation” on page 80 of this proxy statement).
Notwithstanding anything to the contrary contained in the Merger Agreement, the Board (or any duly authorized committee thereof) may at any time prior to receipt of the required stockholder approval effect a change of Board recommendation if (i) the Board (or any duly authorized committee thereof) determines that an intervening event has occurred and is continuing and (ii) the Board (or such duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a change of Board recommendation in response to such intervening event would be inconsistent with its fiduciary duties to the stockholders of ZAGG.
For a further discussion of the limitations on solicitation of acquisition proposals from third parties and the Board’s ability to make a change of recommendation with respect to the Merger Proposal, see “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation” on page 80 of this proxy statement.
Conditions to the Closing of the Merger (page 88)
The parties expect to complete the Merger in the first quarter of 2021. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:
•	the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding ZAGG common stock;
•	the absence of any governmental order preventing or prohibiting consummation of the Merger or any other transactions contemplated in the Merger Agreement or the PPP Loan Forgiveness Rights Agreement;
•	the expiration or termination of any applicable waiting periods, together with any extensions thereof, under the HSR Act and any other competition laws;
•
The accuracy of the representations and warranties of ZAGG, on the one hand, and Parent, on the other hand, in the Merger Agreement, subject in some instances to materiality or “material adverse effect” qualifiers, at and as of the effective date of the Merger (except for representations and warranties that expressly relate to a specific date or time);

•
the compliance or performance by ZAGG, on the one hand, and Parent, on the other hand, in all material respects with all agreements, obligations and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Merger; and

•
since the date of the Merger Agreement, there not having occurred any Company Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties” on page 75 of this proxy statement).

Termination of the Merger Agreement (page 89)
In general, the Merger Agreement may be terminated at any time prior to the effective time of the Merger as follows (subject to certain limits and exceptions):
•	by mutual written consent of Parent and ZAGG by action of their respective boards of directors;
•	by either ZAGG or Parent:
•	if the Merger shall not have been consummated prior to May 7, 2021 (the “Outside Date”);
•	if any governmental entity shall have issued a final and nonappealable order permanently prohibiting the transactions contemplated by the Merger Agreement or the PPP Loan Forgiveness Rights Agreement;
•	if the required ZAGG stockholder approval shall not have been obtained at the ZAGG stockholder meeting;
•	by Parent:
•
if, prior to receipt of the required ZAGG stockholder approval, (i) a change of Board recommendation shall have occurred; provided that Parent’s right to terminate the Merger Agreement pursuant to this provision expires at 5:00 p.m., Eastern Time, on the fifth business day following the date on which such change of Board recommendation occurs, or (ii) a tender offer or exchange offer for outstanding ZAGG common stock shall have been publicly announced (other than by Parent or an affiliate of Parent) and, prior to the earlier of (x) the date prior to the date of the ZAGG stockholder meeting and (y) 11 business days after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, the Board fails to recommend unequivocally against acceptance of such offer; or

•
subject to certain cure periods, if there is any breach of any representation, warranty, covenant or agreement on the part of ZAGG set forth in the Merger Agreement, such that the conditions to closing of the Merger related thereto would not be satisfied at the closing of the Merger;

•	by ZAGG:
•	at any time prior to the receipt of the required ZAGG stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal;
•
subject to certain cure periods, if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, such that the conditions to closing of the Merger related thereto would not be satisfied at the closing of the Merger; or

•
if (i) all of the conditions to Parent’s obligations to consummate the Merger (other than conditions which are to be satisfied by actions taken at the closing) have been satisfied, (ii) Parent fails to consummate the closing of the Merger within three business days following the date the closing should have occurred pursuant to the terms of the Merger Agreement, (iii) ZAGG has irrevocably notified Parent in writing that ZAGG is ready, willing and able to effect the closing of the Merger within two business days, and (iv) Parent fails to consummate the closing of the Merger on or before the second business day following the date of delivery of such written notification by ZAGG.

Termination Fees (page 90)
Under the Merger Agreement, ZAGG may be required to pay Parent a termination fee of $3,000,000 and to reimburse Parent for any and all out-of-pocket expenses incurred by Parent or any of its affiliates in connection with the transactions contemplated by the Merger Agreement or the financing, up to a maximum of $2,000,000, under specified circumstances. In addition, Parent may be required to pay ZAGG a reverse termination fee of $5,000,000 under specified circumstances.
See “The Merger Agreement—Termination Fees” on page 90 of this proxy statement for a discussion of the circumstances under which either party will be required to pay a termination fee or reverse termination fee, as applicable.
Expenses (page 91)
All expenses incurred by the parties to the Merger Agreement will be paid solely by the party which has incurred them, subject to certain provisions of the Merger Agreement.
Specific Performance (page 91)
The parties to the Merger Agreement shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms (without any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief) and the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. ZAGG’s or Parent’s pursuit of specific performance shall not preclude the pursuing party from (i) the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving fraud and (ii) in the alternative and as applicable, seeking to terminate the Merger Agreement and collect the applicable termination fee (or enforcement of expense reimbursement obligations). However, in no event will a party be permitted or entitled to receive both a grant of an injunction, specific performance or other equitable relief or any other remedies under the Merger Agreement or available at law or equity, on the one hand, and payment of any monetary damages whatsoever or the payment of all or a portion of the applicable termination fee (and satisfaction of expense reimbursement obligations), on the other hand.
Notwithstanding the foregoing or any other provision to the contrary in the Merger Agreement, equity commitment letter or the limited guaranty, ZAGG is entitled to enforce specifically Parent’s obligation to cause all or any portion of the equity financing to be funded (whether under the Merger Agreement or the equity commitment letter) or otherwise cause Parent to consummate the Merger or the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement only if: (i) the parties’ mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub (other than conditions which are to be satisfied by actions taken at the closing of the Merger) have been satisfied or waived at the time when the closing of the Merger should have occurred pursuant to the Merger Agreement; (ii) the debt financing has been funded or will be funded at the closing of the Merger upon the funding of the equity financing; (iii) ZAGG has notified Parent in writing that it is ready, willing and able to consummate the closing of the Merger if the equity financing and the debt financing are funded, and such notice has not been revoked; and (iv) Parent and Merger Sub have failed to consummate the Merger by the date the Merger should have occurred pursuant to the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Agreement, and Plan of Merger, dated as of December 10, 2020 (as it may be amended from time to time, the “Merger Agreement”) by and among ZAGG Inc, a Delaware corporation (“ZAGG,” the “Company,” “we,” “us,” or “our”), Zephyr Parent, Inc., a Delaware corporation (“Parent”), and Zephyr Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the merger of Merger Sub with and into ZAGG in accordance with the Merger Agreement (the “Merger”). These questions and answers may not address all questions that may be important to you as a stockholder of ZAGG. Please refer to the preceding section of this proxy statement entitled “Summary” and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.
Q:	Why am I receiving these materials?
A:
On December 10, 2020, ZAGG entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into ZAGG, with ZAGG surviving (the “Surviving Corporation”) the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. Our board of directors (the “Board”) is furnishing this proxy statement and proxy card to the holders of ZAGG common stock in connection with the solicitation of proxies in favor of the Merger Proposal, the Adjournment Proposal, and the Compensation Proposal (each as described below) to be voted on at a special meeting of stockholders or at any adjournments continuations, reschedulings or postponements thereof.

Q:	When and where is the special meeting?
A:
The special meeting will take place virtually via live webcast as indicated below. Should we decide to change the date, time, and location of our special meeting, we will issue a press release, file the announcement as definitive additional soliciting material with the U.S. Securities and Exchange Commission (the “SEC”), and take all reasonable steps necessary to inform other intermediaries in the proxy process.

Date: [ • ], 2021
Time: 9:00 a.m. Mountain Standard Time (MST)
Place: www.virtualshareholdermeeting.com/ZAGG2021SM
Q:	Who is entitled to vote at the special meeting?
A:
To be able to vote on the matters presented at the special meeting, you must have been a stockholder of record at the close of business on [ • ], 2021 (the “Record Date”). The aggregate number of shares entitled to vote at this special meeting is [ • ] shares of ZAGG common stock, which is the number of shares that were outstanding as of the Record Date.

Q:	How many votes do I have?
A:	Each share of ZAGG common stock that you owned as of the close of business on the Record Date entitles you to one vote on each matter that is voted on at the special meeting.
Q:	How can I attend the special meeting and vote?
A:
All stockholders of record as of the Record Date may virtually attend the special meeting on the internet through a live webcast at www.virtualshareholdermeeting.com/ZAGG2021SM. Our stockholders will continue to have the opportunity to engage with our Board during the special meeting. Our virtual meeting platform is provided by Broadridge Financial Solutions (www.virtualshareholdermeeting.com/ZAGG2021SM) and allows all participating stockholders to submit questions at any point during the special meeting. In addition, it also allows our stockholders to vote on proposals online during the special meeting. We believe that our virtual platform increases stockholder participation while also affording the same rights and opportunities to participate, as stockholders would have at a physical special meeting.

A summary of the information you need to attend the special meeting online is provided below:
•	Any stockholder can virtually attend the special meeting via the Internet at www.virtualshareholdermeeting.com/ZAGG2021SM.
•	The webcast will start at 9:00 a.m. Mountain Standard Time (MST).
•	Please have your 16-digit control number to enter the special meeting.
•	Stockholders may vote and submit questions online while virtually attending the special meeting.
•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
•	Questions regarding how to attend and participate via the internet will be answered by calling 1-800-690-6903 on the day before the special meeting and the day of the special meeting.
Whether or not you plan to attend the special meeting, we encourage you to complete, sign, date, and return the enclosed proxy card to ensure that your shares of ZAGG common stock will be represented at the special meeting. If you virtually attend the special meeting and vote online, your online vote will revoke any proxy previously submitted.
If you are a beneficial owner and hold your shares of ZAGG common stock in “street name” through a broker, bank, or nominee, you should instruct your broker, bank, or nominee on how you wish to vote your shares of ZAGG common stock using the instructions provided by your broker, bank, or nominee. Your broker, bank, or nominee cannot vote on any of the proposals, including the Merger Proposal (as described below), without your instructions. If you hold your shares of ZAGG common stock in “street name,” because you are not the stockholder of record, you may not vote your shares of ZAGG common stock online during the special meeting unless you request and obtain a valid legal proxy in your name or a specific control number, respectively, from your broker, bank, or nominee.
Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to consider and vote on the following proposals:
•	to adopt the Merger Agreement (the “Merger Proposal”);
•
to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal (the “Adjournment Proposal”); and

•	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive $4.20 in cash (the “Closing Date Consideration”) and one right (the “PPP Loan Forgiveness Right,” and collectively with the Closing Date Consideration, the “Merger Consideration”) to receive an additional amount, net of certain fees and expenses, contingent upon the satisfaction of certain conditions related to the U.S. Small Business Administration Paycheck Protection Program Loan issued to ZAGG on April 13, 2020 (the “PPP Loan”), without interest and less any applicable withholding taxes, for each share of ZAGG common stock that you own, unless you are entitled to and have properly demanded appraisal rights and have complied in all respects with Section 262 of the Delaware General Corporation Law (the “DGCL”) with respect to each such share. For example, if you own 100 shares of ZAGG common stock, you will be entitled to receive $420.00 in cash in exchange for such shares and 100 PPP Loan Forgiveness Rights upon the closing of the Merger, without interest and less any applicable withholding taxes. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in the Surviving Corporation which will be a wholly owned subsidiary of Parent following the Merger.

Q:	What are the PPP Loan Forgiveness Rights?
A:
The PPP Loan Forgiveness Rights represent the right to receive an additional contingent amount based on the forgiveness of the PPP Loan and the satisfactory completion of any audit related thereto, net of (i) expenses of

ZAGG and its affiliates incurred following the effective time of the Merger in applying for forgiveness and any related audit and (ii) the fees and expenses of the rights agent (the “Rights Agent”) designated in the PPP Loan Forgiveness Rights Agreement, a form of which is attached to the Merger Agreement (the “PPP Loan Forgiveness Rights Agreement”). Based on management’s estimate of the amount of the PPP Loan expected to be forgiven, each PPP Loan Forgiveness Right represents the right to receive an additional contingent amount of up to $0.25 per share.
Within eight (8) business days after ZAGG receives (i) written confirmation from the U.S. Small Business Administration that its audit of the PPP Loan has been satisfactorily completed and (ii) written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of a portion of the amounts outstanding under the PPP Loan, the Rights Agent will pay to each holder an amount equal to (i) the Additional Merger Consideration divided by (ii) the total number of PPP Loan Forgiveness Rights outstanding at the time of such payment, multiplied by (iii) the number of PPP Loan Forgiveness Rights held by such holder.
The “Additional Merger Consideration” represents an aggregate amount equal to (i) the amount of the PPP Loan that is being (or has been) forgiven, minus (ii) the sum of (x) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates following the effective date of the Merger in applying for forgiveness of the PPP Loan, plus (y) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates in connection with any audit of the PPP Loan, plus (z) the fees and expenses of the Rights Agent.
The Additional Merger Consideration is contingent on a number of factors and could be zero. The PPP Loan Forgiveness Rights generally may not be transferred and, to the extent the conditions to payment of the PPP Loan Forgiveness Rights have not been satisfied, will expire on December 31, 2022. We expect the PPP Loan will be audited based on guidance issued by the U.S. Small Business Administration, and the audit may not be complete prior to the expiration of the PPP Loan Forgiveness Rights or the results of the audit may be unfavorable to ZAGG. ZAGG expects to apply to have $[•] million of the PPP Loan forgiven, and it expects to pay the remainder in full. See “The Merger—PPP Loan Forgiveness Rights Agreement” on page 60 of this proxy statement.
Q:	How does the Merger Consideration compare to the market price of ZAGG common stock prior to the public announcement of the Merger Agreement?
A:
Assuming a value of $0.25 per PPP Loan Forgiveness Right, the Merger Consideration represents a premium of approximately 10.1% over the closing price of ZAGG common stock on December 9, 2020 ($4.04), the last trading day before the Merger Agreement was approved by our Board, and a premium of 22.6% and 33.2% over the 30-day average and 60-day average, respectively, on the same date. However, if less than $0.25 is paid per PPP Loan Forgiveness Right, the aforementioned premiums will be smaller.

Q:	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A:
We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to virtually attend the special meeting, we encourage you to complete, sign, date, and return, as promptly as possible, the enclosed proxy card so that your shares of ZAGG common stock may be represented and can be voted at the special meeting. Submitting a proxy now to vote your shares of ZAGG common stock will not prevent you from being able to vote online during the special meeting. If you virtually attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you hold your shares of ZAGG common stock in “street name,” please refer to the voting instruction forms provided by your broker, bank, or nominee to vote such shares.

Q:	Should I send in my stock certificates now?
A:
No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the Closing Date Consideration for each share of ZAGG common stock represented by the stock certificate or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the Closing Date Consideration to which you are entitled upon completion of the Merger. If your shares of ZAGG common stock are held in “street name” through a broker, bank, or nominee, you will receive instructions from your broker, bank, or nominee as to how to effect the surrender of your “street name” shares of ZAGG common stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.
Q:
What happens if I sell or otherwise transfer my shares of ZAGG common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of ZAGG common stock after the special meeting but before the effective time of the Merger?

A:
The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of ZAGG common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies ZAGG in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

If you sell or transfer your shares of ZAGG common stock after the special meeting, but before the effective time of the Merger, you will transfer the right to receive the Merger Consideration if the Merger is completed. In order to receive the Merger Consideration, you must hold your shares of ZAGG common stock through the completion of the Merger.
Even if you sell or otherwise transfer your shares of ZAGG common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card or, if your shares are held in “street name” through a broker, bank, or nominee, instruct your broker, bank, or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank, or nominee.
Q:	What vote is required to adopt the Merger Agreement?
A:	The affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal.
The failure of any stockholder of record to submit a signed proxy card or to vote online during the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Broker non-votes and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal.
As of the Record Date ([ • ], 2021), there were [ • ] shares of ZAGG common stock issued and outstanding. Each holder of ZAGG common stock is entitled to one vote per share of ZAGG common stock owned by such holder as of the Record Date.
Q:	What vote is required to approve the Adjournment Proposal and the Compensation Proposal?
A:
Approval of the Adjournment Proposal or the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter.

Assuming a quorum is present, the failure of any stockholder of record to submit a signed proxy card or to vote online during the special meeting or, if shares are held through a broker, bank, or nominee, the failure to provide voting instructions to such broker, bank, or nominee, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and the Compensation Proposal.
Q:	What is “Merger-related compensation”?
A:
“Merger-related compensation” is certain compensation that is tied to or based on the completion of the Merger and may be payable to ZAGG’s named executive officers under its existing plans or agreements, which is the subject of the Compensation Proposal. See “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 95 of this proxy statement.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to ZAGG’s named executive officers under its plans or agreements?
A:
In accordance with the rules promulgated under Section 14(a) of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the special meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on ZAGG or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on stockholder approval of the Compensation Proposal.

Q:	What is a quorum?
A:
In order for business to be conducted at the special meeting, our bylaws require that a quorum must be present. A quorum will be present at the special meeting if the holders of a majority of the shares of the ZAGG common stock outstanding and entitled to vote at the special meeting is represented at the special meeting by virtual attendance or by proxy.

Shares of ZAGG common stock present by virtual attendance or by proxy representation (including shares that reflect abstentions) will be counted for the purpose of determining whether a quorum exists. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank, or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. However, shares held in “street name” for which the applicable broker, bank, or nominee receives instructions regarding how to vote on one or more but not all of the proposals before the special meeting will be counted as present at the special meeting for quorum purposes.
If a quorum is not present, we expect to adjourn the special meeting until a quorum is obtained.
Q:	How do I vote?
A:
Stockholder of record: Shares registered in your name: If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a broker, bank, or nominee). If you are a stockholder of record on the Record Date, there are four ways to vote:

•	voting at the special meeting via the Internet at www.virtualshareholdermeeting.com/ZAGG2021SM;
•	completing, signing, dating, and returning your proxy card by mail, if you request a paper copy of the proxy materials;
•	making a toll-free telephone call within the U.S. or Canada using a touch-tone telephone to the telephone number provided on your proxy card; or
•	voting on the internet. To vote on the internet, go to the website address indicated on your proxy card. You will be asked to provide the control number from your proxy card.
If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the special meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the Board. The Board recommends that you vote FOR the Merger Proposal, FOR the Adjournment Proposal and FOR the Compensation Proposal. Your proxy card must be received no later than [ • ], 2021, the day before the special meeting, for your proxy to vote your shares to be counted at the special meeting.
If you plan to vote by telephone or internet in advance of the special meeting, your vote must be received by 11:59 p.m. Eastern Time (ET) the day before the special meeting to be counted.
If you hold your shares in street name, which means your shares are held of record by a broker, bank, or nominee, you will receive a notice from your broker, bank, or other nominee that includes instructions on how to vote your shares. Many brokers, banks, and nominees will allow you to deliver your voting instructions over the internet and may also permit you to vote by telephone.
We provide internet proxy voting to allow you to vote your shares online both before and during the special meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
The presence at the special meeting, by virtual attendance or by proxy representation, of the holders of a majority of the shares of outstanding ZAGG common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank, or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. However, shares held in “street name” for which the applicable broker, bank, or nominee receives instructions regarding how to vote on one or more, but not all, of the proposals before the special meeting will be counted as present at the special meeting for quorum purposes.
Beneficial owner: Shares held in “street name”: If the shares you own are held in “street name” by a broker, bank, or nominee, then your broker, bank, or nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your broker, bank, or nominee provides you. Many brokers, banks, or nominees also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided to you by your broker, bank, or nominee.
If you wish to virtually attend the special meeting to vote your shares held in “street name,” you will need to obtain a legal proxy or a specific control number, respectively, from the holder of record (i.e., your broker, bank, or nominee); a legal proxy or your specific control number is not included in the proxy card enclosed with this proxy statement.
Q:	If my broker, bank, or nominee holds my shares in “street name,” will my broker, bank, or nominee vote my shares for me?
A:
Not without your direction. Your broker, bank, or nominee will only be permitted to vote your shares on any proposal at the special meeting if you instruct your broker, bank, or nominee on how to vote. Under applicable stock exchange rules, brokers, banks, or nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank, or nominee on how to vote your shares with respect to such matters. All of the proposals in this proxy statement are non-routine matters, and brokers, banks, and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank, or nominee on how you wish to vote your shares of ZAGG common stock.

You should follow the procedures provided by your broker, bank, or nominee regarding the voting of your shares of ZAGG common stock. Without instructions, a broker non-vote will result, and your shares will not be voted. Broker non-votes with respect to the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. Assuming a quorum is present, broker non-votes will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.
Q:	May I revoke my proxy after I have mailed my signed proxy card or otherwise submitted my vote by proxy?
A:
Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote at any time before the special meeting by taking one of the following actions (only your latest-dated proxy that is received prior to the special meeting will be counted):

•	completing, signing, dating, and mailing another proxy card with a later date;
•	submitting a proxy again via the Internet;
•
giving our Corporate Secretary written notice that you want to revoke your proxy at the following address: ZAGG Inc, Attention: Corporate Secretary, 910 West Legacy Center Way, Suite 500, Midvale, Utah 84047; or

•
virtually attending the special meeting and voting online during the special meeting. Your virtual attendance at the special meeting alone will not revoke your proxy; you must vote online or specifically request that your prior proxy be revoked.

If you own shares in “street name,” your broker, bank, or nominee should provide you with appropriate instructions for changing or revoking your voting instructions.
Q:	If a stockholder submits a proxy, how are the shares voted?
A:
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some, or none of the specific items of business to come before the special meeting.

If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of ZAGG common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If you sign and properly return your proxy card and other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card will have discretion to vote the shares they represent in accordance with their best judgment.
Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of ZAGG common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of ZAGG common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign, and return each proxy card and voting instruction form that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy card by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?
A:	The votes will be counted by the independent inspector of election appointed for the special meeting.
Q:	Where can I find the voting results of the special meeting?
A:
ZAGG intends to announce preliminary voting results of the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that ZAGG files with the SEC are publicly available when filed. See “Where You Can Find More Information” on page 98 of this proxy statement.

Q:	What will the holders of ZAGG restricted stock units receive in the Merger?
A:
At the effective time of the Merger, each outstanding award of ZAGG restricted stock units (a “Company RSU”) will, automatically without any required action on the part of ZAGG, the Parent, or the holder thereof, be cancelled and terminated and converted into the right to receive (i) the Closing Date Consideration, multiplied by the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger and (ii) an aggregate number of PPP Loan Forgiveness Rights equal to the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger.

Q:	When do you expect the Merger to be completed?
A:
We are working towards completing the Merger as quickly as possible and currently expect to complete the Merger in the first quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption of the Merger Agreement by the stockholders of ZAGG and the receipt of various regulatory approvals. See “The Merger—Regulatory Approvals Required for the Merger” on page 71 of this proxy statement.

Q:	Am I entitled to appraisal rights under the DGCL?
A:
Yes. As a holder of ZAGG common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “The Merger—Appraisal Rights” on page 62 of this proxy statement.

Q:	What is householding and how does it affect me?
A:
Some broker, bank, or nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if our Corporate Secretary receives a call or written request from you at the address, telephone number, or email address indicated below.

ZAGG Inc
Attention: Abby Barraclough, Corporate Secretary
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Email: abby.barraclough@zagg.com
Phone: 801-506-7005
Q:	Who can help answer my questions?
A:
The information provided above in the Q&A format is for your convenience only and is merely a summary of some of the information in this proxy statement. We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. If you have any questions concerning the Merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of ZAGG common stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (855) 208-8901 (Toll-Free)
Email: info@okapipartners.com
You may also wish to consult your legal, tax, and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement, or other matters discussed in this proxy statement.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments, continuations, reschedulings or postponements thereof.
Date, Time, and Place
We will host the special meeting on [ • ], 2021 on the internet through a live webcast at www.virtualshareholdermeeting.com/ZAGG2021SM, at 9:00 a.m. Mountain Standard Time (MST), unless the special meeting is postponed, adjourned, continued or rescheduled. If you plan to virtually attend the special meeting and wish to vote online during the special meeting, you will need the control number located on your proxy card in order to access www.virtualshareholdermeeting.com/ZAGG2021SM and to vote. Please note that if your shares of ZAGG common stock are held by a broker, bank, or other nominee, and you wish to vote online during the special meeting, you must obtain a specific control number from your broker, bank, or other nominee to virtually attend the special meeting and vote online at www.virtualshareholdermeeting.com/ZAGG2021SM.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the Record Date to consider and vote on the following proposals:
(i)	to adopt the Merger Agreement (the “Merger Proposal”);
(ii)
to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal; and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on the Record Date ([ • ], 2021) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments, continuations, reschedulings, or postponements thereof. Each holder of record of ZAGG common stock on the Record Date will be entitled to one vote for each share of ZAGG common stock held as of the Record Date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of ZAGG common stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of ZAGG common stock, but you will retain your right to vote those shares at the special meeting. A list of stockholders entitled to vote at the special meeting will be available at www.virtualshareholdermeeting.com/ZAGG2021SM.
As of the Record Date, there were [ • ] shares of ZAGG common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the shares of ZAGG common stock entitled to vote at the special meeting, present by virtual attendance or by proxy representation, will constitute a quorum at the special meeting. As a result, [ • ] shares must be represented by proxy or by stockholders virtually present and entitled to vote at the special meeting to have a quorum. Shares that abstain on one or more of the proposals before the special meeting will be deemed to be present for quorum purposes. If you hold your shares in “street name” and you fail to provide your broker, bank, or nominee with instructions how to vote such shares on any of the proposals before the special meeting, your shares will not be deemed to be present at the special meeting for quorum purposes. However, if you provide your broker, bank, or nominee with instructions on how to vote on one or more but not all of the proposals before the special meeting, your shares will be deemed to be present at the special meeting for quorum purposes.
In the event that a quorum is not present at the special meeting, we expect to adjourn the special meeting until a quorum is present.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal. Adoption of the Merger

Agreement by our stockholders is a condition to the closing of the Merger. A failure to vote your shares of ZAGG common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Adjournment Proposal or the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter.
Assuming a quorum is present, the failure of any stockholder of record to submit a signed proxy card or vote online during the special meeting or, if shares are held through a broker, bank, or nominee, the failure to provide voting instructions to such broker, bank, or nominee, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and the Compensation Proposal.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and are entitled to vote an aggregate of [ • ] shares of ZAGG common stock (excluding any shares underlying Company RSUs), representing approximately [ • ]% of the outstanding shares of ZAGG common stock.
Our directors, chief executive officer and chief financial officer have informed us that they currently intend to vote all of their shares of ZAGG common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal, and they are contractually required to vote all of their shares of ZAGG common stock in favor of the Merger Proposal, subject to certain limitations. See “The Merger—Voting and Support Agreement” on page 61 of this proxy statement.
Voting of Proxies
If your shares of ZAGG common stock are registered in your name with our transfer agent, Empire Stock Transfer, Inc., you may cause your shares to be voted at the special meeting by submitting your proxy or by voting online during the special meeting. Based on your proxy cards, the proxy holders will vote your shares of ZAGG common stock according to your directions. You are encouraged to vote by proxy even if you plan to virtually attend the special meeting. If you virtually attend the special meeting and vote online, your online vote will revoke any proxy previously submitted.
Voting instructions are included on your proxy card. All shares of ZAGG common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
If your shares of ZAGG common stock are held in “street name” through a broker, bank, or nominee, you may provide voting instructions through your broker, bank, or nominee by completing and returning the voting instruction form provided by your broker, bank, or nominee, or over the Internet or by telephone through your broker, bank, or nominee if such a service is provided. To vote over the Internet or by telephone through your broker, bank, or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank, or nominee. Under applicable stock exchange rules, brokers, banks, or nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank, or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks, and nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s, or nominee’s voting instruction form, do not provide voting instructions over the Internet or by telephone through your broker, bank, or other nominee, if applicable, or do not virtually attend the special meeting and vote online during the special meeting with a specific control number from your broker, bank, or nominee, such actions will result in a broker non-vote and will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present, will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Revocability of Proxies
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:
•	Delivering a written notice of revocation to ZAGG Inc, Attention: Corporate Secretary, 910 West Legacy Center Way, Suite 500, Midvale, Utah 84047, specifying such revocation;
•	Signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	Virtually attending the special meeting and voting online during the special meeting.
Please note that to be effective, your new proxy card must be received by our Corporate Secretary by 11:59 p.m., Eastern Time (ET) the day before the special meeting. If you have submitted a proxy and you virtually attend the special meeting and vote online, your online vote will revoke any proxy previously submitted.
If you hold your shares of ZAGG common stock in “street name,” you should contact your broker, bank, or nominee for instructions regarding how to revoke your proxy. You may also vote online during the special meeting if you obtain a specific control number from your broker, bank, or nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders of ZAGG who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however, any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.
Board of Directors’ Recommendation
The Board, after considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 43 of this proxy statement, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Expenses of Proxy Solicitation
This proxy statement is being furnished in connection with the solicitation of proxies by the Board. Expenses incurred in connection with the printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of Okapi Partners, LLC (“Okapi”) to solicit proxies for the special meeting. In connection with its retention, Okapi has agreed to provide consulting, analytic, and proxy solicitation services in connection with the special meeting. We have agreed to pay Okapi a fee of approximately $37,500, plus reasonable out-of-pocket expenses for its services, and we will indemnify Okapi for certain losses arising out of its proxy solicitation services. Copies of proxy solicitation materials will also be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of ZAGG common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of ZAGG common stock for their costs of forwarding proxy solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers, and employees, or representatives of Okapi, by telephone, email, text message, fax, or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers, or employees for their services in connection with the solicitation of proxies.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders, we anticipate that the Merger will be consummated in the first quarter of 2021.

Other Matters
At this time, we know of no other matters to be submitted at the special meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The proxy statement is available through the Investor Relations section of our website, www.zagg.com, and the “SEC Filings” section therein. Our website address is provided as an inactive textual reference only.
Householding of Special Meeting Materials
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, broker-dealer, or similar organization may receive notice from that nominee regarding the householding of proxy materials. A single proxy statement for the special meeting will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you hold your shares in “street name” and would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact your nominee. If you are record holder of your shares and would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact:
ZAGG Inc
Attention: Abby Barraclough, Corporate Secretary
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Email: abby.barraclough@zagg.com
Phone: 801-506-7005
Stockholders who currently receive multiple copies of the proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their broker or ZAGG, as applicable.
Rights of Stockholders Who Assert Appraisal Rights
If the Merger is approved and becomes effective, holders of shares of ZAGG common stock who have not voted in favor of the Merger, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL, and have complied in all respects with Section 262 of the DGCL with respect to such shares (“Dissenting Shares”) will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to, or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix C to this proxy statement, as well as the information set forth below.
IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO ZAGG BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, AND MUST NOT VOTE, ONLINE DURING THE SPECIAL MEETING OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, AND CONTINUE TO HOLD

YOUR SHARES OF ZAGG COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME OF THE MERGER AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF ZAGG COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF ZAGG COMMON STOCK THROUGH A BANK, BROKERAGE FIRM, OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM, OR NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (855) 208-8901 (Toll-Free)
Email: info@okapipartners.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger and the timing thereof and the Company Projections (as defined below). Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:
•	ZAGG may be unable to obtain stockholder approval as required for the Merger;
•	The Merger Agreement may be terminated in connection with the receipt of a superior proposal, requiring us to pay a termination fee and reimburse certain of Parent’s transaction expenses;
•	The conditions to the closing of the Merger may not be satisfied or waived and required regulatory approvals may not be obtained;
•
The PPP Loan may not be forgiven, the related audit might not be satisfactorily completed (or might not be completed prior to the expiration of the PPP Loan Forgiveness Rights) and the expenses that may be deducted from the Additional Merger Consideration could be substantial;

•	The Merger may involve unexpected costs, liabilities, or delays, including the payment of a termination fee to Parent by ZAGG;
•	The business of ZAGG may suffer as a result of uncertainty surrounding the Merger;
•	The effect of the announcement or pendency of the Merger on our business relationships, including with customers and suppliers;
•	The outcome of any legal proceedings related to the Merger;
•	ZAGG may be adversely affected by other economic, business, legislative, regulatory, and/or competitive factors;
•	The occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement;
•	The attention of ZAGG’s management and employees may be diverted from ongoing business concerns as a result of the Merger;
•	Limitations placed on ZAGG’s ability to operate its business under the Merger Agreement;
•	Risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;
•	The fact that under the terms of the Merger Agreement, ZAGG is restricted from soliciting other acquisition proposals;
•	The failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; and
•	Other risks to consummation of the Merger, including the risk that the Merger will not be completed within the expected time period or at all.
The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) information contained under “Risk Factors” on page 26 of this proxy statement. A further description of risks and uncertainties relating to ZAGG can be found in our consolidated financial statements and notes thereto included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, the definitive proxy statement for our 2020 Annual Meeting of Stockholders and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information” on page 98 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. ZAGG stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
All information contained in this proxy statement exclusively concerning Parent, Merger Sub, and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

RISK FACTORS
Set forth below are various risks relating to the proposed Merger (the “Merger Risk Factors”). The following is not intended to be an exhaustive list of the risks relating to the Merger and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Quarterly Reports filed with the SEC thereafter. Stockholders should carefully consider such risk factors, together with all of the other information included in this proxy statement before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The occurrence of one or more of the events or circumstances described in these Merger Risk Factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete the Merger, and may have an adverse effect on, among other things, the business, cash flows, financial condition and results of operations of ZAGG.
Risks Related to the Merger
ZAGG may be unable to obtain stockholder approval as required for the Merger.
The affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal. If the requisite stockholder approval is not obtained, the Merger Agreement may be terminated by Parent.
The Merger Agreement may be terminated under various circumstances, including in connection with receipt of a superior proposal, and ZAGG may incur fees and expenses in connection with such termination.
The Merger Agreement may be terminated under various circumstances, including in connection with receipt of a superior proposal. If ZAGG enters into an alternative acquisition agreement with respect to, or has consummated, an acquisition proposal within 12 months of such termination, ZAGG may be required to pay Parent a termination fee of $3,000,000 and to reimburse Parent for any and all out-of-pocket expenses incurred by Parent or any of its affiliates in connection with the transactions contemplated by the Merger Agreement or the financing, up to a maximum of $2,000,000.
The conditions to the closing of the Merger may not be satisfied or waived and required regulatory approvals may not be obtained.
ZAGG and Parent have agreed to cooperate and use commercially reasonable efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. These approvals include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). These regulatory clearances and approvals may not be timely obtained, or obtained at all, and the granting of these regulatory clearances and approvals may involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.
The respective obligations of each party to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction at or prior to the effective time of the Merger of certain conditions, including the expiration or termination of any applicable waiting periods, together with any extensions thereof, under the HSR Act and any other competition laws. If these conditions are not satisfied or waived, the Merger may not be completed.
See “The Merger—Regulatory Approvals Required for the Merger” on page 71 of this proxy statement.
The PPP Loan may not be forgiven, the related audit might not be satisfactorily completed and the expenses that may be deducted from the Additional Merger Consideration could be substantial.
The Merger Consideration consists of the Closing Date Consideration and one right (the “PPP Loan Forgiveness Right”) to receive an additional amount, net of certain fees and expenses, contingent upon the satisfaction of certain conditions related to the PPP Loan, without interest and less any applicable withholding taxes, for each share of ZAGG common stock that you own. The Additional Merger Consideration is contingent on a number of factors and could be zero.

Payment of the PPP Loan Forgiveness Rights is subject to the receipt by ZAGG on or prior to December 31, 2022 of written confirmation from the U.S. Small Business Administration that the U.S. Small Business Administration’s audit of the PPP Loan has been satisfactorily completed. The U.S. Small Business Administration has issued guidance stating that all loans in excess of $2 million will be audited and the PPP Loan was for an amount of $9.4 million. The audit may not be complete prior to the expiration of the PPP Loan Forgiveness Rights or the results of the audit may be unfavorable to the Company.
Payment of the PPP Loan Forgiveness Rights is also subject to the receipt by ZAGG on or prior to December 31, 2022 of written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of a portion of the amounts outstanding under the PPP Loan. If these conditions are not satisfied on or prior to December 31, 2022, the PPP Loan Forgiveness Rights will expire. ZAGG expects to apply to have $[•] million of the PPP Loan forgiven, and it expects to pay the remainder in full.
The Additional Merger Consideration payable to holders of PPP Loan Forgiveness Rights is net of (i) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates following the effective date of the Merger in applying for forgiveness of the PPP Loan, (ii) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates in connection with any audit of the PPP Loan, and (iii) the fees and expenses of the Rights Agent. These costs, fees and expenses may be substantial, and may significantly decrease the amounts paid, if any, to holders of PPP Loan Forgiveness Rights.
See “The Merger—PPP Loan Forgiveness Rights Agreement” on page 60 of this proxy statement.
The Merger may involve unexpected costs, liabilities, or delays, including the payment of a termination fee to Parent by ZAGG.
ZAGG expects to incur significant costs associated with the Merger, even if the Merger is not completed. These expenses will reduce the amount of cash available to be used for other corporate purposes by ZAGG. The Merger Agreement may generally be terminated by either ZAGG or Parent if the Merger is not consummated prior to May 7, 2021.
The respective obligations of each party to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction at or prior to the effective time of the Merger of certain conditions, including (i) the Merger Proposal being approved at the special meeting, (ii) the absence of any governmental order preventing or prohibiting consummation of the Merger or any other transactions contemplated in the Merger Agreement or the PPP Loan Forgiveness Rights Agreement, and (iii) the expiration or termination of any applicable waiting periods, together with any extensions thereof, under the HSR Act and any other competition laws. If these conditions are not satisfied or waived, the Merger may not be completed.
In certain circumstances, ZAGG will be required to pay Parent a termination fee of $3,000,000 and to reimburse Parent for any and all out-of-pocket expenses incurred by Parent or any of its affiliates in connection with the transactions contemplated by the Merger Agreement or the financing, up to a maximum of $2,000,000. See “The Merger Agreement—Termination Fees” on page 90 of this proxy statement.
ZAGG will be subject to business uncertainties and contractual restrictions while the business combination is pending.
Uncertainty about the effect of the Merger on employees and third parties (including customers and suppliers) may have an adverse effect on ZAGG. These uncertainties may impair ZAGG’s ability to retain and motivate key personnel and could cause third parties that deal with ZAGG to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Merger, our business could be harmed. Additionally, the attention of ZAGG’s management and employees may be diverted from ongoing business concerns as a result of the Merger.
Parent may not obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger.
The Evercel Group has committed to contribute, or cause to be contributed, $70 million to an indirect parent of Parent. Lynx has committed to provide an amount in cash of $75 million, consisting of a $40 million term loan facility for Holdings and a $35 million term loan facility for ZAGG. The ABL Lender (as defined below) has committed to provide and underwrite an $85 million senior secured revolving credit facility for ZAGG.

The obligations of the ABL Lender and Lynx to provide the debt commitments are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain specified representations and warranties, contributions of the equity by the Evercel Group, and other customary closing conditions. If these conditions are not waived or satisfied, the ABL Lender and Lynx will not be obligated to satisfy their commitments and there is no assurance that replacement financing will be obtained.
Additionally, while the Evercel Group, Lynx and the ABL Lender have executed commitment letters regarding their financing commitments, they may not satisfy their financing commitments in a timely manner, or at all, and there is no assurance that replacement financing will be obtained.
See “The Merger—Financing of the Merger” on page 61 of this proxy statement.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Parties Involved in the Merger
ZAGG Inc
ZAGG is a global leader in accessories and technologies that empower mobile lifestyles. ZAGG has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, IFROGZ®, Gear4®, and HALO® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, T-Mobile, Walmart, Target, and Amazon.com.
ZAGG common stock is listed on Nasdaq under the symbol “ZAGG”.
Our principal executive offices are located at 910 West Legacy Center Way, Suite 500, Midvale, Utah, 84047, and our telephone number is (801) 263-0699. For more information about ZAGG, please visit our website, www.zagg.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See “Where You Can Find More Information” on page 98 of this proxy statement.
Zephyr Parent, Inc.
Parent is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions.
Parent’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400.
Parent is indirectly controlled by Evercel, Inc., a Delaware corporation (“Evercel”), and its co-investors (collectively, the “Evercel Group”). Evercel is a company that acquires and manages high growth potential businesses which have been limited by their capital structure. Evercel’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400. Further information is available at www.evercel.com. Evercel’s website address is provided as an inactive textual reference only. The information contained on Evercel’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
At the effective time of the Merger, ZAGG, as the Surviving Corporation, will be indirectly owned by the Evercel Group.
Zephyr Merger Sub, Inc.
Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and ZAGG will survive the Merger as a wholly owned subsidiary of Parent.
Merger Sub’s principal executive offices are located at 382 NE 191st Street, Suite 90959, Miami, Florida 33179-3899 and its telephone number is (646) 666-3400.
Certain Effects of the Merger on ZAGG
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into ZAGG, with ZAGG continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. ZAGG common stock will be de-listed from Nasdaq and be de-registered under the Exchange Act as soon as reasonably practicable following the effective time of the Merger and, at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “—Merger Consideration” on page 30 of this proxy statement or, with respect to Dissenting Shares, will only be entitled to receive the “fair value” of your Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law.
The effective time of the Merger will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).
Effect on ZAGG if the Merger is Not Completed
If the Merger Proposal is not approved by the stockholders of ZAGG or if the Merger is not completed for any other reason, you will not receive any payment for your shares of ZAGG common stock. Instead, we will remain as a public company, ZAGG common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will be required to continue to file periodic reports with the SEC.
Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of ZAGG common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ZAGG common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ZAGG common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, properties, dividend policy, and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the stockholders of ZAGG or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects, or results of operation will not be adversely impacted.
In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fees” on page 90 of this proxy statement.
Merger Consideration
At the effective time of the Merger, each outstanding share of ZAGG common stock (other than (i) shares held by ZAGG as treasury stock or held by Parent or Merger Sub or any wholly owned subsidiary of ZAGG, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of ZAGG common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist at the effective time of the Merger, and each certificate formerly representing such shares will thereafter represent only the right to receive the Merger Consideration.
The Merger Consideration consists of $4.20 in cash (the “Closing Date Consideration”) and one right (the “PPP Loan Forgiveness Right,” and collectively with the Closing Date Consideration, the “Merger Consideration”) to receive an additional amount, net of certain fees and expenses, contingent upon the satisfaction of certain conditions related to the PPP Loan, without interest and less any applicable withholding taxes, for each share of ZAGG common stock that you own.
Within eight (8) business days after ZAGG receives (i) written confirmation from the U.S. Small Business Administration that its audit of the PPP Loan has been satisfactorily completed and (ii) written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of a portion of the amounts outstanding under the PPP Loan, the Rights Agent will pay to each holder an amount equal to (i) the Additional Merger Consideration divided by (ii) the total number of PPP Loan Forgiveness Rights outstanding at the time of such payment, multiplied by (iii) the number of PPP Loan Forgiveness Rights held by such holder.
The “Additional Merger Consideration” represents an aggregate amount equal to (i) the amount of the PPP Loan that is being (or has been) forgiven, minus (ii) the sum of (x) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates following the effective date of the Merger in applying for forgiveness of the PPP Loan, plus (y) the reasonable out-of-pocket costs and expenses incurred by ZAGG and its affiliates in connection with any audit of the PPP Loan, plus (z) the fees and expenses of the Rights Agent. See “The Merger—PPP Loan Forgiveness Rights Agreement” on page 60 of this proxy statement.
After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a ZAGG stockholder (except that stockholders who hold Dissenting Shares will have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger—Appraisal Rights” on page 62 of this proxy statement) and Appendix C to this proxy statement.
Background of the Merger
The Board and the Company’s management regularly review and evaluate the Company’s business, financial, and operating performance, competitive landscape, and strategy with the goal of enhancing stockholder value. These reviews often consider potential value-enhancing transactions, such as acquisitions, divestitures, strategic relationships, and other strategic options. Our Board is open-minded, deliberate and focused on taking all appropriate actions that advance our goal of delivering value to our stockholders.
On April 25, 2019, the Board received a non-binding letter of interest from a financial sponsor (“Sponsor A”) proposing an acquisition of all of the Company’s outstanding common stock at a cash price of $13.00 per share. The closing price of ZAGG common stock on that date was $8.35.
On April 25 and April 26, 2019, the Board held meetings, attended by management, to discuss the state of the business, financial and operating performance, competitive landscape, the trading price of the ZAGG common stock, and the letter from Sponsor A. On April 26, 2019, Latham & Watkins LLP (“Latham & Watkins”), counsel to the Company, attended the meeting to discuss the Board’s fiduciary duties. The Board decided to interview investment banks for advice on strategic alternatives that may be available to the Company. On April 26, 2019, Ms. Cheryl A. Larabee, the chairperson of the Board, acknowledged to Sponsor A receipt of the letter.
On May 1, 2019, the Board held a telephonic interview with representatives of an investment bank regarding the bank’s potential engagement as a financial advisor to the Board. The representatives of the investment bank reported that there was, at the time, a market perception that the value of the Company was not optimized as a public company and, as a result, certain third parties might be interested in acquiring the Company. The Board and the representatives of the investment bank discussed market trends, valuation considerations, as well as benefits and drawbacks of undertaking a potential strategic alternative review process. Upon conclusion of the discussion, the Board directed management to (i) engage in a discussion with the Company’s largest stockholder to give the stockholder an opportunity to express its thoughts on the current state of the business and (ii) identify additional investment banks to make preliminary presentations to the Board concerning valuation of and strategic alternatives for the Company.
On May 7, 2019, the Company issued its first quarter earnings release, which included a projected 2019 adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) range of $82 million to $86 million.
On May 8, 2019, the Board held a special telephonic meeting to interview representatives of BofA Securities, Inc. (“BofA Securities”) and one other investment bank to act as financial advisor to the Company. The Board separately discussed with each candidate the current state of the market, perception of the Company’s value, and potential strategic alternatives. Following the discussion, the Board reviewed and discussed the qualifications of the candidates, including their expertise and credentials.
On May 20, 2019, the Company entered into confidentiality and indemnification agreements with BofA Securities. On May 21, 2019, BofA Securities disclosed to the Board its pre-existing client relationship with Sponsor A. On May 21, 2019, the Board held a telephonic meeting, attended by management and representatives from BofA Securities and Latham & Watkins, to discuss preliminary financial analyses of the Company, third parties that might be interested in a strategic transaction with the Company, and the process of maximizing stockholder value. On May 21, 2019, the Board received an email communication from an investor (“Sponsor B”) regarding a potential unsolicited bid.

On May 24, 2019, the Board held a telephonic meeting, with management and representatives from BofA Securities, to discuss the price of the ZAGG common stock, range of illustrative potential premiums in connection with a potential strategic transaction, advantages and disadvantages associated with alternative strategic transactions, third parties that might be interested in pursuing a transaction, authorizing BofA Securities to contact third parties to assess the level of interest in a potential strategic transaction, and general timing considerations.
On May 29, 2019, the CEO received a message from a significant stockholder of the Company encouraging the Company to pursue strategic alternatives.
On June 13, 2019, the Company entered into an engagement letter with BofA Securities, as its financial advisor, to assist the Company in a potential strategic transaction.
On June 19, 2019, the Company entered into a non-disclosure agreement with Sponsor A.
In June 2019, the Company made a presentation to investors that referenced the high-end of 2019 Adjusted EBITDA guidance, provided on May 7, 2019, of $86 million.
On July 2, 2019, a strategic party (“Strategic A”), a private portfolio company of a financial sponsor, sent a letter expressing its interest in acquiring the Company at an implied valuation of $8.50-$9.00 per share in a stock or hybrid stock and cash transaction.
On July 16, 2019, a financial sponsor (“Sponsor C”) sent a letter to the Company regarding a potential acquisition of the Company at a cash price of $8.75 per share.
On July 17, 2019, the Board held a special telephonic meeting with management and representatives of BofA Securities and Latham & Watkins. During the meeting, the Board discussed the letters from Strategic A and Sponsor C. BofA Securities noted that Sponsor A declined to submit an offer. After evaluation of the proposals and upon discussion with BofA Securities and Latham & Watkins, the Board made a preliminary decision to not pursue a transaction with Strategic A or Sponsor C on the terms proposed and determined to continue exploring strategic alternatives. The Board instructed the representatives of BofA Securities to communicate the decision to Strategic A and continue discussions as necessary.
On July 17, 2019, the chairperson of the Board sent a letter to Sponsor C informing them of the foregoing and notifying them that if they wanted to continue discussions, they should enter into a non-disclosure agreement with a standstill provision.
On August 2, 2019, Sponsor C sent a letter encouraging the Board to reconsider its offer.
On August 5, 2019, the Board held a telephonic meeting with management and representatives of BofA Securities and Latham & Watkins. During the meeting, BofA Securities discussed Sponsor C’s offer with the Board. Representatives of BofA Securities and Latham & Watkins also discussed with the Board potential strategic alternatives involving the Company and Sponsor B, as well as potential responses to Sponsor C.
On August 6, 2019, the Board publicly announced that it was considering strategic alternatives.
On August 6, 2019, the Company also issued its second quarter earnings release and revised the projected 2019 Adjusted EBITDA down to a range of $52 million to $62 million. The Company also noted in its second quarter earnings release that its year to date decrease in net sales was partially attributable to a pull forward of shipments into the fourth quarter of 2018 ahead of a then-expected tariff increase.
On August 9, 2019, the Board held a telephonic meeting attended by management and representatives of BofA Securities and Latham & Watkins. During the meeting, representatives of BofA Securities presented a list of inbound calls they received since the announcement by the Company that the Board was considering strategic alternatives.
Between August 14, 2019 and March 11, 2020, at the direction of the Board, BofA Securities contacted sixty-four third parties that were identified as parties that could be interested in pursuing a strategic transaction involving the Company, including Sponsor A, Sponsor C, Sponsor D, Strategic B, Strategic C, and Strategic D. Thirty-six of the contacted parties entered into non-disclosure agreements with the Company (which contained standstill provisions) and received confidential information in connection with a potential strategic transaction.
On August 27, 2019, the Company entered into a non-disclosure agreement with a strategic party (“Strategic B”). On August 30, 2019, the Company entered into a non-disclosure agreement with another strategic party (“Strategic C”).

On August 28, 2019, the Board received a letter from Strategic A expressing continued interest in acquiring the Company and emphasizing Strategic A’s strong stockholder support for the transaction and potential synergies from the proposed transaction. Over the next several days, management and representatives of BofA Securities and Latham & Watkins reviewed the letter with members of the Board, and noted that the offer lacked financing. On September 10, 2019, Ms. Larabee informed Strategic A that the Company was not interested in engaging in discussions unless Strategic A could demonstrate that it had adequate cash on hand or available sources of debt or equity financing to support a significant acquisition.
In August 2019, the Company informed the parties conducting due diligence that it had reduced its projected 2019 Adjusted EBITDA to $57 million.
On September 13, 2019, the Company entered into a non-disclosure agreement with a strategic party (“Strategic D”). On September 17, 2019, the Company entered into a non-disclosure agreement with a financial sponsor (“Sponsor D”). On September 19, 2019, the Company entered into a non-disclosure agreement with Sponsor C.
On October 2 and October 3, 2019, the closing price of ZAGG common stock was $5.80 and $5.99, respectively, and the Company received the following non-binding indications of interest:
•	Sponsor A proposed to acquire the Company for a purchase price ranging from $8.50 to $9.50 per share of ZAGG common stock;
•	Sponsor C proposed to acquire the Company for a purchase price of $7.75 per share of ZAGG common stock;
•	Sponsor D proposed to acquire the Company for a purchase price of $8.50 per share of ZAGG common stock;
•	Strategic B proposed to acquire the Company for a purchase price ranging from $7.25 to $7.75 per share of ZAGG common stock;
•	Strategic C proposed to acquire the Company for a purchase price ranging from $8.50 to $9.50 per share of ZAGG common stock; and
•	Strategic D proposed to acquire the Company for a purchase price ranging from $9 to $11 per share of ZAGG common stock.
On October 8, 2019, the Board held a telephonic meeting with management and representatives of BofA Securities and Latham & Watkins. During the meeting, BofA Securities presented preliminary valuation indications received from potential bidders in the non-binding indications of interest, including the ranges thereof and premium to the then-current ZAGG common stock trading price. BofA Securities also provided an overview of the status of the bid process, including continuing discussions with potential bidders that did not submit a non-binding indication of interest.
On October 8, 2019, Sponsor C and Strategic B informed BofA Securities that they would not increase their bids in order to continue in the process.
On October 23, 2019, management held a meeting with Sponsor A.
On October 25, 2019, the nominating, governance, and sustainability committee (the “Nominating Committee”) of the Board held a meeting with management and Latham & Watkins to discuss, among other things, the Schedule 13D filed by AREX Capital Master Fund, LP, AREX Capital GP, LLC, AREX Capital Management, LP, AREX Capital Management GP, LLC, and Mr. Andrew Rechtschaffen (together, the “AREX Parties”) and a corresponding letter delivered to the Board. The Schedule 13D and the letter stated that the AREX Parties believed there was little to no benefit to the Company in remaining public and that the best outcome for the Company’s stockholders is the sale of the Company.
On October 29, 2019, management held a meeting with Sponsor D.
On November 1, 2019, management held a meeting with Strategic D.
On November 6, 2019, the Company released third quarter earnings and reiterated projected 2019 Adjusted EBITDA of $52 million to $62 million.

On November 7, 2019, management held a meeting with Strategic C.
On November 21, 2019, management held an in-person due diligence session with Sponsor A to discuss a potential strategic transaction.
On December 9, 2019, Latham & Watkins delivered a draft of a proposed merger agreement in the data room for potential bidders.
On December 10, 11, 12, 13, and 20, 2019, management held due diligence calls with Strategic C.
On December 16, 2019, management held a due diligence call with Sponsor A to discuss financing issues.
On December 18, 2019, Strategic D informed BofA Securities that it was no longer interested in pursuing a strategic transaction with the Company.
On December 19 and 20, management held due diligence calls with Sponsor C.
In early January 2020, Strategic C informed BofA Securities that it was no longer interested in pursuing a strategic transaction with the Company.
On January 3, 2020, Sponsor D informed BofA Securities that it was no longer interested in pursuing a strategic transaction with the Company.
On January 15, 2020, the compensation committee (“Compensation Committee”) of the Board held a meeting to approve management salaries and incentive targets, as well as long-term incentive plan total grants and vesting conditions. The Compensation Committee also approved performance-based awards and discussed a proposed severance plan for management. Since the full Board was in attendance at the meeting, Mr. Chris M. Ahern, the Company’s Chief Executive Officer, updated them on the strategic alternative review process.
On January 20, 2020, management held a due diligence call with Sponsor A.
On January 28, 2020, Sponsor A submitted an offer to acquire the Company for a cash purchase price of $4.75 per share of ZAGG common stock, pending additional due diligence prior to close. Alternatively, Sponsor A proposed a $75 million strategic investment in the Company.
On January 30, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins. BofA Securities discussed the status of the strategic alternative review process, including the impact of lower management projections.
On February 5, 2020, the Board received a letter from the AREX Parties reiterating their position that a sale of the Company was the best outcome for all stockholders on a risk-adjusted basis. They noted that management’s projections had proven optimistic on the August 6, 2019 and November 6, 2019 earnings calls.
On February 14, 2020, the Board held a meeting with management and representatives of BofA Securities, Latham & Watkins, and ICR, a public relations firm, to discuss the AREX letter and the timeline for the upcoming fourth quarter earnings call and the Company’s annual meeting. The Board also discussed communication strategy and business strategy after the earnings release.
On February 26, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to further discuss the communications with the AREX Parties.
On February 27 and February 28, 2020, the Board held meetings to discuss updates to the strategic alternative review process.
On March 9, 2020, the audit committee of the Board and the Board held meetings to discuss year-end earnings as well as the strategic alternative review process. After discussion, the Board approved a proposed press release announcing the suspension of the strategic alternative review process.
On March 11, 2020, the Company issued its year-end earnings release, reflecting annual 2019 Adjusted EBITDA of $44.7 million and establishing 2020 Adjusted EBITDA guidance of $48.0 million.

On March 11, 2020, the Company also issued a press release announcing that it had concluded its strategic alternative review process. After extensive work and discussions, none of the remaining bidders submitted a final offer at a price that was not significantly below current trading levels. As a result, the Board determined that stockholder value would be better enhanced on a standalone basis than by pursuing a transaction on the terms and pricing proposed.
On March 12, 2020, the closing price of ZAGG common stock dropped to $2.43 per share, compared to $5.33 per share on the previous day.
On March 16, 2020, the Company filed a Current Report on Form 8-K announcing that it concluded the strategic alternative review process and confirming that the Board, in the exercise of its fiduciary duties and under appropriate circumstances, will consider requests for waivers of the standstill and related provisions contained in the confidentiality agreements the Company entered into with parties in the process.
On March 17, 2020, Roumell Asset Management, LLC (“Roumell”) delivered a letter to the Board, noting that it held 4.5% of the Company’s outstanding shares, expressing its disagreement with the Board’s decision to terminate the strategic alternative review process and calling for a reduction of management compensation and a change to all stock compensation for non-employee Board members. Roumell and James C. Roumell (the “Roumell Parties”) also amended their Schedule 13D and attached a copy of the letter to the Board.
On March 20, 2020, the Board held a telephonic meeting with management and representatives of Latham & Watkins to discuss the letter from the Roumell Parties.
On March 27, 2020, the Board held a telephonic meeting with management and representatives of ICR and Georgeson, a proxy solicitation and consulting firm, to discuss the letter from the Roumell Parties. On the same day, Ms. Larabee and management held a telephonic meeting with representatives of the Roumell Parties during which the Roumell Parties reiterated their disagreement with the Board’s decision to terminate the strategic alternative review process and expressed their view that the Board would benefit by adding new independent directors.
On April 1, 2020, the Board held a telephonic meeting with management and representatives of Latham & Watkins to discuss potential responses to communications made to the Board and management by the Roumell Parties. The Board instructed Ms. Larabee to send, and Ms. Larabee sent, a letter to the Roumell Parties welcoming their views on the Company and the identification of any individuals that the Roumell Parties would want the Nominating Committee to consider as part of its regular review of the composition of the Board. The Board also instructed management to continue in a constructive dialogue with representatives of Roumell.
On April 2, 2020, the Board received a letter from the AREX Parties requesting the Board to extend the deadline for director nominations for the Company’s 2020 Annual Meeting of Stockholders (the “2020 annual meeting”).
On April 3, 2020, the Roumell Parties amended their Schedule 13D indicating that they now held 4.0% of the Company’s outstanding shares and proposing three individuals for consideration by the Nominating Committee as potential members of the Board. The Roumell Parties also sent the Board certain biographical information regarding the individuals. Later that day the Company issued a press release acknowledging the filing of the amendment to the Schedule 13D.
On April 6, 2020, Ms. Larabee sent a letter on behalf of the Board informing the Roumell Parties that the Nominating Committee would consider the individuals proposed by the Roumell Parties as provided in the charter of the Nominating Committee. Ms. Larabee also sent a letter to the AREX Parties informing them that the Company was not in a position to extend the deadline for director nominations for the Company’s 2020 annual meeting as the Company was focused on preparing for the meeting and considering individuals recommended by other stockholders.
On April 7, 2020, the Board held a telephonic meeting with management and representatives of Latham & Watkins to discuss the developments and conversations with the AREX Parties and the Roumell Parties, including with respect to the director candidates proposed by Roumell. The Board determined that the Nominating Committee should interview two of the three candidates proposed by the Roumell Parties and that Ms. Larabee, management, and the Company’s advisors should engage with the AREX Parties and the Roumell Parties to discuss the composition of the Board and the director candidates under consideration by the Nominating Committee for election at the Company’s 2020 annual meeting.
During the remainder of the week, Ms. Larabee, management, and the Company’s advisors had a number of telephonic meetings separately with each of the AREX Parties and their representatives and the Roumell Parties and their representatives, including with respect to the possible entry into the Cooperation Agreements described below. During these meetings, representatives of the AREX Parties suggested that the Nominating Committee consider an additional individual as a nominee for election at the Company’s 2020 annual meeting. Members of the Nominating Committee also interviewed two of the candidates proposed by the Roumell Parties and the candidate suggested by the AREX Parties.
On April 13, 14, and 15, 2020, the Board and its committees held telephonic meetings with management and representatives of Latham & Watkins to consider and approve the terms of cooperation agreements with the Roumell Parties and the AREX Parties (the “Cooperation Agreements”). On April 15, 2020, the Company entered into the Cooperation Agreements, pursuant to which the Company agreed to increase the size of the Board to seven directors, to appoint Ronald Garriques, who was recommended by the AREX Parties, and Edward Terino, who was recommended by the Roumell Parties, as independent directors to the Board, and to appoint one or both of them to each Board committee. Pursuant to the Cooperation Agreements, the Roumell Parties and the AREX Parties agreed to vote in favor of the Company’s director nominees at the Company’s 2020 Annual Meeting and to customary standstill provisions.
On April 15, 2020, the Board adopted the ZAGG Inc Executive Severance Plan, pursuant to which certain executive officers would receive severance benefits in the event of a qualifying termination of employment, including a cash payment and certain COBRA benefits.
On April 15, 2020, pursuant to the Cooperation Agreements, Mr. Terino and Mr. Garriques were appointed to the Board.
On April 16, 2020, the Company withdrew its first quarter and full-year 2020 outlook, provided on March 11, 2020, due to the ongoing disruption and uncertainty related to the global COVID-19 pandemic.
On April 17, 2020, the Roumell Parties and the AREX Parties amended their respective Schedule 13Ds disclosing the entry into their respective Cooperation Agreements with the Company.
On May 1, 2020, the Board formed a strategic committee (the “Strategic Committee”) consisting of Mr. Michael Birch (chairperson), Mr. Ron Garriques, Mr. Edward Terino and Mr. Daniel Maurer. The Strategic Committee held weekly working meetings with representatives of BofA Securities on June 10, June 17, June 24, June 30, July 1, July 8, July 15, July 22 and July 29, 2019.
Between May 2020 and July 2020, at the direction of the Board, BofA Securities contacted twelve (12) parties that were identified as parties that could be interested in pursuing a strategic transaction involving the Company, including a party who had not participated in the prior strategic alternative review process (“Sponsor E”). Nine of the contacted parties entered into non-disclosure agreements and standstills with the Company, including Sponsor E on May 22, 2020, and received confidential information in connection with a potential strategic transaction.
On June 1, 2020, Strategic A sent a letter to the Company expressing its continued interest in a combination with the Company.
On June 10, 2020, the Company entered into a non-disclosure agreement with Strategic A.
On June 11, 2020, the Company held its 2020 annual meeting. Seven (7) directors, including Mr. Terino and Mr. Garriques, were elected to serve on the Board until the 2021 Annual Meeting of Stockholders.
On June 22, 2020, the Company received a non-binding indication of interest from Strategic A, proposing a reverse triangular merger between the Company and Strategic A, with one-third of the consideration being paid in cash and the balance of the consideration being paid in stock in a new combined public company, and maintaining a public listing for the combined entity. Strategic A’s analysis showed a potential value of $4.60 per share consisting of $1.50 per share in cash and the remainder in stock of the new public company.
On July 2, 2020, BofA Securities distributed bid instruction letters to Strategic A, Strategic B, Strategic C, Sponsor A, Sponsor C, Sponsor E, and another financial sponsor.
On July 5, 2020, Sponsor E and an affiliate of Evercel delivered an “indication of interest” to BofA Securities proposing an acquisition of all of the Company’s outstanding common stock for a cash price of $4.35 per share and proposing terms of exclusivity to complete due diligence. This indication of interest was accompanied by a support letter from Evercel, a support letter from KeyBank National Association and KeyBanc Capital Markets Inc. and a support letter from a third potential provider of capital.

On July 9, 2020, Sponsor A informed BofA Securities that it was no longer interested in pursuing a strategic transaction with the Company.
On July 16, 2020, the Company entered into an amendment to the engagement letter with BofA Securities to extend the term and expand the scope of the transactions considered thereby to include a reverse merger transaction.
On July 16, 2020, Strategic C submitted an indication of interest in acquiring the Company for $4.00 to $4.50 per share.
On July 16, 2020, the Strategic Committee held a special telephonic meeting with representatives of BofA Securities to discuss the strategic alternative review process. BofA Securities summarized the discussions with various parties and the indications of interest. The Strategic Committee discussed the offers and instructed BofA Securities to continue discussions with Strategic A, Sponsor E, and Strategic C, as well as to continue to explore interest with other parties.
On July 17, 2020, Strategic C informed BofA Securities, after being requested to increase its bid, that it was no longer interested in pursuing a strategic transaction with the Company.
On July 20, 2020, Sponsor E and an affiliate of Evercel sent a letter to the Board stating that they would increase their offer to $4.65 per share, reflecting an equity value of $138 million on their assumption that approximately 29.8 million shares of ZAGG common stock were outstanding. They noted concerns with the Company’s business, including inability to predict short-term results, existential threat of the screen protector business, limited options to expand into comparable adjacent categories, and unrelenting competitive pressure on the core business.
On July 23 and July 28, 2020, representatives of the Company and Strategic A had discussions regarding a potential transaction and diligence processes.
On July 28, 2020, management held a due diligence call with Sponsor E and an affiliate of Evercel.
On July 28, 2020, BofA Securities disclosed to the Board their material relationships with the Company, Strategic A, Strategic C, and Sponsor E. They noted that they had received no revenues from the Company and Sponsor E since July 1, 2018.
On July 30, 2020, the Strategic Committee held a meeting and discussed the indications of interest. The Strategic Committee also discussed the potential impact that certain tariff exemptions may have on the process.
On July 30, 2020, Sponsor E and an affiliate of Evercel sent a letter to BofA Securities stating that they were willing to increase their offer to $4.80 per share (again assuming approximately 29.8 million shares of ZAGG common stock were outstanding). They noted that the offer was subject to due diligence and was calculated based on the number of shares outstanding. They also attached a letter, dated July 31, 2020, from a financial sponsor (“Sponsor F”) working with Sponsor E and Evercel, stating that they were slated to play a key role in the investor group being led by Sponsor E and Evercel and that Sponsor F believed the investor group was offering an extremely fair price for the shares.
On July 31, 2020, the Strategic Committee sent a letter to an affiliate of Evercel indicting that the Strategic Committee would not respond to the July 30, 2020 letter until August 10, 2020.
On July 31, 2020, the chief executive officer of Strategic A made a presentation to the Board regarding the terms of their offer. The Board discussed the proposed transaction with BofA Securities, including whether such a transaction would reduce the Company’s challenges related to earnings volatility and forecasting.
On August 3, 2020, the Company received a communication from Sponsor E and an affiliate of Evercel, in which they reiterated their interest in pursuing a strategic transaction and offering to engage in further discussions with the Board.
On August 5, 2020, the Strategic Committee of the Board held a telephonic meeting with BofA Securities, in which BofA Securities updated the committee on their discussions with Sponsor E and Evercel and with Strategic A.
On August 7, 2020, representatives of Sponsor E and an affiliate of Evercel held a videoconference with the Strategic Committee of the Board to discuss its proposal.

On August 12, 2020, the Board held a telephonic meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the terms of the offers from Strategic A and from Sponsor E, Sponsor F, and Evercel. The Board decided to continue discussions with both bidders.
On August 13, 2020, Sponsor E and an affiliate of Evercel sent a letter to the Chair of the Strategic Committee increasing their offer to $5.00 per share, reflecting on a Company equity value of $149 million, but they also noted again that their proposal assumed approximately 29.8 million shares of ZAGG common stock were outstanding and that the per share price would be reduced if any material payments were required to settle or terminate outstanding Company RSUs at the closing of the proposed transaction. This letter also set forth a proposal for a period of exclusive negotiations and proposing that the Company agree to reimburse up to $1,000,000 of the expenses of Sponsor E and an affiliate of Evercel in connection with the proposed transaction depending on the date of termination of exclusivity, in the event the proposed transaction was not consummated.
On August 14, 2020, the Board held a telephonic meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the state of the market, potential opportunities for the Company to enter into a strategic transaction, as well as the two proposals under consideration. BofA Securities noted the August 13, 2020 letter from Sponsor E and an affiliate of Evercel represented a per share price of $4.72 when accounting for the payments necessary to settle all Company RSUs at the closing of the transaction. BofA Securities representatives discussed with the Board their preliminary financial analyses of the Company, and noted that they had recently reached out to parties who had previously shown an interest in the Company, but none had indicated a willingness to proceed. BofA Securities representatives then provided an update to the Board on negotiations with Strategic A and discussed with the Board pursuing an exclusive negotiation process with Sponsor E and Evercel. After discussion, the Board decided to explore such an exclusive negotiation process.
On August 17, 2020, the Company signed a revised version of the August 13, 2020 letter from Sponsor E and an affiliate of Evercel which provided for a 30-day exclusivity period, subject to an automatic 15-day extension upon confirmation of the proposed purchase price and an additional 15-day extension upon delivery of proposed drafts of transaction documents, as well as the Company’s obligation to reimburse expenses of Sponsor E and an affiliate of Evercel up to $1,000,000, depending on the date of termination of exclusivity, in the event the proposed transaction is not consummated.
On August 19 and August 26, 2020, the Strategic Committee held calls with representatives of BofA Securities to discuss the status of the process.
On September 2, September 9, and September 16, 2020, the Strategic Committee held meetings to discuss updates on the negotiation with Sponsor E and Evercel. Management informed the Strategic Committee that they were working closely with Sponsor E and Evercel on financial and legal diligence.
On September 16, 2020, the Board received a letter from Sponsor E and an affiliate of Evercel, confirming the extension of exclusivity for an additional 15 days pursuant to the terms of the exclusivity agreement. They stated that they continued to diligence balance sheet items, potential incremental value drivers and the Company’s ability to obtain forgiveness of the PPP Loan. They indicated that they expected the equity to be provided by Evercel and Sponsor F, and that they continued to negotiate terms with lenders.
On September 23 and September 29, 2020, the Strategic Committee held meetings with management and representatives of BofA Securities and Latham & Watkins to discuss updates on the negotiation with Sponsor E and Evercel. During the meetings, BofA Securities provided an update regarding a potential price reduction that Sponsor E and Evercel were considering based on the results of the ongoing diligence. The committee also discussed the focus of Sponsor E and Evercel on the PPP Loan.
On September 30, 2020, Sponsor E and an affiliate of Evercel sent a letter to the Board requesting extension of the exclusivity period to complete the diligence process. On October 1, 2020, the Board agreed to extend the exclusivity period until October 16, 2020.
On October 7 and October 14, 2020, the Strategic Committee held meetings to discuss updates on the negotiation with Sponsor E and Evercel. The Strategic Committee discussed the recent guidelines issued by the U.S. Small Business Administration regarding treatment of Paycheck Protection Program loans issued under the CARES Act in change of control transactions and the potential impact on valuation.

On October 13, 2020, counsel to Evercel sent to Latham & Watkins a markup of the bid draft merger agreement, originally prepared by the Company and Latham & Watkins in December 2019 as part of the prior strategic processes, and such markup included changes to representations and warranties, termination provisions, and termination fee provisions.
On October 18, 2020, an affiliate of Evercel sent a letter proposing a reduction in the equity value of the Company to $142.9 million, resulting in a per share price of $4.52 (assuming all of the outstanding Company RSUs were to be paid out at Closing) and proposed escrowing $7.7 million of the price as a potential source of repayment of the PPP Loan in the event the PPP Loan is not forgiven. The letter described diligence findings (including the SEC’s investigation of certain matters) and inadequate support for potential incremental value drivers as the reasons for the reduction in purchase price. Concurrently with this letter, Evercel delivered to the Company: (i) a letter from Evercel and Sponsor F confirming that, subject to certain conditions and assumptions, they would be able and willing to provide the required equity financing for the proposed transaction; (ii) a letter from a financial advisor to Evercel indicating that it was highly confident that Evercel would be able to obtain the debt financing required for the proposed transaction; and (iii) term sheets from two lenders describing the principal terms of credit facilities that were being discussed with such lenders for the transaction.
On October 19, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the letter from an affiliate of Evercel. The Board was also informed that Sponsor E was not itself providing capital for the proposed transaction. The Board also discussed extending the exclusivity period until November 9, 2020.
On October 21, 2020, the Strategic Committee held a meeting to discuss updates on the negotiation with Evercel and Sponsor F. Following the meeting, the Board sent a letter to an affiliate of Evercel agreeing to extend the diligence review period and exclusivity until November 9, 2020. Over the following three weeks, the Evercel Group continued to conduct due diligence on the Company.
On October 26, 2020, Latham & Watkins sent to counsel to Evercel a revised draft of the proposed merger agreement, which included changes to the covenants in connection with COVID-19, termination provisions, employee benefits covenants, and termination fee provisions, and also sent a proposed draft of the Voting and Support Agreement.
On October 27, 2020, counsel to Evercel sent a proposed draft of the PPP Loan Forgiveness Rights Agreement to Latham & Watkins.
On October 28, 2020, the Strategic Committee held meetings with management and representatives of BofA Securities and Latham & Watkins to discuss updates on negotiations with Evercel and Sponsor F.
On October 29, 2020, Latham & Watkins sent to counsel to Evercel a revised draft of the proposed PPP Loan Forgiveness Rights Agreement, which included changes to the transfer and payment provisions.
On October 30, 2020, the Board held a regularly scheduled meeting at which representatives of BofA Securities and Latham & Watkins updated the Board on the status of the discussions with Evercel and Sponsor F.
On November 2, 2020, counsel to Evercel sent a draft of the merger agreement to Latham and Watkins and representatives of Latham & Watkins and counsel to Evercel held a call to discuss the merger agreement, including termination provisions, PPP Loan forgiveness, and related matters.
On November 4, 2020, an affiliate of Evercel informed BofA Securities that the senior lender for the proposed transaction had reduced the amount of its proposed commitment by one-third, that the junior lender reduced its proposed commitment by $10 million, and that Sponsor F would no longer be an equity investor with Evercel.
On November 4, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the status of negotiations with Evercel in light of the shortfall in funding to complete the proposed transaction. The Board authorized Mr. Garriques to introduce one or more potential financing sources to Evercel. On November 4, 2020, Mr. Garriques introduced a representative of Lynx Holdings V, LLC (“Lynx”) to the Evercel Group. Over the next several weeks, Mr. Garriques responded to questions from representatives of Lynx and the Evercel Group but did not participate in the negotiations between Lynx and the Evercel Group. Mr. Garriques did not and will not receive any consideration for the introduction or otherwise in connection with the transaction. Mr. Garriques is a director, executive or investor in unrelated companies in which a representative of Lynx is also a director or investor.

At the November 4, 2020 meeting, management presented updated projections to the Board. See “—Certain Financial Projections” beginning on page 53 of this proxy statement.
On November 4, 2020, counsel to the potential lenders for the transaction sent to Latham & Watkins a revised draft of the proposed merger agreement, which included financing-related changes to the representations and warranties, covenants, and termination provisions.
On November 5, 2020, Latham & Watkins sent to counsel to Evercel a revised draft of the proposed merger agreement, which included changes to the representations and warranties, covenants, fiduciary out, and termination and termination fee provisions.
On November 6, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the status of negotiations with the Evercel Group. BofA Securities informed the Board that Evercel and Lynx expressed interest in participating in a proposed transaction with the Company.
On November 9, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the status of the negotiations with Evercel.
On November 9, 2020, the Company entered into a non-disclosure agreement with Evercel.
On November 11, 2020, the Strategic Committee held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss updates regarding negotiations with Evercel.
On November 15, 2020, representatives of Evercel, BofA Securities, Latham & Watkins, and counsel to Evercel had a call to discuss the status of Evercel’s discussions with Lynx and the possibility that Lynx may be interested in purchasing assets of the Company after the closing.
On November 18, 2020, the Strategic Committee held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss updates regarding negotiations with Evercel, including the involvement of Lynx. At the meeting, representatives of BofA Securities presented a preliminary financial analysis of the Company.
On November 18, 2020, BofA Securities disclosed to the Board their material relationships with the Company Evercel, an affiliate of Evercel, and an affiliate of Lynx. They noted that they had received no revenues from the Company, Evercel or such affiliate of Evercel and less than $5 million of annual revenues from such affiliate of Lynx since November 1, 2018.
On November 24, 2020, counsel to Evercel sent to Latham & Watkins a revised draft of the proposed merger agreement and PPP Loan Forgiveness Rights Agreement, which included changes to the termination provisions.
On November 25, 2020, an affiliate of Evercel sent a letter to the Board with a revised proposal which reflected a $2.3 million reduction from the $142.9 million equity value proposed in the October 18, 2020 letter due to potential income tax consequences related to the PPP Loan. On the same day, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss updates regarding negotiations with Evercel and the terms of the offer. BofA Securities noted that they confirmed the revised offer was for $4.45 per share (assuming all of the outstanding Company RSUs were to be paid out at Closing), if the conditions for payment of the full amount related to the PPP Loan were satisfied. Mr. Daniel R. Maurer, Chairman of the Compensation Committee, discussed with Mr. Ahern a potential retention award. Later that day, the Board, excluding Mr. Ahern, met with representatives of BofA Securities and Latham & Watkins to further discuss the proposed transaction. The Board authorized BofA Securities to continue negotiations with Evercel.
On November 29, 2020, Latham & Watkins sent to counsel to Evercel a revised draft of the proposed merger agreement reflecting changes to the reverse break fee, the fiduciary out provision, and the employee benefits provision, and sent a revised draft of the PPP Loan Forgiveness Rights Agreement reflecting an extension of the end date.
On December 2, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the status of negotiations with Evercel, including the outstanding issues relating to the fiduciary out, the reverse break fee, and potential retention payments. The Board also discussed the status of the debt and equity commitments for the transaction.

On December 2, 2020, representatives of Evercel, BofA Securities, Latham & Watkins, and counsel to Evercel had a call to discuss outstanding provisions on the proposed merger agreement, including the fiduciary out, the reverse break fee, and potential retention payments. Evercel also proposed a fee payable by the Company if its stockholders do not approve the Merger in the absence of the announcement of a proposal from another bidder.
On December 4, 2020, the Board held a meeting with representatives of Latham & Watkins to discuss potential retention payments and the status of negotiations with Evercel, including the outstanding issues relating to the break fee and reverse break fee. The Board also discussed the status of the debt and equity commitments for the transaction.
On December 7, 2020, counsel to Evercel sent to Latham & Watkins a revised draft of the proposed merger agreement, which included changes to representations and warranties and covenants to accommodate a proposed modification to the executive severance plan, proposed an outside date, and proposed revised amounts for the break fee and reverse break fee. Counsel to Evercel also sent a revised draft of the PPP Loan Forgiveness Rights Agreement, which included minor modifications.
On December 7, 2020, Latham & Watkins sent to counsel to Evercel a revised draft of the proposed merger agreement, which included changes to the covenants regarding conduct of business by the Company pending the closing of the Merger, minor modifications to the representations of the Company that serve as closing conditions, and an extension of the proposed outside date, as well as a revised draft of the PPP Loan Forgiveness Rights Agreement, which included an extension of the time period for which the Rights Agent would retain unclaimed amounts to be paid to holders of PPP Loan Forgiveness Rights and a representation that the Company will use commercially reasonable efforts to obtain forgiveness of the PPP Loan following the closing of the Merger.
On December 7 and December 8, 2020, Evercel sent drafts of the equity commitment letter from Evercel and a co-investor and debt commitment letters from Lynx and KeyBank National Association and Keybanc Capital Markets Inc. (collectively, the “ABL Lender”) to BofA Securities.
On December 9, 2020, counsel to Evercel sent a draft of the limited guaranty by Evercel to Latham & Watkins.
Between December 8 and December 10, 2020, Latham & Watkins and counsel to Evercel exchanged drafts of the equity commitment letter, the debt commitment letters and the limited guaranty.
On December 9, 2020, counsel to Evercel sent comments to the proposed draft of the merger agreement to Latham & Watkins, which included changes to the covenants regarding conduct of business by the Company pending the closing of the Merger and the addition of a covenant that the Company take certain actions with respect to the PPP Loan, and shortened the period between the signing of the merger agreement and the proposed outside date.
On December 10, 2020, counsel to Evercel sent comments to the proposed draft of the Voting and Support Agreement to Latham & Watkins to clarify that the obligation to support the transactions followed to a transferee. Latham & Watkins sent to counsel to Evercel a revised draft of the Voting and Support Agreement that incorporated their comments.
On December 10, 2020, Latham & Watkins sent to counsel to Evercel revised drafts of the proposed merger agreement, which included changes to the provision regarding the proposed outside date.
On December 10, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to consider the merger agreement and related transactions. A representative of Latham & Watkins made a presentation to the Board covering several topics related to the proposed merger, including (i) the Board’s fiduciary duties to stockholders, (ii) a summary of the key terms of the proposed merger agreement, including the mechanics related to the Company’s PPP Loan forgiveness application, (iii) the funding structure proposed by the Evercel Group, including the breakdown of equity and debt financing commitments, and (iv) a discussion of the risk of litigation related to the merger and related transactions. BofA Securities reviewed with the Board its financial analysis of the Merger Consideration, and, at the request of the Board, BofA Securities rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 10, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of the Company’s common stock, was fair, from a financial point of view, to such holders. For more information about BofA Securities’ opinion, see “—Opinion of BofA Securities, Inc.”.

The Board adjourned and a Compensation Committee meeting was held, where proposals to (i) clarify an ambiguity in the executive severance plan relating to a change of control provision, (ii) update the Company’s guidelines regarding severance payments to non-executive employees, and (iii) approve retention payments to be made subject to the successful consummation of the Merger were approved.
The Board reconvened and considered various reasons to approve the Merger Agreement (see “—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 43 ), and certain countervailing factors. After discussions with the Company’s management and financial and legal advisors, in light of the reasons considered, and notwithstanding the countervailing factors, the Board, acting by the unanimous vote of the directors present and voting at the meeting:
•	determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders;
•	approved, adopted, and declared advisable the merger agreement and the transactions contemplated thereby, including the Merger;
•	directed that the Merger Agreement be submitted to the stockholders of the Company for adoption at the special meeting; and
•	recommended that the Company’s stockholders adopt the Merger Agreement.
Later on December 10, 2020, the parties executed and delivered the Merger Agreement and related transaction documents.
On December 11, 2020, prior to the open of trading in the Company’s stock, the Company and Evercel issued press releases announcing the execution of the Merger Agreement.
Also on December 11, 2020, the Company filed a Current Report on Form 8-K disclosing, among other things, its entry into the Merger Agreement and the Voting and Support Agreement.
On December 24, 2020, the Company received a non-binding letter of interest from a financial sponsor (“Sponsor G”), proposing to acquire 100% of the equity securities of the Company for $4.75 to $5.00 per share in cash. The proposal was subject to diligence and the need to obtain debt financing.
On December 26, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to consider the offer from Sponsor G. The Board determined that it needed additional information from Sponsor G in order to determine whether Sponsor G’s offer could reasonably be expected to lead to a “Superior Proposal” as defined in the Merger Agreement.
On December 27, 2020, Sponsor G delivered to the Company a revised letter of interest with a proposed offer of $4.90 per share in cash and an acknowledgement that it would pay the reverse break fee under the Merger Agreement if it was able to enter into a transaction with the Company.
Also on December 27, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to consider the revised offer from Sponsor G. The Board noted that the offer was subject to diligence and obtaining debt financing, and that further information was required regarding the equity funds. The Board then determined that the revised offer could reasonably be expected to lead to a “Superior Proposal” as defined in the Merger Agreement and would enter into a non-disclosure agreement with Sponsor G so it could conduct diligence and seek debt financing and the Company could seek further information from Sponsor G regarding its equity funds.
On December 28, 2020, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to further discuss the revised offer from Sponsor G, including the timeline for its diligence and debt financing.
On December 28, 2020, the Company entered into a non-disclosure agreement with Sponsor G and opened the data room to Sponsor G for it to begin diligence.
On January 4, 2021, the Board held a meeting with management and representatives of BofA Securities and Latham & Watkins to discuss the offer from Sponsor G, including its diligence, equity funds, and debt financing.

On January 5, 2021, the financial advisor to Sponsor G informed BofA Securities that Sponsor G was ceasing its efforts to pursue a strategic transaction with the Company.
On January 7, 2021, the Company filed the preliminary proxy statement for the special meeting with the SEC.
Recommendation of Our Board of Directors and Reasons for the Merger
Recommendation of Our Board of Directors
The Board, after consulting with its financial advisors and outside legal counsel and carefully reviewing and considering various factors described in “—Reasons for the Merger,” beginning on page 42, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Reasons for the Merger
At a meeting of our Board on December 10, 2020, our Board unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement.
In reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Merger Agreement be adopted by ZAGG’s stockholders, the Board evaluated the Merger Agreement and the Merger with ZAGG’s executive management and ZAGG’s legal and financial advisors and carefully considered a number of factors, including the following material factors (which are not intended to be exhaustive or listed in any relative order of importance):
•
the fact that the estimated Merger Consideration of up to $4.45 per share represents a premium of approximately 10.1% over the closing price of ZAGG common stock on December 9, 2020 ($4.04), the last trading day before the Merger Agreement was approved by the Board, and a premium of 22.6% and 33.2% over the 30-day average and 60-day average, respectively, on the same date;

•
the Board’s belief that the value offered to stockholders pursuant to the Merger is more favorable to ZAGG stockholders than the potential value from other alternatives reasonably available to ZAGG, including remaining an independent public company, after reviewing ZAGG’s business, financial condition, results of operations, market trends, competitive landscape, and execution risks, and discussions with ZAGG’s management and advisors and considering:

○	the outlook for the retailers and distributors through which ZAGG sells its products and the cyclical nature of consumer retail;
○	the continued consumer acceptance of ZAGG’s products;
○	the historical, current, and prospective financial condition, results of operations, and business of ZAGG and the execution risks and uncertainties associated with achieving ZAGG’s stand-alone plan;
○
the increasingly competitive nature of ZAGG’s industry, including the presence of aggressive new entrants and aggressive competition from current industry participants, including smartphone manufacturers and current customers;

○	the reliance of the Company on smartphone manufacturers to continually and materially improve technology within smartphones each year to drive consumers to upgrade their existing smartphones;
○	the constant difficulty in product development to ensure ZAGG’s products are compatible with new and continually evolving original equipment manufacturers’ (“OEM”) smartphone technology;

○	the competition from OEMs in accessory categories, including wireless charging and cases;
○	the saturation of the smartphone market within the United States and Western Europe, combined with longer smartphone upgrade cycles for consumers, and the related impacts on sales and profitability;
○	the continued impacts of the trade war between the U.S. and China, including significant increases in tariffs on goods imported from China and related impact on ZAGG’s profitability;
○
the potential for additional internal ZAGG restructuring activities within the next 12 months to support high-margin brands and product categories while reducing or exiting low or negative-margin brand and product categories;

○
the significant costs ZAGG may continue to incur related to the SEC investigation regarding certain sales transactions from late 2018, the inventory write-down disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 28, 2020, and related accounting practices and guidance; and

○
the anticipated future trading prices of ZAGG’s common stock on a stand-alone basis, based on management estimates and adjusted for different scenarios, and the risks and uncertainties of continuing on a stand-alone basis as an independent public company.

•
the fact that $4.20 per share of the Merger Consideration will be paid in cash, and provides certainty, immediate value, and liquidity to ZAGG’s stockholders, enabling them to realize value for their interest in ZAGG while eliminating business and execution risk inherent in ZAGG’s business, including risks and uncertainties associated with achievement of the stand-alone plan;

•
the fact that ZAGG’s stockholders will be entitled to receive an additional contingent amount of up to $0.25 per share, to be paid if the PPP Loan is forgiven and any audit related thereto is satisfactorily completed;

•	the outreach to, and extensive discussions with, potentially interested parties regarding strategic alternatives for the Company undertaken since 2019;
•
our ability to respond to and negotiate an alternative acquisition proposal from a third party if such proposal is determined to constitute a superior proposal or could reasonably be expected to result in a superior proposal;

•	the Board’s ability to change its recommendation in accordance with the customary fiduciary out provisions;
•
our ability to terminate the Merger Agreement to accept a superior proposal with the payment of a customary termination fee and capped expense reimbursement obligation, which total termination fee and capped expense reimbursement amount the Board believes to be reasonable under the circumstances given the size of the transaction and taking into account the range of such termination fees in similar transactions and believes not to preclude or substantially impede a possible competing proposal;

•
the belief of the Board, based upon arm’s-length negotiations (as further described in the section titled “—Background of the Merger” on page 31 of this proxy statement), that the price to be paid by Parent was the highest price per share that Parent was willing to pay for ZAGG;

•
the fact that the Merger Agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the Board’s view, advisable and favorable to ZAGG and its stockholders, as well as the Board’s belief, based on these negotiations, that these were the most favorable terms available to ZAGG and its stockholders on which Parent was willing to transact;

•
the Board’s belief that Parent has access to the resources needed to complete the Merger, based on, among other factors, that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from the Evercel Group, and that Parent has agreed to use reasonable best efforts to consummate the debt financing and the equity financing in accordance with their respective terms;

•
the financial presentation by BofA Securities and the oral opinion of BofA Securities rendered to the Board, subsequently confirmed by delivery of a written opinion dated December 10, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of ZAGG common stock, was fair, from a financial point of view, to such holders, as more fully described in “—Opinion of BofA Securities, Inc.” beginning on page 47 of this proxy statement;
•
the likelihood that the Merger will be consummated, based upon, among other things, the likelihood of receiving the necessary approval of ZAGG’s stockholders to complete the Merger, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and the remedies available under the Merger Agreement to ZAGG in the event of any breaches by Parent, including the provision for payment of a reverse termination fee by Parent to ZAGG under certain circumstances; and

•	the other terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:
○	the customary nature of the representations, warranties, and covenants of ZAGG in the Merger Agreement;
○
the ability of the Board, subject to certain limitations, to respond to a bona fide written acquisition proposal received from a third party prior to obtaining the stockholder approval if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal;

○
the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the Merger Agreement in connection with the receipt of a superior proposal or the occurrence of an intervening event, and to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment to Parent of a termination fee and capped expense reimbursement obligation;

○
the conclusion of the Board that the termination fee and capped expense reimbursement obligations and the circumstances in which such termination fee and capped expense reimbursement obligation may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an acquisition proposal;

○	the fact that Parent agreed to take all steps necessary to obtain certain regulatory approvals;
○	the absence of a financing condition to Parent’s obligation to consummate the Merger;
○
the fact that Parent has received the equity commitment letters from the Evercel Group, which will provide sufficient funds for Parent, together with the proceeds of the debt financing, to consummate the Merger;

○
the fact that, pursuant to the Merger Agreement and subject to certain limitations, ZAGG is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under specified circumstances, may enforce Parent’s obligation to cause the equity financing to be timely completed;

○
the fact that the Merger Agreement provides that, if the Merger is not consummated under certain specified circumstances, Parent will pay ZAGG a reverse termination fee of $5,000,000, without ZAGG having to establish any damages, and that the aggregate amount of such payment obligation is guaranteed by Evercel;

○	the fact that the “Outside Date”, defined as May 7, 2021, under the Merger Agreement allows for sufficient time to complete the Merger; and
○	the availability of statutory appraisal rights to ZAGG stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL.

The Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):
•	the restrictions in the Merger Agreement on our actively soliciting competing bids to acquire ZAGG;
•
the restrictions in the Merger Agreement on ZAGG’s ability to terminate the Merger Agreement in connection with the receipt of a superior proposal, including the fact that the Board must (i) provide three business days’ written notice to Parent of its intention to effect a change of Board recommendation or terminate the Merger Agreement in order to provide Parent with an opportunity to match a superior proposal (and a further twenty-four hours’ written notice with respect to any subsequent material revisions to any such superior proposal) and (ii) negotiate in good faith with Parent during such period, and the discouraging effect such restrictions may have on other potential bidders;

•
the fact that, under certain circumstances in connection with the termination of the Merger Agreement (including if the Board changes its recommendation in light of a superior proposal or intervening event or if ZAGG terminates the Merger Agreement to accept a superior proposal), we will be required to pay Parent a termination fee of $3,000,000 and reimburse Parent for its out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $2,000,000;

•	the fact that ZAGG stockholders will not participate in any potential future earnings or growth of ZAGG and will not benefit from any appreciation in its value as a private company;
•
the risk that the conditions to the consummation of the Merger may not be satisfied and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by ZAGG’s stockholders;

•
the risk that some or all of the PPP Loan may not be forgiven and, as a result, some or all of the contingent consideration payable under the PPP Loan Forgiveness Rights Agreement may not be paid to ZAGG’s stockholders;

•
the risk that the PPP Loan audit may not be satisfactorily completed (or may not be completed prior to the expiration of the PPP Loan Forgiveness Rights) and the expenses that may be deducted from the Additional Merger Consideration may be substantial;

•
the risk that some or all of the conditions in the debt commitment letters for the debt financing obtained by Parent may not be satisfied and, as a result, the possibility that Parent may not be able to obtain alternative debt financing in a timely manner;

•
the fact that a significant portion of the debt financing being arranged by Parent is proposed to be in the form of an asset-based loan and that, therefore, a drop in ZAGG’s asset base may mean that less debt funds are available to Parent;

•	the potential negative effects if the Merger is not consummated, including:
○	the trading price of ZAGG common stock could be adversely affected;
○	we will have incurred significant transaction and opportunity costs attempting to complete the Merger;
○	we could lose business partners and employees, including key executives, sales, and other personnel;
○	our business may be subject to significant disruption and decline;
○	the market’s perceptions of our prospects could be adversely affected;
○	our directors, officers, and other employees will have expended considerable time and efforts to consummate the Merger;
•
the fact that, notwithstanding our specific performance remedy under the Merger Agreement, our remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub is limited to receipt of the reverse termination fee under certain circumstances, and that under certain circumstances we may not be entitled to the reverse termination fee at all;

•
the fact that any gain realized by ZAGG stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States;

•
the restrictions in the Merger Agreement on the conduct of our business prior to the consummation of the Merger, which may delay or prevent us from undertaking business or other opportunities that may arise prior to the consummation of the Merger;

•	the potential distraction to our business from potential stockholder suits in connection with the Merger; and
•
the fact that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of ZAGG stockholders. See “Interests of the Directors and Officers of ZAGG in the Merger” on page 56 of this proxy statement.

After taking into account the factors set forth above, as well as others, the Board concluded that the potential benefits of the Merger to ZAGG’s stockholders outweighed the potentially negative factors associated with the Merger. Accordingly, the Board unanimously determined that the Merger Agreement and the Merger are advisable, fair to, and in the best interests of ZAGG and its stockholders and recommends that the stockholders of ZAGG approve and adopt the Merger Agreement.
The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, ZAGG’s executive management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” on page 24 of this proxy statement.
Opinion of BofA Securities, Inc.
ZAGG retained BofA Securities to act as a financial advisor to ZAGG in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. ZAGG selected BofA Securities to act as a financial advisor to ZAGG in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with ZAGG and its business.
On December 10, 2020, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated December 10, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of ZAGG common stock, was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix D to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect or implication of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ZAGG or in which ZAGG might engage or as to the underlying business decision of ZAGG to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation to how any stockholder should vote or act in connection with the Merger or any related matter.

In connection with rendering its opinion, BofA Securities has, among other things:
•	reviewed certain publicly available business and financial information relating to ZAGG;
•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of ZAGG furnished to or discussed with BofA Securities by the management of ZAGG, including certain financial forecasts relating to ZAGG prepared by the management of ZAGG (the Company Projections, as defined and summarized below under “—Certain Financial Projections”);

•	discussed the past and current business, operations, financial condition and prospects of ZAGG with members of senior management of ZAGG;
•	discussed with the management of ZAGG its assessments as to the likelihood of, amount of, and timing upon which the Additional Merger Consideration may become payable;
•	reviewed the trading history for the shares of ZAGG common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
•	compared certain financial and stock market information of ZAGG with similar information of other companies BofA Securities deemed relevant;
•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
•
considered the fact that ZAGG publicly announced that it would explore its strategic alternatives and the results of BofA Securities’ efforts on behalf of ZAGG to solicit, at the direction of ZAGG, indications of interest and definitive proposals from third parties with respect to a possible acquisition of ZAGG;

•	reviewed the Merger Agreement; and
•	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of ZAGG that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Projections, BofA Securities was advised by ZAGG, and assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ZAGG as to the future financial performance of ZAGG. BofA Securities relied, at the direction of ZAGG, on the assessments of the management of ZAGG as to the likelihood of, amount of, and timing upon which the Additional Merger Consideration may become payable and assumed that the Additional Merger Consideration will be paid to the holders of shares of ZAGG common stock in the amounts and at the time as projected. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ZAGG or any other entity, nor did it make any physical inspection of the properties or assets of ZAGG or any other entity. BofA Securities also did not evaluate the solvency or fair value of ZAGG or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of ZAGG, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Merger or the contemplated benefits thereof.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of shares of ZAGG common stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the Merger or any related entities, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ZAGG or in which ZAGG might engage or as to the underlying business decision of ZAGG to proceed with or effect the Merger. In addition, BofA Securities expressed no view or opinion with respect to, and it relied, with the consent of ZAGG, upon the assessments of ZAGG and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to ZAGG or any other entity and the Merger (including the contemplated benefits thereof) as to which it understood that ZAGG obtained such advice as it deemed necessary from qualified professionals. BofA Securities further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market, tax and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. While the credit, financial and stock markets have been experiencing unusual volatility, BofA Securities expressed no opinion or view as to any potential effects of such volatility on ZAGG or the Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, ZAGG imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth below in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Company Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information of the following seven selected publicly traded companies in the consumer electronics and accessories industries, selected by BofA Securities based on its professional judgment and experience:
•	Arlo Technologies, Inc.
•	Foster Electric Company
•	GoPro, Inc.
•	JVCKenwood Corporation
•	Spigen Inc.
•	Turtle Beach Corporation
•	Universal Electronics Inc.
BofA Securities reviewed, among other things, the enterprise values for each of the selected companies and for ZAGG, calculated by multiplying the closing share price of each applicable company as of December 9, 2020 by the number of fully-diluted shares outstanding of the applicable company (determined on a treasury stock method basis based on information in its public filings), and adding to (or subtracting from, as applicable) the result the amount of the applicable company’s net debt (or net cash) (defined as debt, preferred equity and non-controlling interest (as applicable) less cash, cash equivalents and marketable securities (as applicable)), as a multiple of Wall Street analyst consensus estimates of calendar year 2020 and 2021 earnings before interest, taxes, depreciation and amortization

(“EBITDA”) for the applicable company (referred to in this section as “2020E EV / EBITDA” and “2021E EV / EBITDA”). Financial data of the selected companies were derived from their public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of December 9, 2020. Financial data of ZAGG were derived from the Company Projections and equity information provided by the management of ZAGG. The overall low to high 2020E EV / EBITDA multiples observed for the selected companies were 2.5x to 8.3x (with a mean of 4.6x and median of 3.1x). The overall low to high 2021E EV / EBITDA multiples observed for the selected companies were 2.2x to 9.7x (with a mean of 5.5x and median of 5.5x). BofA Securities noted that the 2020E EV / EBITDA multiple observed for ZAGG was 3.8x and that the 2021E EV / EBITDA multiple observed for ZAGG was 4.1x, in each case, based on the Company Projections.
Multiple of EBITDA
Selected Companies	2020E	2021E
Arlo Technologies, Inc.	NM	NM
Foster Electric Company	2.9x	2.5x
GoPro, Inc.	NM	9.7x
JVCKenwood Corporation	2.5x	2.2x
Spigen Inc.	3.1x	3.8x
Turtle Beach Corporation	6.2x	7.4x
Universal Electronics Inc.	8.3x	7.2x
Based on BofA Securities’ review of the enterprise values to EBITDA multiples for the selected companies and ZAGG and on its professional judgment and experience, BofA Securities applied a 2020E EV / EBITDA multiple reference range of 2.30x to 3.90x to ZAGG management’s estimates of calendar year 2020 EBITDA, adjusted by the management of ZAGG for certain one-time items (“Adjusted EBITDA”), as reflected in the Company Projections, and a 2021E EV / EBITDA multiple reference range of 3.70x to 7.30x to ZAGG management’s estimates of calendar year 2021 Adjusted EBITDA as reflected in the Company Projections to calculate ranges of implied enterprise values for ZAGG. BofA Securities then calculated implied equity value reference ranges per share of ZAGG common stock (rounded to the nearest $0.05) by subtracting from the resulting ranges of implied enterprise values it calculated an estimate of the net debt of ZAGG as of December 31, 2020 (calculated as debt, less cash, less the amount of the PPP Loan that management of ZAGG expected to be forgiven, discounted to present value, as of December 31, 2020, using a one-year Treasury Bill rate of 0.1%), as provided by the management of ZAGG, and dividing the result by a number of fully diluted-shares of ZAGG common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of ZAGG). This analysis indicated the following approximate implied equity value reference ranges per share of ZAGG common stock, as compared to the Merger Consideration:
Implied Equity Value Reference Range Per Share of ZAGG Common Stock
2020E Adjusted EBITDA	2021E Adjusted EBITDA	Merger Consideration
$1.60 - $4.15	$3.40 - $8.75	$4.45
No selected publicly traded company used in this analysis is identical or directly comparable to ZAGG. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which ZAGG was compared.
Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following twenty-three selected transactions involving acquisitions of publicly traded consumer electronics and accessories companies since 2011, selected by BofA Securities based on its professional judgment and experience.
Date	Acquiror	Target	Enterprise Value to LTM EBITDA
5/21/20	Global Acoustic Partners	TEAC Corporation	—
4/21/20	Protempo US Ltd	Outdoor Tech	—
11/1/19	Google LLC	FitBit, Inc.	NM

Date	Acquiror	Target	Enterprise Value to LTM EBITDA
7/16/19	Focusrite plc	Pro Audio GmbH	10.4x
1/3/19	ZAGG Inc	Halo2Cloud, LLC	—
11/30/18	ZAGG Inc	Gear4 HK Limited	—
7/31/18	ZAGG Inc	BRAVEN Audio	—
7/30/18	Logitech International S.A.	Blue Microphones	—
7/26/17	EagleTree Capital	Corsair Gaming, Inc.	12.1x
7/11/17	Logitech International S.A.	ASTRO Gaming	—
2/28/17	Control4 Corporation	Triad Speakers, Inc.	—
11/14/16	Samsung Electronics Co., Ltd.	Harman International Industries, Inc.	10.0x
8/24/16	Mill Road Capital	Skullcandy, Inc.	11.8x
4/12/16	Logitech International S.A.	JayBird	—
2/2/16	ZAGG Inc	mophie inc	—
10/22/14	GoerTek Inc.	Dynaudio A/S	—
9/15/14	AwoX S.A.	Cabasse SAS	—
8/28/14	Monomoy Capital Partners	Cobra Electronics Corp.	NM
6/17/14	Harman International Industries, Inc.	Yurbuds	—
5/28/14	Apple Inc.	Beats Electronics LLC	—
2/17/12	Trilantic Capital Partners	Nixon	9.2x
6/21/11	ZAGG Inc	iFrogz Inc.	—
1/6/11	Audiovox Corp.	Klipsch Group, Inc.	—
For each of these transactions, BofA Securities reviewed the enterprise values implied for each target company based on the consideration payable in the selected transaction, as multiples of estimates of the target company’s last twelve months EBITDA (“LTM EBITDA”), as of the announcement of the relevant transaction and based on publicly available information at that time. The overall low to high enterprise value to LTM EBITDA multiples of the target companies in the selected transactions were 9.2x to 12.1x (with a mean of 10.7x and median of 10.4x).
Based on BofA Securities’ review of the enterprise values to LTM EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an enterprise value to LTM EBITDA multiple reference range of 9.40x to 11.40x to ZAGG management’s estimates of Adjusted EBITDA for the twelve-month period ended September 30, 2020, as reflected in the Company Projections, to calculate a range of implied enterprise values for ZAGG. BofA Securities then calculated an implied equity value reference range per share of ZAGG common stock (rounded to the nearest $0.05) by subtracting from this range of implied enterprise values an estimate of the net debt of ZAGG as of December 31, 2020 (calculated as debt, less cash, less the amount of the PPP Loan that management of ZAGG expected to be forgiven, discounted to present value, as of December 31, 2020, using a one-year Treasury Bill rate of 0.1%), as provided by the management of ZAGG, and dividing the result by a number of fully-diluted shares of ZAGG common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of ZAGG). This analysis indicated the following approximate implied equity value reference ranges per share of ZAGG common stock, as compared to the Merger Consideration:
Implied Equity Value Reference Range Per Share of ZAGG Common Stock	Merger Consideration
$9.15 – $11.55	$4.45
No selected precedent transaction used in this analysis or the applicable business or target company is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which the Company and the Merger were compared.

Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of ZAGG to calculate a range of implied present values per share of ZAGG common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows ZAGG was expected to generate over the period from January 1, 2021 through December 31, 2024 based on the Company Projections. BofA Securities calculated terminal values for ZAGG by applying a range of assumed perpetuity growth rates of negative 1.0% to 1.0% based on BofA Securities’ professional judgment and experience, to the terminal year cash flows. The cash flows and the terminal values were then discounted to present value as of December 31, 2020, utilizing the 3/4-year discounting convention, and using discount rates ranging from 10.00% to 12.50%, which were based on an estimate of ZAGG’s weighted average cost of capital, derived using the capital asset pricing model. BofA Securities then calculated implied equity value reference ranges per share of ZAGG common stock (rounded to the nearest $0.05) by deducting from this range of present values ZAGG’s projected net debt as of December 31, 2020 (calculated as debt, less cash, less the amount of the PPP Loan that management of ZAGG expected to be forgiven, discounted to present value, as of December 31, 2020, using a one-year Treasury Bill rate of 0.1%), as provided by ZAGG management and dividing the result by a number of fully-diluted shares of ZAGG common stock outstanding (calculated on a treasury stock method basis, based on information provided by the management of ZAGG). This analysis indicated the following approximate implied equity value reference range per share of ZAGG common stock (rounded to the nearest $0.05), as compared to the Merger Consideration:
Implied Equity Value Reference Range Per share of ZAGG Common Stock	Merger Consideration
$3.10 – $5.30	$4.45
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things the following:
52-Week Trading Range. BofA Securities reviewed the trading range of the shares of ZAGG common stock for the 52-week period ended December 9, 2020, which was $2.10 to $8.58.
26-Week Trading Range. BofA Securities reviewed the trading range of the shares of ZAGG common stock for the 26-week period ended December 9, 2020, which was $2.71 to $4.12.
Wall Street Analysts Price Targets. BofA Securities reviewed certain publicly available equity research analyst price targets for the shares of ZAGG common stock available as of December 9, 2020, and noted that the range of such price targets (discounted by one year at ZAGG’s mid-point cost of equity of 13.4%) was $7.05 to $8.80.
Miscellaneous
As noted above, the discussion set forth above in the section entitled “—Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of ZAGG. The estimates of the future performance of ZAGG in or underlying BofA Securities analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by

BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of ZAGG common stock of the Merger Consideration to be received by such holders in the Merger and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of ZAGG or its shares of common stock.
The type and amount of consideration payable in the Merger was determined through negotiations between ZAGG and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board, management or any other party with respect to the Merger or the Merger Consideration.
ZAGG has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of approximately $3,750,008, $1,000,000 of which was payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the Merger. ZAGG also has agreed to reimburse BofA Securities for certain expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any of its affiliates, its and their respective directors, officers, employees and agents and each other person controlling BofA Securities or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, arising out of BofA Securities’ engagement.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of ZAGG and certain of its affiliates and Parent and certain of its affiliates and certain portfolio companies of its affiliates.
BofA Securities and its affiliates may in the future provide investment banking, commercial banking and other financial services to ZAGG and may receive compensation for the rendering of these services.
In addition, BofA Securities and its affiliates may in the future provide investment banking, commercial banking and other financial services to Parent and may receive compensation for the rendering of these services.
Certain Financial Projections
In connection with ZAGG’s evaluation of a possible transaction, ZAGG management prepared certain non-public, unaudited, stand-alone financial projections (the “Company Projections”). The Company Projections were reviewed by the Board at its meeting held on November 4, 2020, in connection with the Board’s review of the proposed transaction with the Evercel Group, and the Board authorized BofA Securities to use the Company Projections for purposes of performing the financial analyses summarized under “—Opinion of BofA Securities, Inc.” beginning on page 47 of this proxy statement. The Company Projections also were provided to the Evercel Group in connection with its due diligence review of ZAGG and the proposed transaction. The Company Projections reflect the following key considerations and assumptions as to the future financial performance of ZAGG:
•	Continued pressure on retail openings and in-store shopping experience from COVID-19 into 2021 and 2022;
•	Continued pressure from COVID-19 on the overall economy, impacting discretionary spend on handset and related accessories into 2021 and beyond;
•	5G roll-out of iPhones providing overall benefit to handset sales, though much less impactful than originally thought beyond 2020;
•	Limited growth from acquired brands (HALO and Gear4) in 2021 and beyond;

•
An OEM’s 2020 entrance into wireless charging category with a new product line, including related OEM-required certification negatively impacting wireless charging and case sales, and overall margins, in late 2021 and beyond;

•
Despite the extension of tariffs exemptions in the second half of 2020, such exemptions expired on December 31, 2020 and ZAGG’s ability to effectively and profitably move manufacturing out of China may be less successful than originally believed over the long term;

•	Improvement in freight rates starting in 2021 compared to 2020;
•
Competition and retail margin pressure on core categories continuing to erode market share and overall product margins beyond 2021, including the need for additional discounting below historical margins to move through excess inventory;

•	Potential wind-down of audio category and reduced focus on keyboards/power stations leading to lower sales, but likely improved margin mix;
•
Reinstating cash bonuses in 2021 for the full year, ending hiring freeze and filling organizational gaps caused by COVID-19 mitigation cost reductions, commencing traveling, and reinstating some marketing spend (i.e., overall increase in cash operating expense); and

•	Cash operating expense growing each year, though overall operating expense margins improving.
The Company Projections are included in the table below. The inclusion of this information should not be regarded as an indication that ZAGG, its financial advisors, or any of their respective representatives or any other recipient of this information considered, or now considers, the Company Projections to be necessarily predictive of future results. Management advised the Board that the Company Projections represent ZAGG’s management’s best estimates of the future financial performance of ZAGG and its business as currently configured as a stand-alone, publicly listed company.
The following table summarizes the Company Projections as described above.
Company Projections
(Dollars in millions, except per share data) (Shares in thousands)	2020	2021	2022	2023	2024
Net Sales	$464.3	$485.2	$504.6	$517.2	$530.1
Gross Margin	$108.2	$162.2	$162.5	$165.5	$169.1
% of Sales	23.3%	33.4%	32.2%	32.0%	31.9%
Operating Expenses	$153.1	$139.0	$140.8	$141.7	$142.1
% of Sales	33.0%	28.7%	27.9%	27.4%	26.8%
Operating Income	$(44.9)	$23.2	$21.7	$23.8	$27.0
% of Sales	-9.7%	4.8%	4.3%	4.6%	5.4%
Other Income / (Expense)	$(3.2)	$(3.3)	$(2.8)	$(2.0)	$(2.0)
Pretax Income	$(48.1)	$19.9	$18.9	$21.8	$25.0
Income Tax	$(11.0)	$4.6	$4.3	$5.0	$5.8
Tax Rate	22.8%	23.0%	23.0%	23.0%	23.0%
Net Income	$(37.1)	$15.3	$14.6	$16.8	$19.3
Diluted Shares Outstanding	30,130	30,130	30,130	30,130	30,130
Diluted Earnings Per Share	$(1.24)	$0.51	$0.48	$0.56	$0.64
Adjusted EBITDA(1)	$50.4	$47.0	$43.7	$44.9	$46.8
Adjusted EBITDA%	10.8%	9.7%	8.7%	8.7%	8.8%
One-Time Benefits/Expenses
P&L Impact of Duty Refunds(2)	$(1.7)	$(5.5)	$—	$—	$—
P&L Impact of Duty Exemptions(3)	$(5.5)	$—	$—	$—	$—
SEC Investigation Expenses(4)	$0.7	$—	$—	$—	$—
Adjusted EBITDA Excluding One-Time Benefits/Expenses	$43.9	$41.5	$43.7	$44.9	$46.8

(Dollars in millions, except per share data) (Shares in thousands)	2020	2021	2022	2023	2024
Adjusted EBITDA Excluding One-Time Benefits/Expenses%	9.4%	8.6%	8.7%	8.7%	8.8%
Unlevered Free Cash Flow(5)		$20	$19	$20	$20
(1)
ZAGG defines Adjusted EBITDA as earnings before stock-based compensation expense, depreciation and amortization, other expense, net, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, inventory step-up amount in connection with the acquisition of HALO, severance expense, March 2020 inventory write-down, impairment of goodwill, loss on disposal of intangible assets and equipment (loss of discontinued brands, product lines, and related product tooling), adjustments to fair value of acquisition contingent consideration, and income tax provision (benefit).

(2)
Represents the net projected income statement benefit from an exemption received from the U.S. Trade Representative that provides ZAGG the ability to claim and receive refunds of certain duties paid from 2018 through 2020.

(3)
Represents the projected income statement benefit of an exemption received from the U.S. Trade Representative on duties for certain ZAGG products imported from China from August through December 2020. This exemption expires on December 31, 2020.

(4)	Represents a preliminary projection of 2020 expenses associated with the SEC Investigation.
(5)	Represents Adjusted EBITDA less stock-based compensation, taxes, change in net working capital and capital expenditures.
ZAGG’s ability to achieve the results set forth in the Company Projections are expressly dependent upon certain assumptions, including historical trajectory of each of ZAGG’s businesses, broad secular trends in the technology sector, market specific trends in each of the end markets in which ZAGG operates, and detailed input from various managers of each of ZAGG’s businesses. The Company Projections were not prepared with a view to public disclosure and are included herein only because such information was made available as described above. The Company Projections were not prepared with a view to comply with United States generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, KPMG LLP, our independent registered public accountant, has not examined, reviewed, compiled, or otherwise applied procedures to the Company Projections and, accordingly, assumes no responsibility for them and expresses no opinion on them. The Company Projections included herein have been prepared by, and are the responsibility of, ZAGG’s management.
Although a summary of the Company Projections is presented with numerical specificity, the Company Projections reflect numerous variables, assumptions, and estimates as to future events made by our management that our management believed were reasonable at the time the Company Projections were prepared, taking into account the relevant information available to management at the time the Company Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may cause actual results to deviate from the Company Projections include general economic conditions, results, or financial condition, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, accuracy of certain industry forecasts prepared by third parties, pricing pressures from our customers adversely affecting our profitability, any disruption in our information technology systems adversely impacting our business and operations, strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results, our contingent liabilities and tax matters causing us to incur losses or costs, any inability to protect our intellectual property rights adversely affecting our business or our competitive position, costs or adverse effects on our business, reputation, or results from governmental regulations, failure to hire and retain employees, results, or financial condition, and changes in tax laws. In addition, the Company Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Company Projections will be realized, and actual results may be materially better or worse than those contained in the Company Projections. Since the Company Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that the Board, ZAGG, our financial advisors, Parent, Parent’s representatives and affiliates (including each member of the Evercel Group), or any other recipient of this information considered, or now considers, the Company Projections to be material information of ZAGG or that actual future results will necessarily reflect the Company Projections, and the Company Projections should not be relied upon as such. The summary of the Company Projections is not included herein to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to shares of ZAGG common stock.

The Company Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors, and other information regarding ZAGG contained in our public filings with the SEC. See “Where You Can Find More Information” on page 98 of this proxy statement.
The Company Projections are forward-looking statements. For information on factors that may cause ZAGG’s future results to materially vary, see “Cautionary Statement Concerning Forward-Looking Statements” on page 24 of this proxy statement.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Company Projections to reflect circumstances existing after the date when ZAGG prepared the Company Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even if the assumptions underlying the Company Projections are shown to be in error. By including in this proxy statement a summary of certain financial projections, neither ZAGG nor any of its representatives or advisors, nor Parent, Parent’s representatives and affiliates (including each member of the Evercel Group), makes any representation to any person regarding the ultimate performance of ZAGG compared to the information contained in such financial projections and should not be read to do so.
In light of the foregoing factors and the uncertainties inherent in the Company Projections, stockholders are cautioned not to unduly rely on the Company Projections included herein.
Certain of the measures included in the Company Projections may be considered non GAAP financial measures. Non GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP and non GAAP financial measures as used by ZAGG may not be comparable to similarly titled amounts used by other companies.
Interests of the Directors and Executive Officers of ZAGG in the Merger
When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of ZAGG. See “—Background of the Merger” and “—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on pages 31 and 43 of this proxy statement, respectively. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Agreement.
These interests are described in more detail below, and certain of them, including the compensation that may become payable in connection with the Merger to Mr. Ahern, Mr. Taylor Smith, Mr. Jim Kearns, Mr. Bradley Holiday, and Mr. Brian Stech, who constitute our named executive officers for the purposes of this proxy statement, are subject to a non-binding, advisory vote of the stockholders of ZAGG and are quantified in the narrative below and in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 95 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.
Treatment of Equity and Equity-Based Awards
Under the Merger Agreement, Company RSUs, the only equity-based awards held by ZAGG’s directors and executive officers under the ZAGG Inc Amended and Restated 2013 Equity Incentive Award Plan (the “Incentive Award Plan”), will be treated as follows:
Restricted Stock Units
At the effective time of the Merger, each outstanding Company RSU award will, automatically without any required action on the part of ZAGG, the Parent, or the holder thereof, be cancelled and terminated and converted into the right to receive (i) the Closing Date Consideration, multiplied by the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger and (ii) an aggregate number of PPP Loan Forgiveness Rights equal to the aggregate number of shares of ZAGG common stock underlying such Company RSU award immediately prior to the effective time of the Merger.
The following table sets forth (i) the aggregate number of shares of our Common Stock owned by our executive officers and non-employee directors as of the Record Date, (ii) the number of outstanding Company RSUs that were awarded to and held by our executive officers and non-employee directors as of the Record Date under our Incentive Award Plan and (iii) the value of these shares and Company RSUs in the Merger. The shares of ZAGG common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of ZAGG common stock held by other ZAGG stockholders entitled to receive the Merger Consideration. The amounts in the table were calculated using information regarding outstanding Company RSUs held by each executive officer and non-employee director as of the Record Date and a per-share price for ZAGG common stock of $4.45, which represents (i) $4.20 (i.e., the Closing Date Consideration) plus (ii) up to $0.25 per PPP Loan Forgiveness Right (i.e., the entire Contingent Consideration Amount).
Name	Company RSUs (#)	Company RSUs ($)	ZAGG Common Stock (#)	ZAGG Common Stock ($)	Total Value ($)
Executive Officers
Chris Ahern	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Taylor Smith	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Jim Kearns	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Bradley Holiday(1)	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Brian Stech(2)	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]

Non-Employee Directors
Cheryl A. Larabee	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Daniel R. Maurer	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Michael T. Birch	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Scott Stubbs	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Ronald G. Garriques	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
Edward Terino	[ • ]	$[ • ]	[ • ]	$[ • ]	$[ • ]
(1)
Effective March 31, 2019, Mr. Holiday resigned as CFO of ZAGG. Mr. Holiday does not hold any vested but unissued or unvested shares of ZAGG common stock or Company RSUs and will not receive any additional compensation in connection with the Merger.

(2)
Effective July 17, 2019, Mr. Stech resigned as President of ZAGG. Mr. Stech does not hold any vested but unissued or unvested shares of ZAGG common stock or Company RSUs and will not receive any additional compensation in connection with the Merger.

Executive Severance Plan
The ZAGG Inc Executive Severance Plan (the “Severance Plan”) provides for the payment of certain severance and other benefits to our current executive officers, in the event of a qualifying termination of employment with us (and supersedes and replaces any similar benefits provided under any prior employment or other agreement between us and our current executive officers).
Under the Severance Plan, in the event of a termination of a covered executive’s employment by us without “Cause” or by the executive for “Good Reason” (each as defined in the Severance Plan) the executive will be eligible to receive the following payments and benefits:
•
a cash payment equal to the sum of (i) 100% of the executive’s then-current annual base salary, payable in substantially equal installments over a period of one (1) year in accordance with the Company’s normal payroll practice plus (ii) a pro-rata portion of the executive’s cash performance bonus, if any, for the year in which the termination occurs, based on actual performance during the year in which the termination occurs; and

•	Company-paid COBRA premium payments for the executive and the executive’s covered dependents for up to 12 months.

However, if either such termination occurs within the period beginning on the date of a “Change in Control”, and ending on the one-year anniversary of such Change in Control, the executive will be eligible to receive:
•
a cash payment equal to the sum of (i) 100% (200% with respect to Mr. Ahern) of the executive’s then-current annual base salary, plus (ii) 100% (200% with respect to Mr. Ahern) of the executive’s target cash performance bonus for the year in which the termination occurs, to be paid in substantially equal installments over a period of one (1) year (two (2) years with respect to Mr. Ahern) in accordance with the Company’s normal payroll practice;

•	Company-paid COBRA premium payments for the executive and the executive’s covered dependents for up to 12 months (18 months for Mr. Ahern);
•	with respect to Mr. Ahern only, a single lump-sum payment in an amount equal to six months of his monthly COBRA premium payment; and
•	full vesting acceleration of all outstanding ZAGG equity awards, with performance stock unit awards paid at target performance values.
Each executive’s right to receive the severance payments and benefits described above is subject to such executive’s delivery and, as applicable, non-revocation of a general release of claims in favor of ZAGG, and such executive’s continued compliance with any applicable restrictive covenants.
In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to an executive by ZAGG, would subject an executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for such executive.
Retention Awards
Mr. Ahern and Mr. Smith will receive retention awards of up to $2,000,000 and $100,000, respectively, subject to the terms of the Merger Agreement and the consummation of the Merger.
Continuing Employees
The Merger Agreement provides that from the effective time of the Merger and thereafter, Parent and its affiliates shall recognize the employment or service of each employee of ZAGG or any of its subsidiaries who, as of the closing of the Merger, continues to be employed by ZAGG or any of its subsidiaries (a “Continuing Employee”) for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting, and entitlement of the Continuing Employee under all employee benefit plans maintained by the surviving corporation, Parent, or any of their respective affiliates, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans, except to the extent such recognition would result in a duplication of benefits.
Named Executive Officer Golden Parachute Compensation
The following table provides information about certain compensation for each of the Company’s named executive officers listed in the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders that is based on or otherwise relates to the Merger. The amounts in the table were calculated using information regarding outstanding Company RSUs held by each named executive officer as of the Record Date, which is the latest practicable date prior to the filing of this proxy statement, and a per-share price for ZAGG common stock of $4.45, which represents (i) $4.20 (i.e., the Closing Date Consideration) plus (ii) $0.25 per PPP Loan Forgiveness Right (i.e., the entire Contingent Consideration Amount), and assumes the Merger closed on the Record Date. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of the stockholders of ZAGG, as described in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 95 of this proxy statement.

The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that were vested as of the Record Date. In addition, certain amounts will vary depending on the actual date of closing of the Merger, which is presently expected to be in the first quarter of 2021. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
Golden Parachute Compensation
Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
Chris Ahern	$4,400,000	$[ • ]	$41,604	$[ • ]
Taylor Smith	$570,400	$[ • ]	$20,068	$[ • ]
Jim Kearns	$616,000	$[ • ]	$6,458	$[ • ]
Bradley Holiday(4)	—	—	—	—
Brian Stech(5)	—	—	—	—
(1)
The amounts in this column represent (i) aggregate cash severance payments that each named executive officer (other than Messrs. Holiday and Stech) would be entitled to receive under the Severance Plan if his employment were terminated by ZAGG without Cause or by the named executive officer for Good Reason on the Record Date and (ii) the retention awards that would be payable to Messrs. Ahern and Smith in connection with the consummation of the Merger. See “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Executive Severance Plan” and “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Retention Awards” on pages 57 and 58 of this proxy statement for a description of each named executive officer’s severance rights and retention awards, if applicable.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts in the columns entitled “Cash Salary Severance” and “Incentive Compensation Severance” are considered payable pursuant to a “double-trigger” arrangement. However, the amounts listed in the column entitled “Cash Salary Severance” for Mr. Smith and Mr. Kearns are payable upon a qualifying termination of employment regardless of whether a change in control occurs. The retention awards payable to Messrs. Ahern and Smith are payable pursuant to a “single-trigger” arrangement.
Name	Cash Salary Severance ($)	Incentive Compensation Severance ($)	Retention Award ($)	Total
Chris Ahern	$1,200,000	$1,200,000	$2,000,000	$4,400,000
Taylor Smith	$336,000	$134,400	$100,000	$570,400
Jim Kearns	$440,000	$176,600	—	$616,600
(2)
The amounts in this column represent the aggregate Merger Consideration that each named executive officer (other than Messrs. Holiday and Stech) would receive with respect to unvested Company RSUs in connection with the Merger, calculated by multiplying the total number of such Company RSUs by the sum of (i) the Closing Date Consideration and (ii) the entire Contingent Consideration Amount of $0.25. The following table sets forth the number of unvested Company RSUs held by each named executive officer (other than Messrs. Holiday and Stech) on the Record Date.

Name	Company RSUs
Chris Ahern	[ • ]
Taylor Smith	[ • ]
Jim Kearns	[ • ]
(3)
The amounts in the table include the estimated value of the Company-paid COBRA insurance coverage for Messrs. Ahern, Smith, and Kearns and their eligible dependents for 12 months (18 months for Mr. Ahern), following the qualifying termination of employment, as well as an additional lump sum payment to Mr. Ahern equal to 6 months of COBRA premium payments.

(4)	Effective March 31, 2019, Mr. Holiday resigned as CFO of ZAGG. Mr. Holiday will not receive any additional compensation in connection with the Merger.
(5)	Effective July 17, 2019, Mr. Stech resigned as President of ZAGG. Mr. Stech will not receive any additional compensation in connection with the Merger.
Narrative Disclosure to Named Executive Officer Golden Parachute Compensation Table
For additional information relating to our named executive officers’ cash severance payments, retention awards and the treatment of equity-based awards held by our named executive officers, see “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger” on page 56 of this proxy statement.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement, from and after the effective time of the Merger, Parent, and the Surviving Corporation, jointly and severally, will indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the effective time of the Merger, an officer, director, or employee of ZAGG or any of its subsidiaries, solely when acting in such official capacity for ZAGG or any of its subsidiaries or in an official capacity for another entity at the request of or on behalf of ZAGG or any of its subsidiaries (together with such person’s heirs, executors, or administrators, collectively, the “Indemnified Parties”), against any losses, claims, damages, liabilities, costs, certain expenses, judgments, fines, penalties and amounts paid in settlement, including all interest, assessments, and other charges paid, arising out of matters existing or occurring at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions contemplated thereby).
Under the Merger Agreement, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation from liabilities for acts or omissions occurring at, or prior to, the effective time of the Merger existing as of the date of the Merger Agreement in favor of the indemnitees as provided in ZAGG’s certificate of incorporation and bylaws and indemnification agreements of ZAGG, or any of its subsidiaries will be assumed by the Surviving Corporation and Parent in the Merger, without further action, at the effective time of the Merger and will survive the Merger and continue in full force and effect in accordance with their terms. For a period of six years from the effective time of the Merger, the Surviving Corporation and its subsidiaries will maintain in effect the indemnification, advancement of expenses, exculpation, and limitations on liability of directors and officers provisions as provided in the applicable party’s certificate of incorporation and bylaws or similar organizational documents in effect as the effective date of the Merger, and will not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the effective time of the Merger were current or former directors, officers, or employees of ZAGG or its subsidiaries; provided, however, that all rights to exculpation, indemnification, and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such proceeding.
The Merger Agreement provides that Parent shall purchase and pay for a “tail” insurance policy to become effective at the effective time of the Merger with a claims period of at least six years from and after the effective time of the Merger, with benefits and levels of coverage no less favorable as ZAGG’s existing policies with respect to matters existing or occurring at or prior to the effective time of the Merger.
In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation, partnership, or entity of such consolidation or Merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, proper provisions will be made so that the successor or assign expressly assumes the insurance and indemnification obligations described above.
PPP Loan Forgiveness Rights Agreement
In connection with the closing of the Merger, ZAGG will enter into the PPP Loan Forgiveness Rights Agreement. The PPP Loan Forgiveness Rights Agreement generally restricts the transfer of PPP Loan Forgiveness Rights and provides that if certain conditions are not satisfied as of December 31, 2022, the PPP Loan Forgiveness Rights will expire.
Payment of the PPP Loan Forgiveness Rights is subject to the receipt by ZAGG on or prior to December 31, 2022 of (i) written confirmation from the U.S. Small Business Administration that the U.S. Small Business Administration’s audit of the PPP Loan has been satisfactorily completed and (ii) written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of a portion of the amounts outstanding under the PPP Loan.
No later than three business days after the satisfaction of the conditions set forth in the immediately preceding paragraph, ZAGG will deliver to the Rights Agent the Additional Merger Consideration. No later than five business days after receipt of the Additional Merger Consideration from ZAGG, the Rights Agent will pay to each holder, an amount equal to (i) the Additional Merger Consideration divided by (ii) the total number of PPP Loan Forgiveness Rights outstanding at the time of such payment, multiplied by (iii) the number of PPP Loan Forgiveness Rights held by such holder.
The Additional Merger Consideration is contingent on a number of factors and could be zero. We expect the PPP Loan will be audited based on guidance issued by the U.S. Small Business Administration, and the audit may not be complete prior to the expiration of the PPP Loan Forgiveness Rights or the results of the audit may be unfavorable for ZAGG. ZAGG expects to apply to have $[ • ] million of the PPP Loan forgiven, and it expects to pay the remainder in full.

With the consent of holders holding a majority of the outstanding PPP Loan Forgiveness Rights, the PPP Loan Forgiveness Rights Agreement may be amended to add, eliminate, or change any provisions, even if such addition, elimination, or change is in any way adverse to the interests of the holders.
Voting and Support Agreement
Simultaneously with the execution of the Merger Agreement, certain stockholders of ZAGG, who are directors and officers of ZAGG beneficially owning approximately [ • ]% of the outstanding shares of ZAGG, entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Parent and ZAGG under which such persons agreed, among other things, to vote in favor of the Merger Agreement and the transactions contemplated thereby, in favor of any proposal to adjourn the special meeting to solicit additional proxies in favor of the Merger Agreement and the transactions contemplated thereby and against certain competing transactions as described under “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation” beginning on page 80 of this proxy statement. Each stockholder party to the Voting and Support Agreement will be subject to certain other restrictions, including transfer restrictions on their shares, and has waived appraisal rights and agreed not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, related to the Merger Agreement or the transactions contemplated thereby, other than claims related to the enforcement of rights provided in the Merger Agreement or the Voting and Support Agreement.
The Voting and Support Agreement terminates upon the earliest to occur of (i) the conclusion of the special meeting and the shares of stockholders party to the Voting and Support Agreement having been voted as specified herein, (ii) the termination of the Voting and Support Agreement by mutual written consent of the parties thereto, (iii) the termination of the Merger Agreement prior to the effective time of the Merger, (iv) a change of recommendation to the extent permitted by the Merger Agreement, (v) ZAGG’s entry into an alternative acquisition agreement, (vi) the effective time of the Merger, and (vii) certain amendments to the Merger Agreement without the prior written consent of the stockholders.
This summary does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, which is attached as Appendix B to this proxy statement.
Financing of the Merger
The Evercel Group has committed to contribute, or cause to be contributed, $70 million to an indirect parent of Parent (“Holdings”) immediately prior to the time that Parent is obligated to consummate the Merger pursuant to the Merger Agreement (the “Equity Commitments”), subject to the terms of an equity commitment letter dated December 10, 2020 (the “Equity Commitment Letter”). The Evercel Group may assign any portion of its Equity Commitment, but will not be released from its obligations under the Equity Commitment Letter in the event of any failure by such assignee to fund the assigned portion of the Equity Commitment.
Lynx (directly or through one or more of its affiliates or related funds) has committed to provide an amount in cash of $75 million, consisting of a $40 million term loan facility for Holdings (the “Holdings Debt Commitment”) and a $35 million term loan facility for ZAGG, subject to the terms of debt commitment letters dated December 10, 2020 (collectively, the “Lynx Debt Commitments”).
Pursuant to the Equity Commitment Letter, Evercel has committed to cause Holdings to contribute the Equity Commitments and Holdings Debt Commitment to Parent to enable Parent to timely make the payments required of it under the Merger Agreement.
The ABL Lender has committed to provide and underwrite an $85 million senior secured revolving credit facility for ZAGG (the “Facility” and, collectively with the Lynx Debt Commitments, the “Debt Commitments”), subject to the terms of a commitment letter dated December 10, 2020. The ABL Lender may arrange a syndicate of lenders to provide commitments for the Facility, but their commitment to provide the entire amount of the Facility is not conditioned upon such syndication. It is anticipated that $67 million will be available for borrowing under the Facility at the time the Merger is consummated.
The obligations of the ABL Lender and Lynx to provide the Debt Commitments are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain specified representations and warranties, contributions of the equity contemplated by the Equity Commitment Letter, and other customary closing conditions for financings of this type.

The proceeds of the debt financing will be used, among other things, (i) to finance, in part, the payment of the amounts payable under the Merger Agreement and the payment of related fees and expenses, (ii) to refinance existing indebtedness of ZAGG, (iii) to finance ongoing working capital, and (iv) for general corporate purposes.
The Merger Agreement does not include a financing-related closing condition.
Limited Guaranty
Pursuant to the limited guaranty delivered by Evercel, dated as of December 10, 2020, Evercel has agreed to guarantee Parent’s obligations under the Merger Agreement to pay any applicable termination fee, and Parent’s expense reimbursement and indemnification obligations under the Merger Agreement.
Appraisal Rights
General
If the Merger is completed, holders of shares of ZAGG common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.
This section summarizes certain material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix C to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to “stockholder” are to the record holder of shares of ZAGG common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a ZAGG stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.
Under the DGCL, if you hold one or more shares of ZAGG common stock, do not vote in favor of the adoption of the Merger Agreement, continuously are the record holder of such shares through the effective time of the Merger and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which ZAGG stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.
Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, ZAGG must notify each stockholder who was a ZAGG stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix C to this proxy statement.
A HOLDER OF ZAGG COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX C CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF ZAGG COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF ZAGG COMMON STOCK HELD BY A ZAGG STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS, OR OTHERWISE LOSES HIS, HER, OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights
If you are a ZAGG stockholder and wish to exercise the right to seek an appraisal of your shares of ZAGG common stock, you must comply with ALL of the following:
•
you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your shares “AGAINST,” or as an abstention with respect to, the Merger Proposal;

•
you must continuously hold your shares of ZAGG common stock from the date of making the demand through the effective time of the Merger. You will lose your appraisal rights if you transfer your shares of ZAGG common stock before the effective time of the Merger;

•	prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares; and
•
you, another stockholder, an appropriate beneficial owner, or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of ZAGG common stock within 120 days after the effective time of the Merger. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of ZAGG stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of ZAGG common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand
Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of ZAGG common stock wishing to exercise appraisal rights must deliver to ZAGG, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.
A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of ZAGG common stock registered in that holder’s name. Such demand will be sufficient if it reasonably informs ZAGG of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her, or its shares of ZAGG common stock. Beneficial owners who do not also hold their shares of ZAGG common stock of record may not directly make appraisal demands to ZAGG. The beneficial owner must, in such case, arrange for the holder of record, such as broker, bank, or nominee, to timely submit the required demand in respect of those shares of ZAGG common stock. A holder of record, such as a broker, bank, or nominee, who holds shares of ZAGG common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of ZAGG common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of ZAGG common stock as to which appraisal is sought. Where no number of shares of ZAGG common stock is expressly mentioned, the demand will be presumed to cover all shares of ZAGG common stock held in the name of the holder of record.
IF YOU HOLD YOUR SHARES OF ZAGG COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER, OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM, OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF ZAGG COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF ZAGG COMMON STOCK THROUGH A BANK OR BROKERAGE WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY

NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.
If your shares of ZAGG common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of ZAGG common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
ZAGG Inc
Attention: Abby Barraclough, Corporate Secretary
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Email: abby.barraclough@zagg.com
Phone: 801-506-7005
At any time within 60 days after the effective time of the Merger, any ZAGG stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her, or its shares of ZAGG common stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the Surviving Corporation.
Notice by the Surviving Corporation. Within ten days after the effective time of the Merger, ZAGG, as the Surviving Corporation, must notify each holder of ZAGG common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal of the date that the Merger has become effective.
Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the effective time of the Merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by you, demanding an appraisal of the value of the shares of ZAGG common stock held by all stockholders who have properly demanded appraisal. None of Parent, Merger Sub, or ZAGG, as the Surviving Corporation is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of ZAGG common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. The failure of a holder of ZAGG common stock to file such a petition within the time periods specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the effective time of the Merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of ZAGG common stock not voted in favor of the Merger Proposal and with respect to which ZAGG has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Corporation must mail this statement to you within the later of (i) ten days after receipt by the Surviving Corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of ZAGG common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is not timely filed or if you deliver to the Surviving Corporation a written withdrawal of your demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right to appraisal will cease.
If a petition for appraisal is duly filed by you or another holder of record of ZAGG common stock who has properly exercised his, her, or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of ZAGG common stock and with whom agreements as to the value of their shares of ZAGG common stock have not been reached by the Surviving Corporation. After notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders shown on the list at the addresses therein stated as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which ZAGG stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the ZAGG stockholders demanding appraisal who hold certificated shares of ZAGG common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any ZAGG stockholder who fails to comply with this direction. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of ZAGG common stock entitled to appraisal exceeds 1% of the outstanding shares of ZAGG common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of ZAGG common stock exceeds $1.0 million.
The appraisal proceeding will be conducted as to the shares of ZAGG common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of ZAGG common stock held by all ZAGG stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Surviving Corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the ZAGG stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the Surviving Corporation of their stock certificates.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of ZAGG common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the Merger Consideration. Neither Parent nor ZAGG, as the Surviving Corporation, anticipates offering more than the Merger Consideration to any ZAGG stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of ZAGG common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the effective time of the Merger, you will lose the right to an appraisal and will instead receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of ZAGG common stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the effective time of the Merger, be entitled to vote the shares of ZAGG common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of ZAGG common stock as of a record date prior to the effective time of the Merger.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the Surviving Corporation, except that any attempt to withdraw made more than 60 days after the effective time of the Merger will require written approval of the Surviving Corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any ZAGG stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the effective time of the Merger. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of ZAGG common stock will be deemed to have been converted as of the effective time of the Merger into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of ZAGG common stock in accordance with the Merger Agreement.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of ZAGG common stock who receive Merger Consideration in exchange for shares of ZAGG common stock pursuant to the Merger. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local, and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.
This discussion is limited to holders of shares of ZAGG common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	persons holding shares of ZAGG common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers or dealers in securities;
•	traders in securities that elect to apply a mark-to-market method of accounting;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	“S corporations,” partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);
•	real estate investment trusts and regulated investment companies;
•	tax-exempt organizations or governmental organizations;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of ZAGG common stock being taken into account in an applicable financial statement;
•	persons deemed to sell their shares of ZAGG common stock under the constructive sale provisions of the Code;
•	persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the Surviving Corporation;
•	persons who hold or received their shares of ZAGG common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequences to holders of shares of ZAGG common stock who exercise appraisal rights in connection with the Merger under the DGCL.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of ZAGG common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding ZAGG common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF ZAGG COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of ZAGG common stock that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger
The receipt of Merger Consideration by a U.S. holder in exchange for shares of ZAGG common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives Merger Consideration for shares of ZAGG common stock in the Merger will generally equal the difference, if any, between the amount of Merger Consideration received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of ZAGG common stock (that is, shares acquired at the same cost in a single transaction) exchanged for Merger Consideration in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of Merger Consideration in exchange for a share of ZAGG common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of Merger. Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
As part of the Merger Consideration, a U.S. holder may receive a portion of the Additional Merger Consideration with respect to a PPP Loan Forgiveness Right. This discussion assumes that the receipt of PPP Loan Forgiveness Rights is treated as a “closed transaction” for U.S. federal income tax purposes, meaning that the tax consequences of the receipt of PPP Loan Forgiveness Rights to the U.S. holder are generally determined at the time of such receipt. Assuming this treatment is correct, the fair market value of any PPP Loan Forgiveness Rights received will be treated in the manner described above as if the U.S. holder received additional cash consideration equal to such fair market value. A U.S. holder’s initial tax basis in a PPP Loan Forgiveness Right received in the Merger will equal the fair market value of such PPP Loan Forgiveness Right on the date of the Merger and the holding period for a PPP Loan Forgiveness Right will begin on the date following the date of the Merger.
There is no authority directly addressing the U.S. federal income tax treatment of receiving payments of Additional Merger Consideration with respect to a PPP Loan Forgiveness Right in a closed transaction and, therefore, the amount, timing and character of any gain or income recognized with respect to the PPP Loan Forgiveness Rights is uncertain. For example, payments of Additional Merger Consideration could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. In addition, it is unclear how a U.S. holder of a PPP Loan Forgiveness Right would recover its adjusted tax basis (which basis will initially be the fair market value of the PPP Loan Forgiveness Right received) in such PPP Loan Forgiveness Right. Were a payment of Additional Merger Consideration to be treated as being with respect to the sale of a capital asset, a portion of such payment may constitute imputed interest under the Code in an amount equal to the excess of (i) the amount of the Additional Merger Consideration payment over (ii) the present value of such amount as of the date of the Merger, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. holder must include in its taxable income any interest imputed under the Code using such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Each U.S. holder should consult its tax advisor regarding the treatment of payments of Additional Merger Consideration received in respect of a PPP Loan Forgiveness Right in a closed transaction.
Although not entirely free from doubt, if a PPP Loan Forgiveness Right expires with remaining adjusted tax basis, a U.S. holder generally would recognize a loss, which loss likely would be a capital loss, in an amount equal to such U.S. holder’s adjusted tax basis in the PPP Loan Forgiveness Right. The deductibility of capital losses is subject to limitations. Each U.S. holder should consult its tax advisor regarding the treatment in its particular circumstances of the expiration of a PPP Loan Forgiveness Right.
Information Reporting and Backup Withholding
Payments made to a U.S. holder in exchange for shares of ZAGG common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.
Backup withholding is not an additional tax. Any amounts withheld from payments of Merger Consideration to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption
Tax Consequences to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of ZAGG common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Effect of the Merger
A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of Merger Consideration in exchange for shares of ZAGG common stock in the Merger unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of ZAGG common stock in the Merger, and certain other requirements are met; or

•
ZAGG is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of ZAGG common stock and the non-U.S. holder held (actually or constructively) more than 5% of the total fair market value of all shares of ZAGG common stock at any time during such five-year period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.
A non-U.S. holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of ZAGG common stock, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, the determination of whether ZAGG is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. ZAGG believes it has not been a USRPHC for U.S. federal income tax purposes during the five-year period preceding the Merger.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
As discussed above under “—Tax Consequences to U.S. Holders,” a portion of each payment on the PPP Loan Forgiveness Right may be treated as imputed interest. Parent expects that it or another applicable withholding agent will withhold or cause to be withheld an amount equal to 30% (or lower applicable treaty rate) of the portion of any such payments treated as imputed interest, unless a non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agents. Although the “portfolio interest exemption” under the Code provides for a complete exemption from withholding on “portfolio interest” if certain conditions are met, it is unclear whether or to what extent the portion of each payment on the PPP Loan Forgiveness Right that is treated as imputed interest would be eligible for the portfolio interest exemption. Accordingly, Parent does not intend to treat any portion of such payments as being eligible for the portfolio interest exemption.
Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (“FATCA”), Parent or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments on a PPP Loan Forgiveness Right reported as imputed interest, or possibly the entire PPP Loan Forgiveness Right payment depending on the U.S. federal income tax treatment of the receipt of the PPP Loan Forgiveness Rights, if certain non-U.S. holders fail to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding (including by providing a valid Form W-8BEN or W-BEN-E, as the case may be). Such withholding tax will generally be in lieu of, rather than in addition to, the 30% withholding tax described in the preceding paragraph. A non-U.S. holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Non-U.S. holders should consult their tax advisors regarding the application of FATCA to the PPP Loan Forgiveness Rights.
Information Reporting and Backup Withholding
Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the paying agent with an applicable and properly executed IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or successor form), as the case may be, certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local, or foreign tax laws.
Regulatory Approvals Required for the Merger
General
ZAGG and Parent have agreed to cooperate and use commercially reasonable efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. These approvals include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Parent has agreed to resolve, avoid, or eliminate each and every impediment under any applicable competition law. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.
Antitrust Laws
Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be completed until ZAGG and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. The parties have not yet filed the required HSR Act notifications with the FTC and the DOJ as of the date of this proxy statement.
At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about ZAGG contained in this proxy statement or in ZAGG’s public filings with the SEC, as described in “Where You Can Find More Information” on page 98 of this proxy statement, may supplement, update, or modify the factual disclosures about ZAGG contained in the Merger Agreement and described in this summary. The representations, warranties, and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:
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were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts;

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have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;
•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and
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may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in “The Merger Agreement—Representations and Warranties” on page 75 of this proxy statement.

Stockholders should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of ZAGG, Parent or Merger Sub, or any of their respective affiliates or businesses. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of ZAGG, Parent, and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement (the “Disclosure Schedule”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may not have been included in this proxy statement. Accordingly, the representations, warranties, covenants, and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, as well as the disclosures in ZAGG’s periodic and current reports, proxy statements, and other documents filed with the SEC. See “Where You Can Find More Information” on page 98 of this proxy statement.
The Merger
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the effective time of the Merger, Merger Sub will be merged with and into ZAGG, with ZAGG continuing as the Surviving Corporation and as a wholly-owned subsidiary of Parent from and after the effective time of the Merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the effective time of the Merger, the certificate of incorporation and bylaws of the Surviving Corporation will be amended in their entirety to contain the provisions set forth in the certificate of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the effective time of the Merger.
The board of directors of the Surviving Corporation immediately after the effective time of the Merger will consist of the directors of Merger Sub as of immediately prior to the effective time of the Merger, each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Each member of the Board will tender his or her resignation in his or her capacity as such to be effective as of the effective time of the Merger.
The officers of ZAGG immediately prior to the effective time of the Merger will be the officers of the Surviving Corporation immediately following the effective time of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Closing of the Merger; Effective Time
The closing of the Merger will take place by the electronic exchange of documents as soon as practicable on the date which is two business days following the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement (described in “—Conditions to the Closing of the Merger” on page 88 of this proxy statement) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions at such closing) or such other manner and date as Parent and ZAGG may mutually agree.
As soon as practicable after the closing of the Merger, the parties will cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the Merger will be at the time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as the parties agree and specify in the certificate of merger.
Merger Consideration
At the effective time of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of ZAGG common stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares held by Parent, Merger Sub, in the treasury of ZAGG, or by any wholly-owned subsidiary of ZAGG, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive, without interest thereon and less any applicable withholding taxes, the Merger Consideration consisting of (i) $4.20 per share in cash (i.e., the Closing Date Consideration) plus (ii) one PPP Loan Forgiveness Right, which represents the contingent right to receive a portion of any forgiven portion of the PPP Loan after deducting certain costs and expenses as more fully set forth in the PPP Loan Forgiveness Rights Agreement. All shares of ZAGG common stock converted into the right to receive the Merger Consideration will automatically be cancelled at the effective time of the Merger and will thereafter represent only the right to receive the Merger Consideration.
Treatment of Restricted Stock Units
At the effective time of the Merger, each outstanding Company RSU that is outstanding immediately prior to the effective time of the Merger will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation, without interest thereon and less any applicable withholding taxes, (i) the Closing Date Consideration in cash, multiplied by the aggregate number of shares of ZAGG common stock underlying such Company RSU (the “Closing Date RSU Consideration”); and (ii) an aggregate number of PPP Loan Forgiveness Rights equal to the aggregate number of shares of ZAGG common stock underlying such Company RSU. Parent will pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each holder of Company RSUs the Closing Date RSU Consideration (less any applicable withholding taxes) on the Surviving Corporation’s first regularly scheduled payroll date occurring at least five business days following the effective time of the Merger. Any payment with respect to PPP Loan Forgiveness Rights issued with respect to any Company RSU will be made as provided in the PPP Loan Forgiveness Rights Agreement.

Dissenting Shares
Any Dissenting Shares will not be converted into the right to receive the Merger Consideration, but will be converted into the right to receive such consideration as may be determined to be due to the holders of Dissenting Shares pursuant to the DGCL. If any holder of Dissenting Shares fails to perfect or withdraws or loses any such right to appraisal and/or payment, then each share of ZAGG common stock of such holder shall become exchangeable only for the right to receive the Merger Consideration, without interest and less any applicable withholding taxes.
Exchange and Payment Procedures
At or prior to the effective time of the Merger, Parent will designate an exchange agent (the “Exchange Agent”) to handle the exchange of shares of ZAGG common stock for the Closing Date Consideration. On the date of the closing of the Merger, (i) Parent will deposit, or cause to be deposited, with the Exchange Agent, cash in U.S. dollars in an amount sufficient to pay the aggregate Closing Date Consideration to which the holders of ZAGG common stock are entitled at the effective time of the Merger pursuant to the Merger Agreement and (ii) Parent will deposit, or cause to be deposited, with the Surviving Corporation, cash in an amount sufficient to pay the aggregate Closing Date RSU Consideration to which holders of Company RSUs are entitled at the effective time of the Merger pursuant to the Merger Agreement. The cash deposited with the Exchange Agent and with the Surviving Corporation by Parent pursuant to the foregoing sentence is referred hereafter as the “Exchange Fund”.
As soon as practicable (but no later than the second business day) after the effective time of the Merger, the Parent shall instruct the Exchange Agent to mail to each person that was, immediately prior to the effective time of the Merger, a holder of record of ZAGG common stock, represented by a stock certificate or as book-entry shares, which shares were converted into the right to receive the Merger Consideration, a letter of transmittal together with instructions for effecting the surrender of the certificates or book-entry shares in exchange for payment of the Merger Consideration. Upon receipt of (i) in the case of shares of ZAGG common stock represented by a stock certificate, a surrendered certificate or certificates (or affidavit of loss) in respect of such shares together with the signed letter of transmittal, or (ii) in the case of shares of ZAGG common stock held in book-entry form, the receipt of the signed letter of transmittal, the holder of such shares will be entitled to receive the Merger Consideration in exchange therefor and such certificates or book-entry shares shall be cancelled. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.
At the effective time of the Merger, the stock transfer books of ZAGG shall be closed and thereafter there will be no further registration of transfers of shares on the records of ZAGG. From and after the effective time of the Merger, the holders of certificates representing shares of ZAGG common stock outstanding immediately prior to the effective time of the Merger will cease to have any rights with respect to such shares of ZAGG common stock, except as otherwise provided in the Merger Agreement or by applicable law. On or after the effective time of the Merger, any certificates presented to the Exchange Agent, Parent, or the Surviving Corporation for transfer will be canceled and exchanged for the right to receive the Merger Consideration applicable thereto, including a cash amount in immediately available funds equal to the Closing Date Consideration to which the holder of such certificate is entitled pursuant to the Merger Agreement.
Termination of Exchange Fund
Any portion of the Exchange Fund (including any interest earned with respect thereto) that remains undistributed to the holders of ZAGG common stock 180 days after the effective time of the Merger will be delivered to Parent upon demand, and any holders of ZAGG common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration, without any interest thereon and subject to any applicable withholding taxes and abandoned property, escheat, or other similar laws.
Lost, Stolen, or Destroyed Certificates
If any stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen, or destroyed, the Exchange Agent will, in exchange for such lost, stolen, or destroyed stock certificate, pay the Merger Consideration payable in respect thereof pursuant to the Merger Agreement.

Termination of ZAGG ESPP
ZAGG will take all actions as may be necessary to terminate the ZAGG Inc Employee Stock Purchase Plan after the completion of the offering period that ends on December 31, 2020.
Representations and Warranties
In the Merger Agreement, ZAGG has made certain customary representations and warranties to Parent that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and/or in the Disclosure Schedule. Such representations and warranties relate to, among other things:
•	the due organization, valid existence, good standing, and corporate power of ZAGG and each of its subsidiaries;
•	the organizational documents of ZAGG and its subsidiaries;
•	the capitalization of ZAGG, including the number of shares of ZAGG common stock and Company RSUs and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;
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the authority of ZAGG to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against ZAGG;

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the absence of (i) any conflict with or violation of the organizational documents of ZAGG or any ZAGG subsidiary, (ii) any conflict with or violation of applicable laws or (iii) any required consents or approvals under, or breach, violation, loss of benefit, change of control, or default under, any permit or material contract of ZAGG or its subsidiaries, in each case, as a result of the execution and delivery by ZAGG of the Merger Agreement and the completion by ZAGG of the Merger;

•	the consents, filings, and authorizations required by governmental entities in connection with the transactions contemplated by the Merger Agreement;
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compliance with SEC filing requirements for ZAGG’s SEC filings in the three years prior to the date of the Merger Agreement, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

•	the adequacy of disclosure controls and internal controls over financial reporting;
•	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;
•	the absence of certain undisclosed liabilities;
•	the absence of certain changes and events since December 31, 2019;
•	the absence of a Company Material Adverse Effect (as defined below) since December 31, 2019;
•	employee benefit plans;
•	labor and other employment matters;
•	material customers and material vendors;
•	material contracts and the absence of breaches of or defaults under material contracts;
•	litigation matters;
•	the owned and leased real property of ZAGG and its subsidiaries;
•	intellectual property matters;
•	privacy and data security matters;
•	tax matters;
•	insurance policies and claims;
•	environmental matters;

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receipt by the Board of an opinion of BofA Securities as to the fairness, as of the date of the Merger Agreement, from a financial point of view, of the Merger Consideration to be received by holders of shares of ZAGG common stock;

•	votes required to approve the Merger;
•	brokers’ and financial advisors’ fees related to the Merger;
•	the absence of related party transactions;
•	compliance with applicable laws and governmental orders, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all applicable export control and import laws; and
•	the absence of any additional representations and warranties, except for the representations and warranties expressly set forth in the Merger Agreement.
Certain of ZAGG’s representations and warranties are qualified (i) by reference to the disclosure in ZAGG’s filings with the SEC prior to the execution of the Merger Agreement and (ii) as set forth in ZAGG’s Disclosure Schedule.
In addition, many of ZAGG’s representations and warranties are qualified by knowledge or by a materiality or a “Company Material Adverse Effect” standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, development, circumstance, occurrence, or effect (“Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the results of operations, condition (financial or otherwise), properties, assets, liabilities, or business of ZAGG and its subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”:
•	changes in the general economic, financial, credit, or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions;
•	changes in general economic conditions in the industry or industries in which ZAGG and its subsidiaries operate;
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the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism;

•	any hurricane, tornado, flood, earthquake, or other natural disaster;
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the identity of, or actions or omissions of, Parent, Merger Sub, or their affiliates, or any action taken (including by ZAGG) pursuant to or in accordance with the Merger Agreement or at the request of or with the consent of Parent or Merger Sub;

•	the announcement or pendency of the Merger Agreement and performance of obligations under the Merger Agreement;
•	any change in the market price or trading volume of ZAGG common stock (but excluding the facts giving rise to such change);
•	any failure to meet any financial projections or estimates or forecasts of revenues, earnings, or other financial metrics for any period (but excluding the facts giving rise to such failure);
•	changes in any laws or regulations applicable to ZAGG and its subsidiaries or applicable accounting regulations or practices (including GAAP) or the interpretations thereof;
•	any acts of God, including any epidemic, pandemic, or disease outbreak (including in respect of COVID-19); and
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any legal proceedings commenced by or involving any current or former stockholder of ZAGG (on their own behalf or on behalf of ZAGG) arising out of or related to the Merger Agreement or the transactions contemplated thereby (but excluding the facts giving rise to any such proceeding).

However, any Effect referred to in bullets one through four immediately above will, unless otherwise excluded, be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred if and to the extent that such Effect disproportionately and adversely affects ZAGG and its subsidiaries taken as a whole, as compared to other similarly situated persons operating in the industries in which ZAGG and its subsidiaries operate.
Parent’s and Merger Sub’s representations and warranties under the Merger Agreement relate to, among other things:
•	Parent’s and Merger Sub’s due organization, valid existence, good standing, and corporate power;
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the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

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the absence of (i) any conflict with or violation of the organizational documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable laws or (iii) any required consent or approval, breach, violation, loss of benefit, or default under any contract of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement and completion by Parent and Merger Sub of the Merger;

•	the consents, filings, and authorizations required by governmental entities in connection with the transactions contemplated by the Merger Agreement;
•	litigation matters;
•	the accuracy of information supplied to ZAGG by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;
•	the prior activities of Merger Sub;
•	the absence of brokers’ and financial advisors’ fees related to the Merger;
•	the equity and debt commitment letters;
•	the sufficiency of the funds that Parent and Merger Sub have, or will have access to, to fund the transactions contemplated in the Merger Agreement;
•	the solvency of the Surviving Corporation immediately after the Merger, subject to certain assumptions;
•	the fact that Parent and its subsidiaries are not “interested holders” of ZAGG, as such term is defined in Section 203 of the DGCL;
•	the limited guaranty provided by Evercel, pursuant to which Evercel has guaranteed payment of certain of Parent’s obligations under the Merger Agreement;
•	agreements with any stockholder of ZAGG relating to the Merger Agreement; and
•	the absence of any additional representations and warranties, except for the representations and warranties expressly set forth in the Merger Agreement.
None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.

Conduct of Business Pending the Merger
Certain covenants in the Merger Agreement restrict the conduct of ZAGG and its subsidiaries’ business between the date of the Merger Agreement and the effective time of the Merger. Except (i) as set forth in ZAGG’s Disclosure Schedule, (ii) as expressly permitted by the Merger Agreement, (iii) as required by law or by any contract to which ZAGG is a party as of the date of the Merger Agreement, (iv) any action taken, or omitted to be taken, by ZAGG as required by any law, order, or guideline related to COVID-19 or (v) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), from the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement (the “Pre-Closing Period”), ZAGG will and will cause each of its subsidiaries to (a) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course (taking into account any developments in the COVID-19 pandemic before, on, or after the date of the Merger Agreement) and (b) use commercially reasonable efforts to preserve intact in all material respects its business organization, goodwill and assets and maintain in all material respects its rights, franchises, and existing relations with customers, suppliers, employees, and business associates. Except (i) as set forth in ZAGG’s Disclosure Schedule, (ii) as expressly permitted by the Merger Agreement or (iii) as required by law or the regulations of any stock exchange applicable to ZAGG, during the Pre-Closing Period, ZAGG will not, and will not permit its subsidiaries to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):
•	amend its certificate of incorporation or bylaws;
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merge or consolidate with any other person, except for any such transactions among its wholly-owned subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations, or businesses;

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issue, sell, pledge, dispose of, grant, transfer, or encumber (or authorize any of the foregoing) any equity interests in ZAGG or any of its subsidiaries, other than (A) the issuance of shares of ZAGG common stock in connection with the vesting of Company RSUs outstanding as of the date of the Merger Agreement in accordance with their terms, or (B) the issuance of Company RSUs up to an amount equal to the amount of outstanding awards outstanding on December 10, 2020 that are forfeited or determined to be unearned or unvested pursuant to their terms prior to the closing of the Merger;

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sell, pledge, dispose of, transfer, lease, license, guarantee, encumber, or otherwise subject to a lien (or authorize any of the foregoing), any property or assets of ZAGG or any of its subsidiaries, except pursuant to existing contracts in effect on the date of the Merger Agreement and other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

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(i) abandon or allow any registrations (including any pending applications for registration) with respect to ZAGG intellectual property to lapse or expire for failure to pay any registration, maintenance, renewal, or other fee except for items of ZAGG intellectual property expiring at the end of their statutory terms, (ii) fail to make any filing, pay any fee, or take any other action necessary to maintain any right or interest with respect to ZAGG intellectual property, or (iii) sell, assign, lease, license, pledge, surrender, encumber, divest, transfer, or otherwise dispose of any ZAGG intellectual property that is material to the businesses of ZAGG and its subsidiaries, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

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make any (i) loans, guarantees, or capital contributions to or investments in any person (other than ZAGG or any of its direct or indirect wholly-owned subsidiaries) or (ii) advances to any person other than to employees in respect of expenses;

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declare, set aside, make, or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly-owned ZAGG subsidiary to ZAGG or to any of its other wholly-owned subsidiaries) or enter into any agreement with respect to the voting of its capital stock;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or other equity interests;

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acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any person or purchase substantially all of the assets of any person, other than acquisitions of assets in the ordinary course of business consistent with past practice;

•	except in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money;
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issue any debt securities or assume, guarantee, or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned ZAGG subsidiary) for borrowed money;

•	enter into, terminate, or materially amend any material contract other than in the ordinary course of business consistent with past practice;
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make or authorize any capital expenditure in excess of ZAGG’s budget as disclosed to Parent prior to the date of the Merger Agreement, other than capital expenditures that are not, in the aggregate, in excess of $2,000,000 for ZAGG and its subsidiaries taken as a whole;

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except as may be required by applicable law, the terms of the Merger Agreement, or an employee benefit plan in existence as of the date of the Merger Agreement: (i) grant any severance or termination pay to an officer, director, or employee or modify ZAGG’s executive severance plan; (ii) grant any increases in the compensation or benefits payable to its officers, directors, or employees, other than (x) the annual increases for non-officer employees in the ordinary course of business consistent with past practice, but in no event exceeding a total amount equal to 3% of the total base compensation for all such employees, and (y) the payment of retention or similar cash awards to executives, as determined by the Board in its sole discretion, in an aggregate amount not to exceed $500,000 plus certain agreed amounts as set forth in the Disclosure Schedule; (iii) adopt, enter into, materially amend, or terminate any employee benefit plan; or (iv) hire or terminate the employment of any officer or employee earning base cash compensation in excess of $250,000, other than for cause, death, or disability;

•	make any change in accounting policies or procedures, except as required by GAAP or by a governmental entity;
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settle or compromise any civil, criminal or administrative claim, action, suit, audit, assessment, arbitration, hearing or inquiry, or any proceeding or investigation, by or before any governmental entity against ZAGG or any of its subsidiaries other than settlements or compromises that do not require the payment of monetary damages by ZAGG or any of its subsidiaries and do not impose equitable relief on, or the admission of wrongdoing by, ZAGG or any of its subsidiaries;

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except as required by law, make, change, or revoke any material tax election, settle any material tax claim or assessment or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. applicable law) with respect to any material tax, surrender any right to claim a material tax refund, file any amended tax return with respect to any material tax, or change any annual tax accounting period;

•	fail to maintain existing insurance policies or obtain comparable replacement policies; or
•	authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.
Nothing contained in the Merger Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of ZAGG or any of its subsidiaries prior to the effective time of the Merger.
Required Stockholder Vote
As promptly as reasonably practicable, ZAGG is required to (i) establish a record date for and give notice of a meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement (including any adjournment or postponement thereof) and (ii) mail to the holders of ZAGG common stock as of the record date established for such meeting of stockholders this proxy statement (such mailing date, the “Proxy Date”). ZAGG is required to convene and hold such meeting of stockholders as promptly as reasonably practicable after the Proxy Date; provided that without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed), such stockholder meeting will not be held later than 25 business days after the clearance of the proxy statement by the SEC. Such stockholder meeting may also be postponed, recessed, or adjourned (i) with the consent of Parent (not to be unreasonably withheld, conditioned, or delayed), (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the required stockholder approval, or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by ZAGG’s stockholders prior to the stockholder meeting. Subject to the provisions in the Merger Agreement permitting a change of recommendation by the Board, ZAGG has agreed to use commercially reasonable efforts to solicit proxies in favor of the adoption of the Merger Agreement.
Non-Solicitation of Acquisition Proposals; Change of Recommendation
During the Pre-Closing Period, ZAGG is generally not permitted to solicit or discuss competing proposals with third parties, subject to certain exceptions.
As used in this proxy statement:
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an “acquisition proposal” means, other than the Merger or any other proposal or offer from Parent or any of Parent’s subsidiaries, any proposal, offer, or inquiry from a third party relating to (a) any acquisition or purchase, in a single transaction or series of related transactions, of (i) 15% or more of the consolidated net revenue, consolidated net income, or consolidated assets of ZAGG and its subsidiaries, taken as a whole, or (ii) 15% or more of the voting power of ZAGG; (b) any tender offer or exchange offer that if consummated would result in any person or group acquiring beneficial ownership of 15% or more of the combined voting power of ZAGG; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange, or other transaction involving ZAGG or any of its subsidiaries in which a third party or its stockholders, if consummated, would acquire 15% or more of the voting power of ZAGG or the surviving entity or the resulting direct or indirect parent of ZAGG or such surviving entity;

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a “superior proposal” means a bona fide written acquisition proposal made by a third party which, in the good faith judgment of the Board, taking into account the various legal, financial, financing, and regulatory aspects of the proposal and the person making such proposal (a) if accepted, is reasonably likely to be consummated, and (b) if consummated would result in a transaction that is more favorable to ZAGG’s stockholders than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of the transaction as contemplated by the Merger Agreement); and

•
an “intervening event” means any event, change, effect, development, state of facts, condition, or occurrence after the date of the Merger Agreement (including any acceleration or deceleration of existing changes or developments) that is material to ZAGG and its subsidiaries, taken as a whole, that (a) was not known to the Board as of or prior to the date of the Merger Agreement (or if known, the consequences of which were not known by the Board as of or prior to the date of the Merger Agreement), (b) does not involve or relate to an acquisition proposal, (c) does not result from a material breach of the Merger Agreement by ZAGG, (d) does not result from the COVID-19 pandemic or any law, order, or guideline related to COVID-19 and (e) does not relate to (i) changes in the market price or trading volume of the securities of ZAGG in and of themselves, (ii) the fact that ZAGG meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts, or estimates for any period or (iii) changes in general economic conditions in the industry or industries in which ZAGG and its subsidiaries operate (provided that clauses (i), (ii), or (iii) shall not prevent or otherwise affect a determination that the underlying cause of any such event constitutes an “intervening event” unless otherwise excluded pursuant to the foregoing clauses (a), (b), (c), or (d), as applicable).

Except as expressly permitted by the Merger Agreement, during the Pre-Closing Period, ZAGG will not, and will cause its subsidiaries not to, and will instruct its representatives not to on behalf of ZAGG, do any of the following:
•	initiate, solicit, or encourage the submission of any acquisition proposal or engage in any discussions or negotiations with respect thereto;
•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal;
•	withdraw, change, or qualify, in a manner adverse to Parent or Merger Sub, the Board recommendation that ZAGG’s stockholders approve and adopt the Merger Agreement;

•	enter into or negotiate any merger agreement, letter of intent, or other similar agreement relating to any acquisition proposal; or
•	resolve or agree to do any of the foregoing.
We refer to any of the actions described in the second, third, and fourth (to the extent related to the second and third bullets immediately above) bullets immediately above as a “change of Board recommendation”.
Except as expressly permitted by the Merger Agreement, during the Pre-Closing Period, ZAGG shall cease and cause to be terminated any discussion or negotiation with any persons conducted prior to the date of the Merger Agreement by ZAGG, its subsidiaries, or any of their respective representatives with respect to any acquisition proposal.
Notwithstanding anything to the contrary set forth in the Merger Agreement, if at any time following the date of the Merger Agreement and prior to receipt of the required stockholder approval (i) ZAGG has received a bona fide written acquisition proposal from a third party, (ii) ZAGG has not breached the non-solicitation covenants described above in any material respect with respect to such acquisition proposal and (iii) the Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, then as to each such third party, in each case, ZAGG may:
•	furnish information with respect to ZAGG and its subsidiaries to the third party making such acquisition proposal, its representatives, and potential sources of financing; and
•	participate in discussions or negotiations with the third party making such acquisition proposal regarding such acquisition proposal.
In the event that ZAGG furnishes information or participates in discussions with a third party as set forth above, ZAGG (i) will not, and will cause its subsidiaries not to and will instruct their respective representatives not to, disclose any information to such person without first entering into a confidentiality agreement with such person and (ii) will provide to Parent any material information concerning ZAGG or its subsidiaries provided or made available to such other person which was not previously provided or made available to Parent as promptly as practicable (to the extent ZAGG reasonably deems that doing so is not in violation of applicable law).
If, at any time following the date of the Merger Agreement, any representative of ZAGG or its subsidiaries receives any acquisition proposal, ZAGG shall promptly (and in any event within 24 hours) provide Parent with a copy of such acquisition proposal or provide Parent with a summary of an oral acquisition proposal and, without limiting the foregoing, ZAGG shall promptly (and in any event within 24 hours after such determination) advise Parent if ZAGG determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal in accordance with the provisions of the Merger Agreement described above.
Notwithstanding anything to the contrary contained in the Merger Agreement, if ZAGG has received a written acquisition proposal that the Board (or any duly authorized committee thereof) determines, after consultation with its financial advisors and outside counsel, constitutes a superior proposal (or could reasonably be expected to result in a superior proposal), the Board may at any time prior to receipt of the required stockholder approval, (i) effect a change of Board recommendation with respect to such superior proposal or fail to include the Board recommendation that ZAGG’s stockholders approve and adopt the Merger Agreement in any disclosure to stockholders required by Rule 14d-9 and/or (ii) terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal, in either case subject to the requirements set forth in the Merger Agreement. However, ZAGG is not entitled to effect a change of Board recommendation or terminate the Merger Agreement unless:
•
ZAGG shall have provided to Parent at least three business days’ prior written notice of ZAGG’s intention to take such action, which notice shall specify the material terms and conditions of such acquisition proposal and include a copy of the available proposed transaction agreement to be entered into in respect of such acquisition proposal (which may be redacted to omit the identity of the third party making such acquisition proposal);

•
during such notice period, if requested by Parent, ZAGG shall have engaged in good faith negotiations with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause the relevant proposal to no longer constitute a superior proposal; and

•
the Board (or any duly authorized committee thereof) shall have considered any adjustments and/or proposed amendments to the Merger Agreement (including a change to the price terms thereof) and the other agreements contemplated thereby that may be irrevocably offered in writing by no later than 11:59 a.m., New York City time, on the last day of such notice period and shall have determined in good faith that the superior proposal would continue to constitute a superior proposal if such proposed changed terms were to be given effect.

In the event of any material revisions to such superior proposal offered in writing by the party making such superior proposal, ZAGG shall be required to deliver a new written notice to Parent and to again comply (but only on two additional occasions) with the requirements set forth immediately above with respect to such new written notice, except that the notice period ZAGG shall provide to Parent shall be 24 hours with respect to any such revised superior proposal, but no such new written notice shall shorten the original three business days’ notice period set forth above.
Notwithstanding anything to the contrary contained in the Merger Agreement, the Board (or any duly authorized committee thereof) may at any time prior to receipt of the required stockholder approval effect a change of Board recommendation if (i) the Board (or any duly authorized committee thereof) determines that an intervening event has occurred and is continuing and (ii) the Board (or such duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a change of Board recommendation in response to such intervening event would be inconsistent with its fiduciary duties to the stockholders of ZAGG.
ZAGG’s Board may (i) disclose to ZAGG’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9, and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the stockholders of ZAGG if the Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties. The issuance by ZAGG or the Board of a “stop, look, and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a change of Board recommendation.
Consents, Approvals, and Filings
ZAGG and Parent have each agreed, subject to the terms of the Merger Agreement, to cooperate with the other and use (and to cause their respective subsidiaries to use) commercially reasonable efforts to, among other things:
•
take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper, or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications, and other documents;

•
obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental entity or third party necessary, proper or advisable to consummate the Merger;

•
cooperate in all respects with each other in connection with any filing or submission with a governmental entity in connection with the transactions contemplated by the Merger Agreement and in connection with any investigation or other inquiry by or before a governmental entity relating to the Merger, including any proceeding initiated by a private person;

•
promptly inform the other party of (and supply to the other party) any communication received by such party from, or given by such party to any governmental entity and any material communication received or given in connection with any proceeding by a private person, in each case, regarding the Merger;

•
permit the other parties to review in advance and incorporate the other parties’ reasonable comments in any filing or other communication to be given by it to any governmental entity with respect to obtaining any clearances required under any competition law in connection with the transactions contemplated hereby;

•
consult with the other parties in advance of any meeting or teleconference with any governmental entity or, in connection with any proceeding by a private person, with any other person, and, to the extent not prohibited by the governmental entity or other person, give the other parties the opportunity to attend and participate in such meetings and teleconferences; and

•
if any administrative or judicial action or proceeding, including any proceeding by a private person, is instituted (or threatened to be instituted) challenging the Merger as violative of any competition law, contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger.

Additionally, the parties agreed to file all required HSR Act notifications within ten business days after the date of the Merger Agreement and use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date). The parties have agreed to extend the deadline to file all required HSR notifications to January 15, 2021 and have not yet filed the required HSR Act notifications with the FTC and the DOJ as of the date of this proxy statement.
Parent agreed to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve such objections, if any, that a governmental entity may assert under any competition law with respect to the transactions contemplated by the Merger Agreement, and to avoid or eliminate each and every impediment under any competition law that may be asserted by any governmental entity with respect to the Merger, in each case, so as to enable the closing of the Merger to occur as promptly as practicable and in any event no later than the Outside Date, including:
•
proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of any businesses, assets, equity interests, product lines or properties of Parent (or any affiliates of Parent) or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any affiliates of Parent) or the Surviving Corporation;

•	creating, terminating, or divesting relationships, ventures, contractual rights or obligations of Parent (or of any of the affiliates of Parent), or the Surviving Corporation; and
•
otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines, or properties of Parent (including any of the affiliates of Parent) or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any of the affiliates of Parent) or the Surviving Corporation, in each case, as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any competition law or to avoid the commencement of any action to prohibit the transactions contemplated by the Merger Agreement under any competition law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any action or proceeding seeking to prohibit the Merger or delay the closing of the Merger beyond the Outside Date.

Employee Benefits Matters
The Merger Agreement provides that effective as of the effective time of the Merger, Parent and its affiliates shall recognize, or shall cause the Surviving Corporation to recognize, each Continuing Employee’s employment or service with ZAGG (including any current or former affiliate thereof or any predecessor of ZAGG) prior to the closing of the Merger for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting, and entitlement of the Continuing Employee under all applicable employee benefit plans.
The Merger Agreement further provides that effective as of the effective time of the Merger, Parent and its affiliates shall, or shall cause the Surviving Corporation to use commercially reasonable efforts to:
•
waive any preexisting conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements, or required physical examinations under any health or similar plan of the Surviving Corporation, Parent, or any of their respective affiliates applicable to any Continuing Employees (except to the extent applicable under any ZAGG benefit plans immediately before the effective time of the Merger); and

•
fully credit each Continuing Employee with all deductible payments, co-payments, and other out-of-pocket expenses incurred by such Continuing Employee under the benefit plans of ZAGG prior to the closing of the Merger during the plan year in which the closing of the Merger occurs, as if such amounts had been paid in accordance with the applicable benefit plan of the Surviving Corporation, Parent, or any of their respective affiliates.

The Merger Agreement also provides that the provisions in relation to the Continuing Employees set forth in the Merger Agreement are for the benefit of the parties to the Merger Agreement and that no Continuing Employee shall be regarded as a third-party beneficiary to the Merger Agreement. The Merger Agreement does not (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation, or any of their respective affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation, or any of their respective affiliates, as applicable, to continue any employee benefit plans or arrangements or prevent the amendment, modification, or termination thereof after the effective time of the Merger; or (iii) amend any employee benefit plans or arrangements.
Directors’ and Officers’ Indemnification and Insurance
The Merger Agreement provides that, without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any applicable employment or indemnification agreement or the organizational documents of ZAGG or any of its subsidiaries, from and after the effective time of the Merger, Parent and the Surviving Corporation, jointly and severally, will:
•
indemnify and hold harmless each Indemnified Party to the fullest extent authorized or permitted by applicable law in connection with any claim or action against any losses, claims, damages, liabilities, costs, indemnification expenses, judgments, fines, penalties, and amounts paid in settlement, including all interest, assessments, and other charges paid, arising out of matters existing or occurring at or prior to the effective time of the Merger; and

•
promptly pay on behalf of or, within 15 days after any request for advancement, an advance to each of the Indemnified Parties (provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification) any indemnification expenses incurred in defending or serving as a witness with respect to or otherwise participating with respect to any such claim or action in advance of the final disposition of such claim or action.

The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to the Merger Agreement extend to acts or omissions occurring at or before the effective time of the Merger and any claim or action relating thereto (including with respect to any acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger and the transactions contemplated by the Merger Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any claim or action relating thereto), and all rights to indemnification and advancement conferred under the Merger Agreement continue as to any Indemnified Party who has ceased to be a director or officer of ZAGG or any of its subsidiaries after the date of the Merger Agreement and inure to the benefit of such person’s heirs, executors, and personal and legal representatives.
The Merger Agreement further provides that all rights to indemnification, advancement of expenses, and exculpation from liabilities occurring at or prior to the effective time of the Merger existing in favor of the indemnitees as of the date of the Merger Agreement will be assumed by the Surviving Corporation and Parent at the effective time of the Merger and will survive the Merger and continue in full force and effect in accordance with their terms.
In addition, the Merger Agreement provides that:
•
for a period of six years from the effective date of the Merger, the applicable organizational documents of ZAGG and its subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation, and limitations on liability of directors and officers than are set forth in the applicable organizational documents of ZAGG and its subsidiaries and that such provisions will not be amended, repealed, or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights of the Indemnified Parties, unless such modification is required by law;

•
Parent will purchase a “tail” insurance policy to become effective at the effective time of the Merger with a claims period of at least six years from the effective time of the Merger with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage no less favorable as ZAGG’s existing policies with respect to matters existing or occurring at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated hereby);

•
if Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and is not the surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation assume the indemnification obligations set forth in the Merger Agreement;

•
the indemnification obligations set forth in the Merger Agreement will not be terminated or modified in such a manner as to adversely affect any person to whom such provisions apply without the written consent of such affected person; and

•	Parent will cause the Surviving Corporation to perform all of its indemnification obligations set forth in the Merger Agreement.
Further, the Merger Agreement provides that the indemnification provisions set forth in the Merger Agreement survive the consummation of the Merger and are intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and will be binding on Parent, the Surviving Corporation, and their respective successors and assigns.
Financing
Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the equity and debt financing commitment letters delivered to ZAGG on the date of the Merger Agreement without the prior written consent of ZAGG, if such amendment, modification, or waiver would (i) reduce the amount of the equity financing, or reduce the aggregate amount of the debt financing below the amount necessary to consummate the Merger, (ii) impose new or additional conditions or other terms to the financing, or otherwise expand, amend, or modify any of the conditions to the receipt of the financing, in a manner that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger, or (iii) materially and adversely impact the ability of Parent, Merger Sub, or ZAGG (solely with respect to the equity commitment letter) to enforce its rights against the other parties to the commitment letters; provided, that for the avoidance of doubt, Parent may amend any of the debt commitment letters or any definitive agreement related to the debt financing to add lenders, arrangers, bookrunners, agents, managers or similar entities who had not executed the debt commitment letters as of the date of the Merger Agreement and amend titles, allocations, and fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities.
Under the Merger Agreement, Parent and Merger Sub agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable to arrange the equity financing contemplated by the equity commitment letter, including using reasonable best efforts to:
•	maintain in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof;
•	satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the equity commitment letter; and
•
if the conditions to funding have been satisfied or waived, consummate the equity financing at or prior to the closing of the Merger, including by causing the parties to the equity commitment letter to fund the equity financing at the closing of the Merger.

Under the Merger Agreement, Parent and Merger Sub agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the debt financing and to consummate the debt financing on the closing date of the Merger in accordance with the terms of the debt commitment letters, including using its reasonable best efforts to:

•	maintain in effect the debt commitment letters in accordance with the terms and subject to the conditions thereof;
•	comply with its obligations under the debt commitment letters;
•
negotiate, execute, and deliver definitive agreements with respect to the debt financing contemplated by the debt commitment letters on the terms and conditions contemplated by the debt commitment letters;

•
satisfy, or cause to be satisfied, on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent, Merger Sub, and guarantor in the debt commitment letters that are within its control; and

•
if the conditions to funding have been satisfied or waived, and upon the satisfaction of the applicable conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfilment or waiver of such conditions), consummate the debt financing at or prior to the closing of the Merger, including using reasonable best efforts to cause the debt financing sources committing to fund the debt financing to fund the debt financing at the closing of the Merger.

Parent and Merger Sub are required to keep ZAGG reasonably informed on a reasonably current basis of material developments in their efforts to arrange the equity and debt financing, including promptly providing notice of (i) any material breach or repudiation by any party to the commitment letters that could reasonably be expected to result in a material delay of the closing of the Merger, (ii) the receipt of any written notice of termination of any commitment letter or (iii) any material dispute or disagreement among any parties to a commitment letter.
In the event any portion of the debt financing becomes unavailable on the terms and conditions set forth in any of the debt commitment letters, Parent is required to, as promptly as practicable, notify ZAGG of such event and the reasons therefor and use its reasonable best efforts to obtain alternative financing on terms and conditions not materially less favorable, in the aggregate, to Parent (as determined by Parent in good faith) than those set forth in such debt commitment letter and in an amount, when added to the portion of the financing being replaced that is still available, such that the aggregate funds available to Parent at the closing of the Merger will be sufficient to consummate the transactions contemplated by the Merger Agreement.
Debt Financing Cooperation
Under the Merger Agreement, ZAGG agreed to, and to cause each of its subsidiaries to, use commercially reasonable efforts, and to instruct their respective representatives, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing, including the following:
•
participating in and preparing for (and causing ZAGG’s senior management and representatives to participate in and prepare for) meetings, presentations, sessions with rating agencies and other customary syndication activities, and otherwise cooperating with the marketing efforts for any of the debt financing;

•
assisting Parent and the debt financing sources with the timely preparation of customary presentations, offering documents, prospectuses, memoranda and similar documents in connection with the debt financing;

•
identifying any material nonpublic information contained in the marketing materials related to the debt financing and complying with Regulation FD to the extent applicable to such material non-public information;

•
assisting Parent in connection with the preparation and registration of (but not executing) any pledge and security documents, supplemental indentures, interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the debt financing sources and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the debt financing;

•	providing financial statements and information of ZAGG and its subsidiaries as necessary pursuant to the debt commitment letters;

•
executing and delivering (or assisting Parent in obtaining) customary certificates, legal opinions, or other documents and instruments as may be reasonably requested by Parent in connection with the debt financing;

•	taking corporate action reasonably necessary to permit the completion of the debt financing;
•	cooperating with Parent to obtain customary corporate and, if applicable, facilities ratings from the rating agencies contemplated by the debt commitment letters;
•	providing authorization or representation letters to the debt financing sources authorizing the distribution of information regarding ZAGG and its subsidiaries to prospective lenders or investors;
•
using reasonable efforts to ensure that any syndication efforts in connection with the debt financing benefit from existing lending and investment banking relationships of ZAGG and its subsidiaries; and

•
promptly furnishing Parent and the debt financing sources with all documentation and other information about ZAGG and its subsidiaries as is reasonably requested by Parent relating to applicable “beneficial ownership”, “know your customer” and anti-money laundering rules and regulations.

However, (i) no obligation of ZAGG or any of its subsidiaries under any certificate, agreement, arrangement, document, or instrument relating to the debt financing will be effective until the effective time of the Merger and (ii) ZAGG and its subsidiaries will not be required to take any action under any such certificate, agreement, arrangement, document, or instrument that is not contingent upon the closing of the Merger or that must be effective prior to the effective time of the Merger. Further, any bank information memoranda and high-yield offering prospectuses or memoranda prepared in relation to the debt financing will contain disclosure reflecting the Surviving Corporation or its subsidiaries as the obligor.
To the extent the closing of the Merger does not occur, and promptly upon request by ZAGG, Parent will reimburse ZAGG for any documented and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by ZAGG and its subsidiaries in connection with their cooperation in arranging the debt financing as contemplated by the Merger Agreement.
Pursuant to the Merger Agreement, Parent is required to indemnify and hold harmless ZAGG and its subsidiaries, and each of their respective officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives, from and against any and all liabilities, costs, or expenses suffered or incurred by them in connection with their cooperation in arranging the debt financing pursuant to the Merger Agreement or the provision of information utilized in connection therewith. However, Parent shall not be liable for any of the foregoing to the extent (i) relating to inaccuracies in historical information furnished in writing by or on behalf of ZAGG or any of its subsidiaries or any of their respective representatives, including financial statements, solely to the extent such inaccuracies would constitute a material breach of certain representations provided in the Merger Agreement related to ZAGG’s SEC filings and financial statements, or (ii) arising from the gross negligence, willful misconduct, bad faith, or fraud of any of ZAGG, any of its subsidiaries or any of their respective representatives.
Obtaining the financing is not a condition to closing of the Merger.
Applications for SBA Approval and Forgiveness of PPP Loan
As soon as practicable after the date of the Merger Agreement, and in any event prior to January 31, 2021, ZAGG is required to (i) take any and all actions, and prepare and file any and all documents and applications, required to seek the consent of the U.S. Small Business Administration (“SBA”) and KeyBank, N.A. to the change in control of ZAGG contemplated by the Merger Agreement, (ii) take any and all actions required by the SBA or KeyBank, N.A. with respect to the PPP Loan in order to permit the consummation of the Merger without violating any regulations of the SBA (including depositing any funds related to the PPP Loan with KeyBank, N.A. or any other Person if required), (iii) take any and all actions, and prepare and file an application for forgiveness of the PPP Loan under the SBA regulations in effect at the time of filing such application, and (iv) use commercially reasonable efforts to obtain forgiveness of the PPP Loan including complying with all deadlines, requests, inquiries, and similar items with respect to any such application.

Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction at or prior to the effective time of the Merger of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:
•	the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding ZAGG common stock;
•
the absence of any governmental order preventing or prohibiting consummation of the Merger or any other transactions contemplated in the Merger Agreement or the PPP Loan Forgiveness Rights Agreement; and

•	the expiration or termination of any applicable waiting periods, together with any extensions thereof, under the HSR Act and any other competition laws.
The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by the Merger Agreement are also subject to the following conditions:
•
the representations and warranties of ZAGG set forth in the Merger Agreement regarding ZAGG’s corporate organization, authority to conduct its business, capitalization, and the absence of any Company Material Adverse Effect being true and correct as of the date of the closing of the Merger as though made on and as of such date and time (except to the extent such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of any de minimis inaccuracies with respect to capitalization;

•
the representations and warranties of ZAGG set forth in the Merger Agreement regarding the corporate organization of ZAGG’s subsidiaries, ZAGG’s authority to execute and deliver the Merger Agreement and consummate the transactions contemplated thereby, and the absence of brokers’ and financial advisors’ fees related to the Merger being true and correct in all material respects as of the date of the closing of the Merger;

•
the representations and warranties of ZAGG set forth in the Merger Agreement (other than those set forth in the two bullets immediately above) being true and correct as of the date of the closing of the Merger (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) as though made on and as of the date of the closing of the Merger (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except, in each case, where the failure to be so true and correct has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

•
the compliance or performance by ZAGG in all material respects with all agreements, obligations, and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Merger;

•	Parent’s receipt of a certificate signed by the Chief Executive Officer or Chief Financial Officer of ZAGG certifying that the conditions set forth in the foregoing bullets have been satisfied;
•
Parent’s receipt of a certificate executed by ZAGG, in a form reasonably acceptable to Parent, duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the treasury regulations promulgated under the Code (the “Treasury Regulations”), certifying that ZAGG is not a United States real property holding corporation; and

•	since the date of the Merger Agreement, there not having occurred any Company Material Adverse Effect.
The obligations of ZAGG to effect the Merger and the other transactions contemplated by the Merger Agreement are also subject to the following conditions:
•
the representations and warranties of Parent contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the date of the closing of the Merger (without giving effect to any references to any “Parent material adverse effect” or other “materiality” qualifications) as though made on and as of the date of the closing of the Merger (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except where failure to be so true and correct has not had or would not, individually or in the aggregate, reasonably be expected to have a Parent material adverse effect;
•
Parent having performed or complied in all material respects with all agreements, obligations, and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Merger; and

•	ZAGG’s receipt of a certificate of a responsible officer of Parent certifying that the conditions set forth in the foregoing bullets have been satisfied.
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the effective time of the Merger as follows:
•	by mutual written consent of Parent and ZAGG by action of their respective boards of directors;
•	by either ZAGG or Parent:
•
if the Merger shall not have been consummated prior to the Outside Date; provided, further that such right to terminate is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such date;

•
if any governmental entity shall have issued a final and nonappealable order permanently prohibiting the transactions contemplated by the Merger Agreement or the PPP Loan Forgiveness Rights Agreement; provided, that the party seeking to terminate the Merger Agreement pursuant to this provision shall not be in material violation of the Merger Agreement; or

•	if the required ZAGG stockholder approval shall not have been obtained at the ZAGG stockholder meeting;
•	by Parent:
•
if, prior to receipt of the required ZAGG stockholder approval, (i) a change of Board recommendation shall have occurred; provided that Parent’s right to terminate the Merger Agreement pursuant to this provision expires at 5:00 p.m., Eastern Time (ET), on the fifth business day following the date on which such change of Board recommendation occurs, or (ii) a tender offer or exchange offer for outstanding ZAGG common stock shall have been publicly announced (other than by Parent or an affiliate of Parent) and, prior to the earlier of (x) the date prior to the date of the ZAGG stockholder meeting and (y) 11 business days after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, the Board fails to recommend unequivocally against acceptance of such offer; or

•
subject to certain cure periods, if there is any breach of any representation, warranty, covenant, or agreement on the part of ZAGG set forth in the Merger Agreement, such that the conditions to closing of the Merger related thereto would not be satisfied at the closing of the Merger;

•	by ZAGG:
•
at any time prior to the receipt of the required ZAGG stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal; provided, that ZAGG has not materially breached the non-solicitation provisions of the Merger Agreement if such breach related to the party (or an affiliate of the party) that made the superior proposal;

•
subject to certain cure periods, if there is any breach of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, such that the conditions to closing of the Merger related thereto would not be satisfied at the closing of the Merger; or

•
if (i) all of the conditions to Parent’s obligations to consummate the Merger (other than conditions which are to be satisfied by actions taken at the closing) have been satisfied, (ii) Parent fails to consummate the closing of the Merger within three business days following the date the closing should have occurred pursuant to the terms of the Merger Agreement, (iii) ZAGG has irrevocably notified Parent in writing that ZAGG is ready, willing, and able to effect the closing of the Merger within two business days, and (iv) Parent fails to consummate the closing of the Merger on or before the second business day following the date of delivery of such written notification by ZAGG.
In the event that the Merger Agreement is terminated pursuant to the termination rights described above, the Merger Agreement shall become void and there shall be no liability or obligation on the part of Parent, Merger Sub, or ZAGG or their respective subsidiaries, officers, or directors (other than certain provisions that survive termination of the Merger Agreement). However, Parent, Merger Sub, and ZAGG are not relieved of any liability for fraud or as provided in that certain confidentiality agreement, dated as of November 9, 2020, between ZAGG and Evercel (the “Confidentiality Agreement”) in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.
Termination Fees
Under the Merger Agreement, ZAGG will be required to pay Parent a termination fee of $3,000,000 and to reimburse Parent for any and all out-of-pocket expenses incurred by Parent or any of its affiliates in connection with the transactions contemplated by the Merger Agreement or the financing, up to a maximum of $2,000,000, under any of the following circumstances:
•	in the event that the Merger Agreement is terminated by Parent due to a change of Board recommendation or commencement of a tender offer;
•	in the event that this Agreement is terminated by ZAGG in order to enter into a definitive agreement with respect to a superior proposal; or
•
in the event that (i) the Merger Agreement is terminated by ZAGG or Parent due to failure to consummate the Merger by the Outside Date or failure to obtain the required stockholder approval, (ii) an acquisition proposal has been publicly announced and not expressly and publicly withdrawn prior to the ZAGG stockholder meeting (x) prior to the date of termination with respect to any termination due to failure to consummate the Merger by the Outside Date, and (y) prior to the ZAGG stockholder meeting, with respect to termination due to failure to obtain the required stockholder approval, and (iii) within 12 months of such termination, ZAGG enters into an alternative acquisition agreement with respect to, or has consummated, an acquisition proposal.

In addition, Parent is required to pay ZAGG a termination fee of $5,000,000, in the following circumstances:
•	in the event that the Merger Agreement is terminated by ZAGG due to breach of Parent or Merger Sub’s representations or warranties; or
•	in circumstances where the conditions to Parent’s obligations have been satisfied and the Parent fails to consummate the closing of the Merger as set forth above.
Limitations on Remedies
In circumstances where a termination fee is payable by ZAGG to Parent in accordance with the provisions of the Merger Agreement, Parent’s right to receive the termination fee and capped reimbursement of expenses (as set forth in the Merger Agreement) will be Parent’s sole and exclusive remedy under the Merger Agreement.
In circumstances where a termination fee is payable by Parent to ZAGG in accordance with the provisions of the Merger Agreement, ZAGG’s right to receive the termination fee and indemnification and reimbursements of expenses (as set forth in the Merger Agreement) will be ZAGG’s sole and exclusive remedy under the Merger Agreement.
Limitation on Recourse
Other than with respect to (a) the right to specific performance of the equity commitment letter to the extent permitted by and in accordance with the equity commitment letter, (b) recourse against guarantor under the limited guaranty to the extent provided therein and (c) the recourse rights of any party pursuant to the Confidentiality Agreement to the extent provided therein, any claim or cause of action under the Merger Agreement may only be brought against persons that are expressly named as parties, and then only with respect to the specific obligations set forth in the Merger Agreement. Other than the equity commitment letter claims, such recourse against guarantor under the limited guaranty and such recourse against a party under the Confidentiality Agreement, no affiliate of ZAGG or any of its or its subsidiaries’ representatives, nor any affiliate of Parent or any of its or its subsidiaries’ representatives, will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations, or liabilities of ZAGG, Parent, or Merger Sub for any claim, investigation, or proceeding, in each case under, based on, in respect of, or by reason of, the Merger Agreement or the transactions contemplated thereby.
Amendments; Waivers
The Merger Agreement may be amended by a written instrument signed by each of the parties to the Merger Agreement by action taken by or on behalf of their respective boards of directors at any time before the effective time of the Merger. However, after receipt of the required ZAGG stockholder approval, no amendment may be made without further stockholder approval which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by ZAGG’s stockholders. In addition, certain customary provisions may not be amended without the consent of the debt financing sources.
At any time prior to the effective time of the Merger, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties thereto, (ii) waive any inaccuracies in the representations and warranties of the other party or parties contained therein or in any document delivered pursuant thereto, and (iii) waive compliance by the other party or parties with any of the agreements or conditions contained therein. However, after receipt of the required ZAGG stockholder approval, there may not be, without further approval of such stockholders, any extension or waiver of the Merger Agreement or any portion thereof which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Such extensions and waivers must be made in writing and signed by the parties to be bound.
Assignment
The Merger Agreement may not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties. Each of Parent, Merger Sub, and the Surviving Corporation may assign any of its rights, but not its obligations, under the Merger Agreement to any of the debt financing sources as collateral security and the foregoing is intended to be for the benefit of, and enforceable by, the debt financing sources and their respective successors and assigns.
No Third-Party Beneficiaries
The Merger Agreement provides that it is binding upon and inures to the benefit of ZAGG, Parent, and Merger Sub and their respective successors and permitted assigns. The Merger Agreement is not intended to confer any rights, benefits, remedies, obligations, or liabilities upon any other person, except as explicitly set forth in certain provisions of the Merger Agreement (which are for the benefit of the persons referred to in such provisions) including (i) in connection with the provisions for indemnification and insurance policies for the benefit of directors and officers (as described in “Directors’ and Officers’ Indemnification and Insurance” on page 84 of this proxy statement), (ii) following the effective time of the Merger, the rights of Company’s stockholders to receive the Merger Consideration and (iii) the debt financing sources and their respective successors and assigns.
Expenses
All expenses incurred by the parties to the Merger Agreement will be paid solely by the party which has incurred them, subject to certain provisions of the Merger Agreement.
Specific Performance
The parties to the Merger Agreement shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms (without any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief) and the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. ZAGG’s or Parent’s pursuit of specific performance shall not preclude the pursuing party from (i) the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving fraud and (ii) in the alternative and as applicable, seeking to terminate the Merger Agreement and collect the applicable termination fee

(or enforcement of expense reimbursement obligations). However, in no event will a party be permitted or entitled to receive both a grant of an injunction, specific performance, or other equitable relief or any other remedies under the Merger Agreement or available at law or equity, on the one hand, and payment of any monetary damages whatsoever or the payment of all or a portion of the applicable termination fee (and satisfaction of expense reimbursement obligations), on the other hand.
Notwithstanding the foregoing or any other provision to the contrary in the Merger Agreement, equity commitment letter, or the limited guaranty, ZAGG is entitled to enforce specifically Parent’s obligation to cause all or any portion of the equity financing to be funded (whether under the Merger Agreement or the equity commitment letter) or otherwise cause Parent to consummate the Merger or the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement only if: (i) the parties’ mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub (other than conditions which are to be satisfied by actions taken at the closing of the Merger) have been satisfied or waived at the time when the closing of the Merger should have occurred pursuant to the Merger Agreement; (ii) the debt financing has been funded or will be funded at the closing of the Merger upon the funding of the equity financing; (iii) ZAGG has notified Parent in writing that it is ready, willing, and able to consummate the closing of the Merger if the equity financing and the debt financing are funded, and such notice has not been revoked; and (iv) Parent and Merger Sub have failed to consummate the Merger by the date the Merger should have occurred pursuant to the Merger Agreement.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT
The Merger Agreement Proposal
We are asking you to approve a proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” on page 72 of this proxy statement. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.
Vote Required and Board Recommendation
As discussed in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 43 of this proxy statement, after considering various factors described in such section, the Board has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of ZAGG and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of ZAGG for adoption at the special meeting, and (iv) recommended that ZAGG’s stockholders adopt the Merger Agreement. The Board recommends that you vote “FOR” the Merger Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Merger Proposal, your shares of ZAGG common stock will be voted “FOR” the Merger Proposal.
Under Delaware law, adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock outstanding as of the Record Date and entitled to vote on the matter. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
The Board recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of ZAGG common stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we expect to adjourn the special meeting if a quorum is not present at the special meeting.
If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals at the adjourned meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the special meeting.
We do not anticipate calling a vote on this proposal if the Merger Proposal is approved by the requisite number of shares of ZAGG common stock at the special meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter. Assuming a quorum is present, abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal. Assuming a quorum is present, broker non-votes will have no effect on the Adjournment Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares of ZAGG common stock will be voted “FOR” the Adjournment Proposal.
The Board believes that it is in the best interests of ZAGG and its stockholders to be able to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes received to approve the Merger Proposal.
In addition, if a quorum is not present at the special meeting, the chairperson of the special meeting or the affirmative vote of the holders of a majority of all of the shares of ZAGG common stock represented at the special meeting, virtually or by proxy, and entitled to vote, although less than a quorum, may adjourn the special meeting to another place, date, or time (subject to certain restrictions in the Merger Agreement).
The Board recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Proposal
In accordance with Section 14A of the Exchange Act, ZAGG is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of ZAGG in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Named Executive Officer Golden Parachute Compensation” on page 58 of this proxy statement.
The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, ZAGG is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to ZAGG’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger—Interests of the Directors and Executive Officers of ZAGG in the Merger—Named Executive Officer Golden Parachute Compensation” in ZAGG’s proxy statement for the special meeting.”
Stockholders should note that this proposal is separate and apart from the Merger Proposal above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on ZAGG, the Board, or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ZAGG common stock present by virtual attendance or by proxy representation at the special meeting and entitled to vote on the matter. Assuming a quorum is present, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. Assuming a quorum is present, broker non-votes will have no effect on the Compensation Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Compensation Proposal, your shares of ZAGG common stock will be voted “FOR” the Compensation Proposal.
The Board recommends that you vote “FOR” the Compensation Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information as of [ • ], 2021 about the beneficial ownership of shares of ZAGG common stock by:
•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of ZAGG common stock.
Name and Address of Beneficial Owner(1)	ZAGG Common Stock	+	Unvested Restricted Stock Units	=	Total Beneficial Ownership(2)	Percentage of ZAGG Common Stock Beneficially Owned(3)
Named Executive Officers and Directors:	[•]		[•]		[•]	[•]%
Chris Ahern	[•]		[•]		[•]	[•]%
Taylor Smith	[•]		[•]		[•]	[•]%
Jim Kearns	[•]		[•]		[•]	[•]%
Bradley Holiday(4)	[•]		[•]		[•]	[•]%
Brian Stech(5)	[•]		[•]		[•]	[•]%
Cheryl A. Larabee	[•]		[•]		[•]	[•]%
Daniel R. Maurer	[•]		[•]		[•]	[•]%
Michael T. Birch	[•]		[•]		[•]	[•]%
Scott Stubbs	[•]		[•]		[•]	[•]%
Ronald G. Garriques	[•]		[•]		[•]	[•]%
Edward Terino	[•]		[•]		[•]	[•]%
All directors and executive officers as a group ([ • ] persons)	[•]		[•]		[•]	[•]%
>5% or More Beneficial Owners(6):
Dimensional Fund Advisors LP (7)	1,739,469		—		1,739,469	[•]%
RBC Global Asset Management (U.S.) Inc.(8)	1,567,072		—		1,567,072	[•]%
*	Less than 1% of the outstanding ZAGG common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o ZAGG, 910 Legacy Center Way, Suite 500, Midvale, UT 84047.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)
Shares of ZAGG common stock (i) granted as Company RSUs (excluding Company RSUs granted subject to performance conditions that have not yet been realized) and (ii) subject to options, warrants or convertible securities exercisable or convertible within 60 days of [ • ], 2021 were deemed outstanding for computing the percentage of the person holding such Company RSUs, options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of ZAGG common stock issued and outstanding, as of [ • ], 2021, which was [ • ] shares.

(4)
Effective March 31, 2019, Mr. Holiday resigned as CFO of ZAGG. Even though Mr. Holiday was not an executive officer as of [ • ], 2021, we have included Mr. Holiday in the table above because he was a named executive officer for fiscal 2019. As reflected in his most recent Form 4 filed with the SEC on March 14, 2019, Mr. Holiday’s ownership consisted of 130,326 shares of ZAGG common stock held directly by Mr. Holiday.

(5)
Effective July 17, 2019, Mr. Stech resigned as President of ZAGG. Even though Mr. Stech was not an executive officer as of [ • ], 2021, we have included Mr. Stech in the table above because he was a named executive officer for fiscal 2019. As reflected in his most recent Form 4 filed with the SEC on March 14, 2019, Mr. Stech’s ownership consisted of 203,817 shares of ZAGG common stock held directly by Mr. Stech.

(6)
Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

(7)
This information is based on a Schedule 13F filed with the SEC on November 12, 2020 by Dimensional Fund Advisors LP. Pursuant to the Schedule 13F, Dimensional Fund Advisors LP reports sole voting power with respect to 1,634,921 shares of ZAGG common stock and sole dispositive power with respect to 1,739,469 shares of ZAGG common stock. The principal business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(8)
This information is based on a Schedule 13F filed with the SEC on February 10, 2020 with respect to RBC Global Asset Management (U.S.) Inc., an investment advisor. Pursuant to the Schedule 13F, RBC Global Asset Management (U.S.) Inc. reports shared voting power with respect to 898,350 shares of ZAGG common stock and shared dispositive power with respect to 1,567,072 shares of ZAGG common stock. The principal business address for RBC Global Asset Management (U.S.) Inc. is 50 South Sixth Street, Suite 2350, Minneapolis, MN 55402.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of ZAGG. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. ZAGG will hold an annual meeting of stockholders in 2021 (the “2021 Annual Meeting”) only if the Merger has not already been completed.
If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with our 2021 Annual Meeting, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 Stockholder Proposals) and received by the Corporate Secretary of ZAGG on or before December 29, 2020. Stockholder proposals to be presented at the 2021 Annual Meeting which are not to be included in our proxy materials must be received by us no earlier than the close of business on March 13, 2021, nor later than the close of business on April 12, 2021.

WHERE YOU CAN FIND MORE INFORMATION
ZAGG files annual, quarterly and current reports, proxy statements and other information with the SEC.
You may obtain copies of any reports, statements, or other information that we file with the SEC from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ZAGG through the Investor Relations section of our website, www.zagg.com, and the “SEC Filings” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
ZAGG Inc
Attention: Abby Barraclough, Corporate Secretary
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Email: abby.barraclough@zagg.com
Phone: 801-506-7005
If you would like to request documents from us, please do so as soon as possible, to receive them before the special meeting.
If you have any questions about this proxy statement, the special meeting, or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (855) 208-8901 (Toll-Free)
Email: info@okapipartners.com

OTHER MATTERS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

MISCELLANEOUS
ZAGG has supplied all information relating to ZAGG, and Parent has supplied all of the information relating to Parent, Merger Sub, the Evercel Group, and the financing sources contained in “Summary—Parties Involved in the Merger,” “Summary—Financing of the Merger,” “The Merger—Parties Involved in the Merger,” and “The Merger—Financing of the Merger.”
You should not send in your ZAGG stock certificates until you receive transmittal materials after the Merger is completed.
You should rely only on the information contained in this proxy statement, including its appendices and all documents incorporated by reference therein, to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [ • ], 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ZEPHYR PARENT, INC.,

ZEPHYR MERGER SUB, INC.

AND

ZAGG INC

Dated as of December 10, 2020

A-i

A-ii

SCHEDULES AND EXHIBITS
Company Disclosure Schedule
Exhibit A – Form of PPP Loan Forgiveness Rights Agreement
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 10, 2020 (this “Agreement”), by and among Zephyr Parent, Inc., a Delaware corporation (“Parent”), Zephyr Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and ZAGG Inc, a Delaware corporation (the “Company”).
WHEREAS, the respective boards of directors (or similar governing bodies) of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the respective boards of directors (or similar governing bodies) of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders, and the Company, on the one hand, and Parent, as the sole stockholder of Merger Sub, on the other hand, have approved the execution of this Agreement, including the Merger, and the consummation of the transactions contemplated hereby;
WHEREAS, the board of directors of the Company (the “Company Board”) recommends that the Company’s stockholders approve and adopt this Agreement and authorize the transactions contemplated hereby;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Evercel, Inc. (the “Guarantor”) has duly executed and delivered to the Company a guaranty, dated as of the date of this Agreement, in favor of the Company (the “Sponsor Guaranty”); and
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company have duly executed and delivered to Parent support agreements, dated as of the date hereof, pursuant to which such stockholders have agreed to vote the shares of Company Common Stock owned by them in favor of the Merger, subject to the terms and conditions set forth therein (the “Support Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:
Article 1.

The Merger
Section 1.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place by the electronic exchange of documents as soon as practicable on the date which is two (2) Business Days after the date on which all conditions set forth in Article 6 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other manner and date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.
Section 1.2 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).
Section 1.3 Effective Time. As soon as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”).
Section 1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.5 Certificate of Incorporation; By-laws. At the Effective Time, the Certificate of Incorporation and the By-laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Certificate of Incorporation and the By-laws of Merger Sub, each as in effect immediately prior to the Effective Time, as the same may be amended subject to the limitations set forth in Section 5.9(c).
Section 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The Company shall cause each member of the Company Board to tender his or her resignation in his or her capacity as such prior to the Effective Time, with each such resignation to be effective as of the Effective Time. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.
Article 2.

Conversion of Securities; Exchange of Certificates and Book-Entry Shares
Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
a.
Conversion Generally. Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Excluded Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares), shall be converted, subject to Section 2.3(d), into the right to receive from the Surviving Corporation (i) the Closing Date Per Share Merger Consideration in cash, payable to the holder thereof in accordance with Section 2.3, and (ii) one PPP Loan Forgiveness Right, representing the right to receive any Per Share Additional Merger Consideration that may become payable to the holder thereof as provided in the PPP Loan Rights Agreement (collectively, the “Merger Consideration”). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) or any non-certificated shares of Company Common Stock represented in book-entry form (the “Book-Entry Shares”) shall thereafter represent the right to receive the Merger Consideration therefor. Certificates or Book-Entry Shares previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates or Book-Entry Shares in accordance with the provisions of Section 2.3, without interest and subject to any deduction for withholding Taxes required by applicable Law in accordance with Section 2.3(g).

b.
Cancellation of Certain Company Common Stock. Each share of Company Common Stock held by Parent, Merger Sub, any wholly-owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned subsidiary of the Company immediately prior to the Effective Time (collectively, the “Excluded Company Common Stock”) shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

c.
Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

d.
Change in Company Common Stock. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration and RSU Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

Section 2.2 Treatment of Company Restricted Stock Units. At the Effective Time, each Company RSU Award that is outstanding immediately prior thereto, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the Surviving Corporation as provided below: (i) the Closing Date Per Share Merger Consideration in cash, payable to the holder thereof in accordance with Section 2.3 multiplied by the aggregate number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Effective Time (the “Closing Date RSU Consideration”); and (ii) an aggregate number of PPP Loan Forgiveness Rights equal to the aggregate number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Effective Time (collectively, the “RSU Consideration”). Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each holder of Company RSU Awards the Closing Date RSU Consideration (less any applicable withholding Taxes) on the Surviving Corporation’s first regularly scheduled payroll date occurring at least five (5) Business Days following the Effective Time. Any payment with respect to PPP Loan Forgiveness Rights issued with respect to any Company RSU Award will be made as provided in the PPP Loan Rights Agreement.
Section 2.3 Exchange of Certificates.
a.	Exchange Agent.
i.
On or prior to the Effective Time, Parent shall designate Empire Stock Transfer or another bank or trust company designated by Parent and reasonably satisfactory to the Company to act as exchange agent in the Merger (the “Exchange Agent”). On the Closing Date, (A) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, cash in U.S. dollars in an amount sufficient to pay the Closing Date Per Share Merger Consideration with respect to all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Excluded Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares) as provided in Section 2.1(a) (which, for the avoidance of doubt shall not include the Closing Date RSU Consideration to be paid as provided in Section 2.2) and (B) Parent will, or will cause to be deposited with the Surviving Corporation, cash in an amount sufficient to pay the aggregate Closing Date RSU Consideration to be paid in accordance with Section 2.2 (such cash, and any interest and earnings thereon in clauses (A) and (B), in the aggregate, being hereinafter referred to as the “Exchange Fund”) payable pursuant to Section 2.1(a) or Section 2.2, as applicable. The Exchange Fund shall not be used for any other purpose other than to fund payments due pursuant to this Article 2.

ii.
The Exchange Agent shall invest any cash remaining in the Exchange Fund as directed by Parent, provided, that (A) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock, (B) following any such losses or events that result in the Exchange Fund becoming not immediately available or that result in the amount of funds in the Exchange Fund being insufficient to promptly pay the portion of the aggregate Merger Consideration that remains unpaid, Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Common Stock to the extent of such insufficiency and (C) such investments shall be in the following (or a combination thereof): (I) short-term direct obligations of the United States of America with maturities of no more than thirty days, (II) short term obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, (III) commercial paper obligations rated P-1 or A-1 or better by Moody’s Investor Services, Inc. or Standard & Poor’s Corporation, respectively, (IV) money market funds of the highest rating issued by either Moody’s Investor Services, Inc. or Standard & Poor’s Corporation, or (V) certificates of deposit or similar instruments issued by commercial banks with not less than $1 billion of capital. Any interest or other income resulting from the investment of such funds shall be added to the Exchange Fund and any amounts in excess of the amounts payable pursuant to Section 2.1(a) or Section 2.2 shall be returned to the Surviving Corporation.

iii.	The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid pursuant to Section 2.1(a) out of the Exchange Fund.

b.
Exchange Procedures. As soon as reasonably practicable and in any event not later than the second (2nd) Business Day after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Shares (except to the extent representing Excluded Company Common Stock or Dissenting Shares) which, in each case, were converted into a right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.3(f)) or a Book-Entry Share for cancellation to the Exchange Agent together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share (other than the Excluded Company Common Stock and Dissenting Shares) shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share (subject to deduction for withholding Taxes required by applicable Law in accordance with Section 2.3(g)), and the Certificate or Book-Entry Share so surrendered shall forthwith be immediately canceled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates or Book-Entry Shares. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

c.
Further Rights in Company Common Stock. The Merger Consideration paid or issued upon the surrender for exchange of Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.3(f)) or Book-Entry Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

d.
No Liability. None of Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any holder of shares of Company Common Stock for any amounts (whether in respect of such Company Common Stock or otherwise) delivered from the Exchange Fund or otherwise to a public official pursuant to any abandoned property, escheat or similar Law.

e.
Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the holders of shares of Company Common Stock (other than shares of Excluded Company Common Stock or Dissenting Shares) on the date that is one hundred eighty (180) days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Common Stock who have not theretofore surrendered their Certificates or Book-Entry Shares representing such shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.3 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares solely to Parent or the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration (without interest) to which such holders may be entitled pursuant to the provisions of Section 2.1(a) (subject to abandoned property, escheat or other similar Laws and any deduction for withholding Taxes required by applicable Law in accordance with Section 2.3(g)).

f.
Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable thereon pursuant to Section 2.1(a) without any interest thereon (subject to any deduction for withholding Taxes required by applicable Law in accordance with Section 2.3(g)).

g.
Withholding. Parent, the Company, the Surviving Corporation (and any of their respective Subsidiaries) and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company RSU Awards, or other Person, such amounts as Parent, the Company, the Surviving Corporation (and any of their respective Subsidiaries) or the Exchange Agent, as applicable, are required to deduct and withhold under any applicable provision of Tax Law with respect to the making of such payment. If any deduction or withholding may be avoided or reduced by such Person providing information or documentation to the applicable payor, the parties shall cooperate to use commercially reasonable efforts to legally avoid or reduce such deduction or withholding. To the extent that amounts are so withheld by Parent, the Company, the Surviving Corporation (and any of their respective Subsidiaries) or the Exchange Agent and remitted to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made by Parent, the Company, the Surviving Corporation (and any of their respective Subsidiaries) or the Exchange Agent, as applicable.
Section 2.4 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who properly demands appraisal of such shares of Company Common Stock pursuant to Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or exchangeable for the right to receive the Merger Consideration, but shall be converted into the right to receive such consideration as may be determined to be due to the holders of Dissenting Shares pursuant to the DGCL, unless and until such holders shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal and payment under the DGCL. Dissenting Shares shall be treated in accordance with Section 262 of the DGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal and/or payment, each such share of Company Common Stock of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Merger Consideration in accordance with Section 2.1(a) without any interest thereon (subject to any deduction for withholding Taxes required by applicable Law in accordance with Section 2.3(g)). The Company shall give Parent prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals (or attempted withdrawals) of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.
Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent, Parent or the Surviving Corporation for transfer (other than shares of Excluded Company Common Stock or Dissenting Shares) shall be canceled and exchanged for the right to receive the Merger Consideration applicable thereto, including a cash amount in immediately available funds equal to the Closing Date Per Share Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 2.1(a).
Section 2.6 Company ESPP. The Company shall take all actions as may be necessary to terminate the Company ESPP after the completion of the offering period that ends on December 31, 2020.

Article 3.

Representations and Warranties of the Company
Except as set forth in the Disclosure Schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent as follows:
Section 3.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company Subsidiary has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a true and complete list of all of the Company Subsidiaries as of the date of this Agreement. Except as set forth in Section 3.1 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary holds an Equity Interest in any other Person.
Section 3.2 Certificate of Incorporation and By-laws. The copies of the Company’s Certificate of Incorporation (the “Company Certificate”) and By-laws (the “Company By-laws”) that are listed as exhibits to the Company’s Form 10-K for the year ended December 31, 2019 (the “Company Form 10-K”) are complete and correct copies thereof as in effect on the date of this Agreement. The Company has, to the extent not included in the Company SEC Filings, made available to Parent complete and correct copies of the equivalent organizational documents of each Company Subsidiary, each as amended and in effect as of the date hereof. The Company Certificate, Company By-laws, and the equivalent organizational documents of each Company Subsidiary are in full force and effect, and none of the Company or any Company Subsidiary is in violation of any of the provisions of the Company Certificate, the Company By-laws, or their respective organizational documents, as applicable.
Section 3.3 Capitalization.
a.
The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of December 10, 2020, (i) 36,925,435 shares of Company Common Stock were issued and outstanding (all of which were duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights), (ii) 7,076,929 shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries and (iii) there were outstanding Company RSU Awards with respect to 1,527,763 shares of Company Common Stock (assuming, with respect to any Company RSU Award that is subject to vesting based on the achievement of performance goals, the achievement of “target” performance goals). Except for Company RSU Awards and the arrangements and agreements set forth in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any Company Subsidiary, or securities convertible into or exchangeable or exercisable for such capital stock or other Equity Interests, or obligating the Company or any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable or exercisable for such capital stock of, or other Equity Interests in, the Company or any Company Subsidiary. Since December 10, 2020, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance as set forth in this Section 3.3 or Section 3.3 of the Company Disclosure Schedule. Except as set forth on Section 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock or other Equity Interests of the Company or any Company Subsidiary. Except as set forth in Section 3.3 of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and is owned, beneficially and of record, by the Company or another Company Subsidiary free and clear of any Liens (other than transfer restrictions arising under securities Laws or the organizational documents of such Company Subsidiary). There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person, other than guarantees by the Company of any Indebtedness or other obligations of any wholly-owned Company Subsidiary. Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list, as of December 10, 2020, of, with respect to each Company RSU Award, (A) the name of the holder of each such Company RSU Award, (B) the number of shares of Company Common Stock underlying each such Company RSU Award (assuming, with respect to any Company RSU Award that is subject to vesting based on the achievement of performance goals, the achievement of “target” performance goals) and (C) the date on which each Company RSU Award was granted. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities or other Equity Interests having the right to vote) with the stockholders of the Company on any matter.
b.	Each Company RSU Award was granted in material compliance with all applicable Laws and all of the terms and conditions of the applicable plan pursuant to which it was issued.
c.
Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party or otherwise to the Knowledge of the Company with respect to the voting of any capital stock or other Equity Interests of the Company or any Company Subsidiary.

d.
Each Company Subsidiary is as of the date hereof and, as of immediately prior to the Closing will be, in compliance with all statutory minimum capitalization requirements under all applicable Laws, and, as of immediately prior to the Closing, there will be no requirement under any applicable Law for any Person to make contributions of capital to, or to provide letters of support or comfort in respect of the obligations of, any Company Subsidiary in order to comply with all such statutory minimum capitalization requirements.

Section 3.4 Authority.
a.
The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to which it is a party to be consummated by the Company. The execution and delivery of this Agreement and each Ancillary Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby other than the Required Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of the State of Delaware. The Company Board has unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and each Ancillary Agreement in accordance with the requirements of the DGCL, (iii) declared advisable the transactions contemplated hereby and thereby, (iv) directed that this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby be submitted to the Company’s stockholders for approval at a meeting of such stockholders, and (v) recommended that the Company’s stockholders approve and adopt this Agreement and authorize the transactions contemplated herein (such recommendation, the “Company Board Recommendation”). This Agreement and each Ancillary Agreement have been duly authorized and validly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles).

b.
The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement or any Ancillary Agreement and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Company Board. True and complete copies of all resolutions of the Company Board reflecting such actions have been previously provided to Parent. No other state takeover statute or similar statute or regulation is applicable to or purports to be applicable to the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement.

Section 3.5 No Conflict; Required Filings and Consents.
a.
The execution and delivery of this Agreement and each Ancillary Agreement by the Company does not, and the performance of this Agreement and each Ancillary Agreement by the Company will not (with or without notice or lapse of time or both), (i) assuming the Required Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Certificate or Company By-laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.5(b) have been obtained and all filings and notifications described in Section 3.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation or acceleration of any obligations under a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to any Company Material Contract, (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation or acceleration of any obligations under a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, Contract, license, Company Permit or other instrument or obligation or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or by which any of its assets are bound, except, with respect to the preceding clauses (ii), (iv) and (v), for any such conflicts, violations, breaches, defaults or other occurrences which have not had or would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (C) have a Company Material Adverse Effect.

b.
The execution and delivery of this Agreement and each Ancillary Agreement by the Company does not, and the performance of this Agreement and each Ancillary Agreement by the Company will not (with or without notice or lapse of time or both), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person, except (i) under the Exchange Act, Securities Act, any applicable Blue Sky Law, the rules and regulations of the Exchange, HSR Act, foreign or supranational antitrust and competition laws and the filing and recordation of the Certificate of Merger as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications to a Person other than a Governmental Entity, has not had or would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement, or (3) have a Company Material Adverse Effect.

Section 3.6 Permits; Compliance With Law. Each of the Company and each Company Subsidiary is in possession of all Governmental Authorizations necessary for the Company and each Company Subsidiary to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Filings filed prior to the date hereof and substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits has not had or would not, individually or in the aggregate, reasonably be expected to (a) prevent or materially delay consummation of the Merger, (b) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (c) have a Company Material Adverse Effect. In the past three (3) years, none of the Company or any Company Subsidiary is or has been in breach, default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, in each case, except for any such conflicts, defaults or violations that have not had or would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (3) have a Company Material Adverse Effect. In the past three (3) years, no Action by any Governmental Entity with respect to the Company or any Company Subsidiary is or has been pending or, to the Knowledge of the Company, is or was threatened, nor has any Governmental Entity or other Person commenced, or given written notice to the Company or any Company Subsidiary that it intends to commence, an Action to revoke or suspend any Company Permit, or given written notice that it intends not to renew any Company Permit and, to the Knowledge of the Company, no such intention or Action is threatened, except for any such Actions or non-renewals that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2017, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding any material and questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since December 31, 2017 through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of Law.
Section 3.7 SEC Filings; Financial Statements.
a.
In the past three (3) years, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, the “Company SEC Filings”). Each Company SEC Filing (i) as of its date, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

b.
Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments). The books and records of the Company and each Company Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements.

c.
The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) since December 31, 2017 has disclosed to the Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since December 31, 2017.
d.
Since December 31, 2017, the Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Exchange. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

Section 3.8 Disclosure Documents.
a.
The Proxy Statement and any Other Filings, and any amendments or supplements thereto, when filed by the Company with the SEC, or when distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

b.
The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement, and at the Effective Time and (ii) any Other Filings or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (1) statements therein based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or (2) any financial projections or forward-looking statements.

Section 3.9 No Undisclosed Liabilities. Except as and to the extent set forth on the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2019, included in the Company Form 10-K for the year ended December 31, 2019, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that (i) would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of the Company Subsidiaries, and (ii) would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2019, and that, individually or in the aggregate, are not and would not reasonably be expected to (A) prevent or materially delay consummation of the Merger or (B) otherwise be material to the Company and the Company Subsidiaries, taken as a whole.
Section 3.10 Absence of Certain Changes or Events. Since December 31, 2019, except as specifically contemplated by, or as disclosed in, this Agreement or in Section 3.10 of the Company Disclosure Schedule, the Company and each Company Subsidiary has conducted its businesses in the ordinary course consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or (b) any action taken by the Company or any Company Subsidiary during the period from January 1, 2020 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.
Section 3.11 Employee Benefit Plans.
a.
Section 3.11(a) of the Company Disclosure Schedule sets forth a complete list of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, maintained, sponsored or contributed to by the Company or any Company Subsidiary, or required to be maintained, sponsored or contributed to by the Company or any Company Subsidiary for the benefit of any current or former employees, directors, officers or consultants of the Company or any Company Subsidiaries and/or their dependents or to which the Company or any Company Subsidiary has any material liability on or after the Effective Time (collectively, the “Employee Plans”). The Company has separately identified on Section 3.11(a) of the Company Disclosure Schedule each Employee Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any Company Subsidiary primarily for the benefit of employees outside of the United States (each, a “Non-U.S. Benefit Plan”). To the extent applicable, correct and complete copies of the following have been made available to Parent by the Company: (A) all Employee Plans and each material document prepared in connection with each such Employee Plan, including any material amendments thereto; (B) the most recent annual report on Form 5500 filed with respect to each Employee Plan (if required by applicable Law); (C) the most recent summary plan description for each Employee Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; (D) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Employee Plan; (E) the most recently prepared actuarial report, if any, and financial statement in connection with each such Employee Plan; (F) each trust or other funding agreement relating to any Employee Plan (as applicable); and (G) if such Employee Plan is a Non-U.S. Benefit Plan, documents that are substantially comparable (taking into account differences in applicable Laws and practices) to the documents required to be provided in clauses (A) – (F) above.
b.
Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) (A) each Employee Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred since the date of the latest favorable determination letter or prototype opinion letter, as applicable, that would reasonably be expected to cause the loss of qualification of any such Employee Plan and (B) all outstanding participant loans under such Employee Plans are in good standing, (ii) each Employee Plan has been maintained and administered in material compliance, with ERISA, the Code and other applicable Laws, and (iii) in the last three (3) years, other than routine claims for benefits, there are no suits, claims, proceedings, actions, governmental audits or investigations that are pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or involving any Employee Plan. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Non-U.S. Benefit Plan that is intended to qualify for favorable Tax benefits under the Laws of any jurisdiction is so qualified and/or properly registered, as applicable, has been maintained in good standing with all applicable regulatory authorities, and, to the Knowledge of the Company, no condition exists or event has occurred that could reasonably be expected to result in the revocation or loss of such status.

c.
No Employee Plan is, and none of the Company or any of its ERISA Affiliates sponsors, maintains or contributes to, or has, within the past six (6) years, established, sponsored, maintained or contributed to, or in any way has any current or potential liability, directly or indirectly, with respect to any plan that is, (i) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) (a “Multiemployer Plan”) or (ii) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto).

d.
No Employee Plan provides, or reflects or represents any liability to provide, for post-retirement welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to an applicable agreement, plan or policy requiring the Company or any Company Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.

e.
Except as set forth in Section 3.11(e) of the Company Disclosure Schedule or required by the terms of this Agreement, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee, consultant or director of the Company or any Company Subsidiary to any payment of compensation; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; (iv) limit or restrict the right of the Company or any Company Subsidiary to merge, amend or terminate any Employee Plan; or (v) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G and Section 4999 of the Code. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a material economic cost to the Company or any Company Subsidiary, all amounts paid or payable to current or former employees, directors, officers or consultants of the Company or any Company Subsidiary and/or their dependents in accordance with the terms of an Employee Plan that is the subject of Section 409A of the Code have been or will be, as applicable, compliant with Section 409A of the Code.
Section 3.12 Labor and Other Employment Matters.
a.
In the past three (3) years, (i) neither the Company nor any Company Subsidiary is or has been the subject of any pending or, to the Knowledge of the Company, threatened proceeding alleging that the Company or any Company Subsidiary has engaged in any unfair labor practice under any Law and (ii) there is and has been no pending or, to the Knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, labor agreement or similar agreement with any labor union, works council, or similar employee representative bodies, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of the Company or any Company Subsidiary.

b.
Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary is, and during the past three (3) years have been, in material compliance with all applicable Laws relating to employment, including Laws relating to discrimination, hours of work, the payment of wages or overtime wages, labor relations, fair employment practices, consultation and/or information, worker classification, disability rights, leaves of absence, affirmative action, plant closing and mass layoff issues, unemployment insurance, immigration and workers’ compensation. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary have paid in full all wages, salaries, commissions, other compensation and benefits, and all levies, assessments, contributions and payments to Third Parties, that are due to or on behalf of their current and former employees.

c.
To the Knowledge of the Company, each employee of the Company or any Company Subsidiary who is working in the United States is a United States citizen or has a current and valid work visa or otherwise has the lawful right to work in the United States. The Company has in its files a Form I-9 that, to the Knowledge of the Company, was completed in accordance with Law for each such employee for whom such form is required under Law.

Section 3.13 Customers and Vendors.
a.
Section 3.13(a) of the Company Disclosure Schedule lists (i) the twenty (20) largest customers (the “Material Customers”) of the Company and the Company Subsidiaries, taken as a whole (measured by revenue), and (ii) the twenty (20) largest suppliers or service providers (the “Material Vendors”) of the Company and the Company Subsidiaries, taken as a whole (measured by annual spend), during the twelve (12) month period ended December 31, 2019 and the eleven month period ended November 30, 2020 (together with the annual revenue to, or annual spend by, as applicable, the Company and the Company Subsidiaries, taken as a whole).

b.
Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, in the twelve (12) months prior to the date of this Agreement, no Material Customer or Material Vendor has terminated its relationship with or materially changed the terms of its agreement or other relationship with the Company or any Company Subsidiary, none of the Company or any Company Subsidiary has received any written notice that any such Material Customer or Material Vendor plans to do so, and to the Knowledge of the Company, no such Material Customer or Material Vendor plans to do so; provided, however, that the fact that any particular agreement, contract or commitment with any Material Customer or Material Vendor is scheduled to expire shall not, in and of itself, constitute notice of any of the foregoing matters.

Section 3.14 Contracts; Debt Instruments.
a.
As of the date hereof, except as filed as exhibits to the Company SEC Filings filed prior to the date of this Agreement, or as disclosed in or Section 3.11(a) or Section 3.14 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is a party to or bound by any Contract that falls into any of the following categories:

i.	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
ii.	any joint venture, partnership or similar arrangement, including arrangements for the sharing of revenue, profits, losses, costs or liabilities from operations relating to such arrangements;
iii.
any Contract that provides for the sale, assignment, acquisition or disposition (by merger, purchase or sale of stock or assets or otherwise) of material assets or properties requiring the payment of an annual amount by or to the Company or the Company Subsidiaries in excess of $2,000,000;

iv.	any Contract with any Material Customer or Material Vendor;
v.
any Contracts as to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary is authorized to use, or authorizes any third party to use, any Company Intellectual Property (other than Incidental Licenses);

vi.
other than as otherwise disclosed pursuant to this Section 3.14, any Contract that involved payments in excess of $2,000,000 in fiscal years 2019 or 2020 (A) by the Company or any Company Subsidiary or (B) to the Company or any Company Subsidiary;

vii.	any Contract relating to Indebtedness for borrowed money or any financial guaranty having an outstanding principal amount in excess of $2,000,000;
viii.
any Contract that contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company, any Company Subsidiary or any of the Company’s current or future Affiliates, or which restricts the conduct of any line of business by the Company, any Company Subsidiary or any of the Company’s current or future Affiliates (including Contracts containing “most favored nation” provisions) or any geographic area in which the Company, any Company Subsidiary or any of the Company’s current or future Affiliates may conduct business;

ix.
any Contract relating to the employment or retention of consulting services of any Person (including employment agreements, consulting agreements, severance arrangements, retention arrangements, change of control arrangements, transaction bonus arrangements) and providing annual base salary or compensation in excess of $100,000 (other than any “at-will” contract that may be terminated without payment of any severance);

x.
other than as disclosed pursuant to clause (ix) above or Section 3.25 of the Company Disclosure Schedule, any Contract with any current or former stockholders, officers, directors, employees or consultants of the Company or any Company Subsidiary;

xi.
any Contract for future capital expenditures by the Company or any Company Subsidiary (excluding any Contracts with Material Vendors and purchase orders placed for tooling in the ordinary course of business) in excess of $1,500,000;

xii.	any Contract with any Governmental Entity;
xiii.
any Contract that contains any material indemnification rights or obligations other than those incurred in the ordinary course of business (pursuant to customer or vendor contracts or otherwise) consistent with past practices; or

xiv.
any Contract for the lease, sublease or other use of personal property or real property involving aggregate payments by or to the Company or any Company Subsidiary or any of their respective Affiliates in excess of $2,000,000 in any calendar year.

Each Contract of the type described in this Section 3.14(a), whether or not set forth in Section 3.14 of the Company Disclosure Schedule, other than an Employee Plan, is referred to herein as a “Company Material Contract.”
b.
Each Company Material Contract is valid and binding on the Company and each Company Subsidiary party thereto and, to the Company’s Knowledge, each other party thereto, and is in full force and effect (except to the extent that such Company Material Contract’s enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles), and each of the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to the date hereof under each Company Material Contract. None of the Company or any Company Subsidiary is (with or without notice or the lapse of time or both) in material breach or default under any Company Material Contract and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and none of the Company or any Company Subsidiary has received written notice of any violation or default under any Company Material Contract or any other Contract to which it is a party or by which it or any of its properties or assets is bound, except, in each case, for violations or defaults that have not, or would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (iii) have a Company Material Adverse Effect.

Section 3.15 Litigation. Except as and to the extent set forth in the Company SEC Filings filed prior to the date of this Agreement or Section 3.15 of the Company Disclosure Schedule, in the past three (3) years, (a) there is and has been no Action pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary and (b) neither the Company nor any Company Subsidiary is or has been subject to any outstanding Governmental Order.
Section 3.16 Real Property; Title to Assets.
a.
Section 3.16(a) of the Company Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of all real property owned in fee by the Company or a Company Subsidiary (each such real property so listed, an “Owned Real Property”), and the record owner of each such Owned Real Property (the “Owner”). The Owner for each Owned Real Property has insurable title to such Owned Real Property, in each case, free and clear of any Liens, other than Permitted Liens.

b.
Section 3.16(b) of the Company Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of all Leased Real Property and a description of the Contract under which each such Leased Real Property is leased (collectively, the “Real Property Leases”). The Company has made available to Parent a correct copy of each Real Property Lease. Each of the Company and each Company Subsidiary (each, in such capacity, a “Tenant”) has a valid leasehold interest under each Real Property Lease to which it is a party. Each such Real Property Lease is in full force and effect and constitutes a legal, valid, and binding obligation of the applicable Tenant and, to the Knowledge of the Company, of the other parties thereto, enforceable against such Tenant and such other parties in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, or except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no default, event or circumstance has occurred that, with or without notice or lapse of time, or both, would constitute a material default or breach by any Tenant or, to the Company’s Knowledge, by any other party under any such Real Property Lease.

c.
Except as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any Company Subsidiary, free and clear of all Liens other than Permitted Liens.

Section 3.17 Intellectual Property and Business IT Systems.
a.
The Company or a Company Subsidiary owns or has the right to use, whether through ownership, licensing or otherwise, all Intellectual Property that is owned by or registered in the name of the Company or a Company Subsidiary or is used in the operation of the businesses of the Company and each Company Subsidiary in the same manner as such businesses are conducted on the date hereof (the “Company Intellectual Property”), and all such Company Intellectual Property that is owned by the Company or a Company Subsidiary is hereinafter referred to as “Owned Intellectual Property”. All Registered Intellectual Property of the Company or any Company Subsidiary, as well as the jurisdictions in which such Registered Intellectual Property has been registered or in which an application for such registration has been filed, as applicable, including the respective registration or application numbers and the names of all registered owners, has been set forth in Section 3.17(a)(i) of the Company Disclosure Schedule. Section 3.17(a)(ii) of the Company Disclosure Schedule sets forth a list of all (i) material patents issued to the Company or a Company Subsidiary that have expired during 2019 or 2020, (ii) social media identifiers owned or used by the Company or a Company Subsidiary, and (iii) proprietary software owned by the Company or a Company Subsidiary.

b.
Except as set forth in Section 3.17(b) of the Company Disclosure Schedule and except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (A) no use of the Owned Intellectual Property by or on behalf of the Company or any Company Subsidiary infringes, violates or misappropriates the Intellectual Property rights of any third party, (B) during the three (3) year period prior to the date hereof, no written claim of invalidity or conflicting ownership rights with respect to any Owned Intellectual Property has been made by a Third Party and no such Owned Intellectual Property is the subject of any pending Action; and (C) during the three (3) year period prior to the date hereof, no Person has given written notice to the Company or any Company Subsidiary that the Company or any Company Subsidiary or its or their respective use of any Owned Intellectual Property is infringing upon any other Person’s rights or interests in Intellectual Property;

c.
In the past three (3) years, none of the Company or any Company Subsidiary has given written notice to any Person that such Person is infringing upon the Company or a Company Subsidiary’s rights in their Owned Intellectual Property. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, and except as has not had or would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company or any Company Subsidiary, to the Company’s Knowledge, there have been no (i) material failures, errors, or outages with respect to any Business IT System, or (ii) material breaches of the security of the computer networks of the Company or any Company Subsidiary that have resulted in unauthorized access, loss, destruction or transfer of any confidential or personally identifiable information in the possession or control of the Company or any Company Subsidiary.

d.
In the past three (3) years, each of the Company and each Company Subsidiary has complied with all of the requirements of all applicable Governmental Entities to maintain the Registered Intellectual Property that is material to the business of the Company or any Company Subsidiary in full force and effect, including paying all required fees when due to such offices or agencies. Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary needs to take any of the following actions within one hundred twenty (120) days of the date of this Agreement with respect to any of the Registered Intellectual Property: (i) pay any registration, maintenance or renewal fees with the United States Patent and Trademark Office or foreign counterparts, as the case may be, or (ii) file any responses to the United States Patent and Trademark Office or foreign counterparts, as the case may be, for the purpose of obtaining, maintaining, perfecting or preserving or renewing the Registered Intellectual Property. All Registered Intellectual Property is subsisting and enforceable and has not been abandoned or passed into the public domain, except for any item of Registered Intellectual Property that has expired at the end of its statutory term or that has been allowed to be abandoned or to pass in the public domain based on the reasonable business judgment of the Company or any Company Subsidiary. The Company and the Company Subsidiaries have taken reasonable steps to preserve, police and protect the integrity of their respective trademark rights included in their Owned Intellectual Property that is material to the business of the Company or any Company Subsidiary. With respect to the Company Intellectual

Property that is not owned by the Company or a Company Subsidiary, to the Knowledge of the Company, either the Company or a Company Subsidiary possesses valid and enforceable rights to use such Company Intellectual Property as currently used in the conduct of the business of the Company or any Company Subsidiary.
e.
In the past three (3) years, no employees, agents, consultants and independent contractors of the Company or any Company Subsidiary have (i) asserted any claim in writing against the Company or any Company Subsidiary in connection with such Person’s involvement in the conception and development of any Owned Intellectual Property or (ii) to the Knowledge of the Company, been named as an inventor on any patent owned by, or pending patent application by, the Company or any Company Subsidiary for any device, process, design or invention of any kind now used by the Company or any Company Subsidiary in the conduct of the business of the Company or any Company Subsidiary, except for inventions that have been assigned to the Company or any Company Subsidiary.

f.
In the past three (3) years, the Company and the Company Subsidiaries have taken commercially reasonable steps to maintain, enforce and protect the Owned Intellectual Property that is material to the businesses of the Company and the Company Subsidiaries, including protecting the confidentiality of all such non-public Owned Intellectual Property. In the past three (3) years, the Company and each Company Subsidiary have obtained from all parties (including employees and current or former consultants, independent contractors and subcontractors) who have created any portion of, or otherwise who are or were involved in the creation or development of, any Owned Intellectual Property that is material to the business of the Company or any Company Subsidiary, valid and enforceable written agreements pursuant to which each such party assigned to the Company or the Company Subsidiary, as applicable, all rights in and to such Owned Intellectual Property. To the Knowledge of the Company, no employee, independent contractor or agent of the Company or any Company Subsidiary is bound by or otherwise subject to any obligations to a third-party restricting such employee, independent contractor or agent from performing his or her duties for the Company or any Company Subsidiary or in breach of any contract with any former employer or other entity concerning any Owned Intellectual Property.

g.
To the Knowledge of the Company, no Governmental Entity, university or educational institution has funded research and development activities of the Company or any Company Subsidiary under an agreement or arrangement that would provide such Governmental Entity, university or educational institution with any claim of ownership to any Owned Intellectual Property.

h.	All maintenance fees, support fees, license fees and other amounts required to be paid by the Company and the Company Subsidiaries to maintain the Business IT Systems have been timely paid when due.
Section 3.18 Privacy and Data Security.
a.
In connection with the Company’s and any Company Subsidiary’s collection, use, disclosure, storage and other processing of Personal Data, the Company and any Company Subsidiary have (i) in all material respects and at all times during the past three (3) years complied with all applicable Data Protection Legislation in all relevant jurisdictions and with all contractual obligations to which the Company or any Company Subsidiary are bound, as applicable, and (ii) implemented privacy and security policies, practices and procedures for the collection, processing, use, transfer, disclosure, access and protection of Personal Data that comply with all applicable Data Protection Legislation in all material respects.

b.
With respect to all Personal Data and other data collected, stored, used or maintained by or for the Company or any Company Subsidiary, each of the Company and each Company Subsidiary has used commercially reasonable efforts to protect the Personal Data and other data against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the Knowledge of the Company, there has been no material unauthorized access to, or unauthorized manipulation, erasure, processing, use or disclosure of, any data (including Personal Data) owned, used, stored, received, or controlled by the Company, any Company Subsidiary (or, to the Knowledge of the Company, any service provider in the course of providing services for or on behalf of the business of the Company or any Company Subsidiary). A copy of the most recent internally or externally prepared reports or audits that describe or evaluate the information security procedures of the Company and the Company Subsidiaries have been made available to Parent. The Company and the Company Subsidiaries implement and maintain, consistent with industry standard practices, commercially reasonable disaster recovery plans and procedures designed to protect the integrity and availability of all data and all Business IT Systems. To the Knowledge of the Company, no circumstance has arisen in the last three (3) years in which Data Protection Legislation would require the Company or any Company Subsidiary to notify a person or Governmental Entity of a data security breach or similar security incident. None of the Company or any Company Subsidiary has been or is currently under audit or investigation by any Governmental Entity, including regarding protection, storage, collection, use, disclosure, processing and transfer of Personal Data.
c.
In the past three (3) years, except as set forth in Section 3.18(c) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary has received any written notice from any Person of any lawsuits, investigations, legal claims or material complaints regarding its collection, storage, transfer, maintenance and use of any Personal Data or for a breach of applicable Data Protection Legislation.

d.
To the Knowledge of the Company, neither the Company nor any Company Subsidiary has disclosed, made accessible or transferred any Personal Data, even for transit purposes, to any third party outside the country where the Company or any Company Subsidiary is established or where its Personal Data is collected from, if such disclosure, accessibility or transfer is prohibited by applicable Data Protection Legislation. If such disclosure, accessibility, or transfer is not prohibited, the Company and the Company Subsidiaries have implemented reasonable measures and guarantees designed to ensure the disclosure, accessibility, or transfer in compliance with applicable Data Protection Legislation.

Section 3.19 Taxes.
a.
The Company and each Company Subsidiary has timely filed all Tax Returns with the appropriate Tax Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and the Company and each Company Subsidiary has paid all Taxes required to be paid (whether or not shown as due) with respect to such Tax Returns or provided adequate reserves in accordance with GAAP in their financial statements for any Taxes that have not been paid.

b.
Section 3.19(b) of the Company Disclosure Schedule sets forth a list of all audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary (and any written notices of any such proposed audits or proceedings). No requests for waivers of time to assess any material Taxes are pending and none of the Company or any Company Subsidiary has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open Tax year.

c.
There are no material Tax Liens upon any property or assets of the Company or any Company Subsidiary except for (i) Liens for current Taxes not yet due and payable and (ii) Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are reflected on the Company’s consolidated financial statements contained or incorporated by reference in the Company SEC Filings.

d.
The Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party.

e.
None of the Company or any Company Subsidiary is responsible for the Taxes of any other Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor or otherwise. None of the Company or any Company Subsidiary has ever been a member of any affiliated, consolidated, combined or unitary group filing a consolidated income Tax Return for U.S. federal income tax purposes or any similar group for state, local or foreign income tax purposes other than a group the parent of which is the Company or any Company Subsidiary.

f.
Except as set forth in Section 3.19(f) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement (other than customary commercial agreements whose primary purpose does not relate to Taxes).

g.
None of the Company or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution otherwise constituting a part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

h.
Section 3.19(h) of the Company Disclosure Schedule describes all any “deferred gains” of the Company or any Company Subsidiary with respect to “intercompany transactions” within the meaning of Treasury Regulations § 1.1502-13.

i.
Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

j.
There is no Contract, plan or arrangement covering any employee or former employee of the Company or any Company Subsidiary that provides or could provide for the payment of any amount that would not be deductible under Section 162(a)(1) or 404 of the Code.

k.
None of the Company or any Company Subsidiary will be required to include in taxable income for any Tax period (or portion thereof) beginning after the Closing Date any (i) adjustment as a result of any change prior to the Closing in a method of accounting for a Pre-Closing Tax Period under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Law); (ii) “closing agreement” as described in Section 7121 of the Code executed prior to the Closing; (iii) installment sale or open transaction disposition made or entered into prior to the Closing Date; (iv) prepaid amount or deferred revenue received on or prior to the Closing Date other than in the ordinary course of business; (v) election under Section 108(i) of the Code; (vi) inclusion pursuant to Section 951 or Section 951A of the Code with respect to income earned or accrued in a Pre-Closing Tax Period; or (vii) deferral of a payment obligation or advance of a credit with respect to Taxes, including, but not limited to, the delay of payment of employment taxes under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act and any similar or successor legislation in effect as of the Closing Date, including any presidential memoranda or executive orders, relating to the COVID-19 pandemic, as well as any applicable guidance (including IRS Notice 2020-65, 2020-38 IRB) issued thereunder or relating thereto (the “CARES Act”), the advance refunding of credits under Section 3606 of the CARES Act and any delay in the payment of estimated Taxes. None of the Company or any Company Subsidiary has any liability under Section 965 of the Code. None of the Company or any Company Subsidiary has extended, deferred or delayed the payment of any Taxes under the CARES Act or otherwise as a result of the effects of the COVID-19 pandemic.

l.
None of the Company or any Company Subsidiary is or has been a “reporting corporation” subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations promulgated thereunder. Each of the Company and each Company Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company or any Company Subsidiary has engaged in a transaction that the Internal Revenue Service has identified by regulation or other form of published guidance as a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).

m.
In the past seven (7) years, none of the Company or any Company Subsidiary has received any written notice from any Tax Authority that it has a permanent establishment in any jurisdiction in which it has not filed Tax Returns. Neither the Company nor any Company Subsidiary constitutes a permanent establishment of any other Person for any tax purpose.

n.	No claim has been made in writing by any Tax Authority in any jurisdiction in which Company or any Company Subsidiary does not file Tax Returns that it may be subject to taxation by that jurisdiction.
o.	All Company Subsidiaries organized outside the U.S. are, and will be through the Closing, “controlled foreign corporations” for U.S. federal income Tax purposes.
p.	No Company Subsidiary is or has been a passive foreign investment company within the meaning of Section 1297(a) of the Code.

q.
None of the Company or any Company Subsidiary is, or at any time has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the re-characterization provisions of Section 952(c)(2) of the Code.

r.	There are no outstanding powers of attorney granted by the Company or any Company Subsidiary with respect to Taxes that will remain outstanding after Closing.
s.
All related party transactions involving the Company and/or any Company Subsidiary have been, in all material respects, on an arms’-length basis in accordance with Section 482 of the Code and any state or foreign law equivalent, and are supported by contemporaneous transfer pricing documentation.

t.
None of the Company or any Company Subsidiary has a current plan or intention to enter into a transaction or series of transaction outside the ordinary course of business consistent with past practice (which shall include for purposes hereof any transfer (or deemed transfer for Tax purposes) of intellectual/intangible property by or to an entity that is or was not considered a tax resident in its jurisdiction of organization) that is reasonably expected to be taxable or result in an increase to the expected effective tax rate of the Company or any Company Subsidiary (or relevant combination thereof).

u.
None of the Company or any Company Subsidiary is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract that is treated as a partnership for U.S. federal income tax purposes.

v.
No representation or warranty is made in this Agreement with respect to the amount, sufficiency or usability of any net operating loss, capital loss, Tax basis or other Tax attribute, or the availability of any Tax positions in periods after the Closing.

Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule lists the material policies of liability, property, casualty and other forms of insurance (including “self-insurance” programs) owned or held by the Company and each Company Subsidiary, copies of which have previously been made available to Parent. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all such policies are, as of the date of this Agreement, in full force and effect, none of the Company or any Company Subsidiary is in material default with respect to any such policy, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. There are no material claims by the Company or any Company Subsidiary pending under any of such policies, or any claims as to which coverage has been denied by the underwriters of such policies. None of the Company or any Company Subsidiary has received written notice of termination or material reduction of coverage with respect to any of such policies.
Section 3.21 Environmental Matters.
a.
Except as set forth on Section 3.21 of the Company Disclosure Schedule, as of the date of this Agreement, the Company and the Company Subsidiaries are in material compliance with all Environmental Laws, except for any such instances of non-compliance that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.21 of the Company Disclosure Schedule, the Company and the Company Subsidiaries hold, and are in material compliance with, all material permits required under applicable Environmental Laws to permit the Company and the Company Subsidiaries to operate their respective assets in a manner in which they are now operated and maintained and to conduct the business of the Company and the Company Subsidiaries as currently conducted, except where the absence of any such permit has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.21 of the Company Disclosure Schedule, as of the date of this Agreement, there are no written claims or notices of any material violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of the Company Subsidiaries alleging material violations of or material liability under any Environmental Law (collectively, “Environmental Claims”).

b.
None of the Company or any Company Subsidiary has (i) entered into or agreed to any Governmental Order requiring compliance by the Company or Company Subsidiary with any Environmental Law or the investigation or cleanup of Hazardous Materials, (ii) assumed any liability for cleanup, compliance or required capital expenditures in connection with any Environmental Claim with respect to the Company or any Company Subsidiary, or (iii) received any written notice from a Governmental Entity or other Person with respect to any Environmental Claim or the presence of Hazardous Materials in, on, under, about, migrating onto or emanating from any real property ever owned, leased or otherwise used by the Company or any Company Subsidiary.
Section 3.22 Opinion of Financial Advisors. BofA Securities, Inc. (the “Company Financial Advisor”) has delivered to the Company Board its oral opinion, to be confirmed by delivery of a written opinion dated as of the date hereof, to the effect that, as of that date and based on and subject to various assumptions and limitations set forth in its written opinion, the Merger Consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view to such holders, and such opinion has not been withdrawn, revoked or modified.
Section 3.23 Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock (the “Required Company Stockholder Approval”) is the only vote, if any, of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve this Agreement and any transactions contemplated hereby, including the Merger.
Section 3.24 Brokers. No broker, finder, financial advisor, banker or other intermediary (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary.
Section 3.25 Interested Party Transactions. No officer, director, employee or Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary) or, to the Knowledge of the Company, any entity in which any such Person or individual owns any material beneficial interest, (a) is a party to any Contract with the Company or any Company Subsidiary (other than Contracts related to their employment with, service as a director or ownership interests in, the Company), (b) has any material direct or indirect legal interest in any asset or property used by the Company or any Company Subsidiary, (c) has sold, transferred or leased any material property or services to the Company or any Company Subsidiary, (d) has purchased, acquired or leased any material property or services from the Company or any Company Subsidiary, (e) has any outstanding loans or advances of money to, or guarantees of any obligations of, the Company or any Company Subsidiary, or (f) has any outstanding loans from the Company or any Company Subsidiary.
Section 3.26 International Trade and Anti-Corruption.
a.
None of the Company or any Company Subsidiary nor any of their managers, directors, officers, employees or other agents acting on behalf of the Company or any Company Subsidiary, except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

i.
directly or indirectly (through third parties) (A) has given, paid, provided, made, offered or promised to make, or authorized the making of, any unlawful gift, payment or provision of money, political or charitable contribution, financial advantage, or anything else of value, to any Person, including, but not limited to, any Government Official, for purposes of obtaining, retaining, or directing permits, licenses, favorable tax or court decisions, special concessions, contracts, business, or any other improper advantage, (B) has otherwise incurred, given, offered or promised to give, or authorized the giving of, any bribe, kickback, or other corrupt or unlawful payment, expense, contribution, gift, entertainment, travel, or other benefit or advantage (collectively, “Restricted Benefits”) to or for the benefit of any Person, including, but not limited to, any Government Official, (C) has solicited, requested or received any Restricted Benefit, unlawful payment, gift, political or charitable contribution or other thing of value or advantage from any Person, (D) has violated, has caused other parties to be in violation of, or is currently violating, any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977 as amended

(15 U.S.C. §§ 78dd-1, et seq.), the U.S. Domestic Bribery Statute (18 U.S.C. § 201), the U.S. Travel Act (18 U.S.C. § 1952), the USA PATRIOT Act, the Bribery Act 2010 (c.23), the UK Proceeds of Crime Act 2002, or any other applicable statute, law, ordinance, decree, order, rule or regulation that prohibits corruption, bribery, kickbacks, money laundering, terrorist financing, fraud, or embezzlement in each case as amended, and any rules, regulations and guidance promulgated thereunder (collectively “Anti-Bribery/AML Laws”), or (E) has been, is or is reasonably expected to be the subject of or a party to any allegation, claim, whistleblower or other complaint, voluntary disclosure, investigation, prosecution, settlement, enforcement action, or other claim related to any Anti-Bribery/AML Laws;
ii.	is a Government Official or has immediate family members who are Government Officials;
iii.
has established or maintained any slush fund or other unlawful or unrecorded fund or account, or inserted, concealed, or misrepresented corrupt, illegal, or improper payments, expenses or other entries in the books and records of the Company or any Company Subsidiary; and

iv.
has (A) concealed or disguised the existence, illegal origins, and/or illegal application of criminally derived income/assets or otherwise caused such income or assets to appear to have legitimate origins or constitute legitimate assets, or (B) used any funds to finance terrorist, drug-related, or other illegal activities.

b.
There have been no false, fictitious or fraudulent entries made in the books or records of the Company or any Company Subsidiary in a manner that would violate any provision of the Anti-Bribery/AML Laws. Each of the Company and each Company Subsidiary has maintained and followed a system of internal accounting controls to provide reasonable assurances that its transactions are properly authorized by management, executed, and recorded.

c.
None of the Company or any Company Subsidiary has provided, sold to, transferred, or otherwise traded, without any required and applicable governmental approvals, any products or services, directly or indirectly through third parties, to or with any organization, entity, or individual appearing on the list of financial institutions of primary money laundering concern as set out in Section 311 USA Patriot Act 2001 (available at http://www.fincen.gov/statutes_regs/patriot/section311.html).

Section 3.27 Export Control/Import Compliance.
a.
Each of the Company and each Company Subsidiary and its managers, directors, officers, employees, distributors, resellers, consultants, agents, and other Third Parties acting on behalf of the Company or any Company Subsidiary (collectively, “Company Persons”) are and, during the past five (5) years, have been in material compliance with all applicable Export Control/Import Laws.

b.
Each of the Company and each Company Subsidiary has obtained all material registrations, approvals, and licenses necessary for exporting, importing, and providing its products and services in accordance with all applicable Export Control/Import Laws, and to the Knowledge of the Company, there are no material claims of non-compliance with such registrations, approvals and licenses. Each of the Company and each Company Subsidiary has provided to Parent copies of all such registrations, approvals, and licenses.

c.
Each of the Company and each Company Subsidiary acknowledges that, to the extent required by Export Control/Import Laws, each of the Company and each Company Subsidiary has treated in all material respects its controlled technology and technical data as exported as soon as it has been released or transferred to a foreign national (when such foreign national is not a United States citizen), even if such Person is or was based in the United States. Each of the Company and each Company Subsidiary has, to the extent required by any Export Control/Import Laws, procured all material required export licenses and approvals prior to releasing, sharing, or otherwise exporting any technology or technical data to any foreign nationals, wherever located.

d.
None of the Company or any Company Subsidiary has participated directly or indirectly in any boycotts or other similar practices in material violation of, or triggering material penalties under, the regulations of the United States Department of Commerce or Section 999 of the Code.

e.
None of the Company or any Company Subsidiary has licensed, provided, sold to, or otherwise transferred products, Intellectual Property, technology, or services, directly or indirectly, without any required approval or authorization from the U.S. Government, to (i) Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine or any other country against which the United States maintains comprehensive trade sanctions and/or economic embargoes (the “Restricted Countries”); (ii) any instrumentality, agent, entity, or individual that is acting on behalf of, or directly or indirectly owned or controlled by, any Governmental Entity of any Restricted Country; (iii) any national of any Restricted Country; (iv) business organizations organized under the laws of any Restricted Country; or (v) any organization, entity, or individual appearing on a U.S. Government list of parties with whom companies are prohibited from transacting business including the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, and Foreign Sanctions Evaders List, which are maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the Denied Persons List, Unverified List, and Entity List, which are maintained by the Bureau of Industry and Security of the U.S. Department of Commerce, and the List of Debarred Parties maintained by the Directorate of Defense Trade Controls of the U.S. State Department (the “Prohibited Party Lists”).
f.
None of the Company, Company Subsidiaries or Company Persons, (i) appear on any of the Prohibited Party Lists, (ii) are owned or Controlled by, or acting for or on behalf of, a party appearing on any of the Prohibited Party Lists, or (iii) are headquartered, organized under the laws of, or are permanently resident in a Restricted Country.

g.
During the past five (5) years, (i) neither the Company nor any Company Subsidiary has received any written communication alleging that it is not in material compliance with any Export Control/Import Laws, and (ii) to the Knowledge of the Company, neither the Company nor any Company Subsidiary has filed, or intends to file, any disclosures (voluntary or otherwise) of possible material export or import violations relating to the Company or any Company Subsidiary or its operations.

h.
There are no allegations, complaints, charges, investigations, or administrative enforcement actions, pending or closed, or to the Knowledge of the Company, expected or threatened, by any Governmental Entity with respect to any potential material violation or liability of the Company or any Company Subsidiary arising under or relating to any Export Control/Import Laws.

Section 3.28 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article 3, the applicable Ancillary Agreements, any certificates delivered by the Company to Parent or Merger Sub none of the Company, the Company Subsidiaries or any other Person makes or has made any express or implied representation or warranty, at law or in equity, with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise) or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor the Company Subsidiaries, nor any other Person, will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated hereby. Except for the representations and warranties set forth in Article 3, the applicable Ancillary Agreements, or any certificates delivered by the Company to Parent or Merger Sub, Parent and Merger Sub specifically disclaim that they are relying upon or have relied upon any representations or warranties, and acknowledge and agree that the Company has specifically disclaimed and does hereby specifically disclaim any such representation or warranty made by any Person. Parent and Merger Sub specifically disclaim any obligation or duty by the Company or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in this Article 3 or the applicable Ancillary Agreements.
Article 4.

Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that have not had or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. All issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent.
Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to which it is a party to be consummated by each of Parent and Merger Sub. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including approval by Parent as the sole stockholder of Merger Sub), and no other corporate proceedings on the part of Parent and Merger Sub and no other stockholder votes are necessary to authorize this Agreement or any such Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party have been duly authorized and validly executed and delivered by Parent and Merger Sub, as applicable, and constitute a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles). As of the date of this Agreement, each of the respective boards of directors of Parent and Merger Sub have declared the advisability of and approved and adopted this Agreement and approved the Merger at meetings duly called and held or by unanimous written consent.
Article 4.3 No Conflict; Required Filings and Consents.
a.
The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party do not, and the performance thereof by Parent and Merger Sub will not (with or without notice or lapse of time or both), (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws or any equivalent organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected, (iii) require any consent or approval under, result in any breach of or, any loss of any benefit under, or constitute a change of control or default under, or give to others any right of termination, vesting amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to any note, bond, mortgage, indenture, Contract, license, permit, other instrument or obligation or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Parent Subsidiaries or by which any of their respective assets are bound, except, with respect to the immediately preceding clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which has not had or would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their respective material obligations under this Agreement or any Ancillary Agreement or (C) have a Parent Material Adverse Effect.

b.
The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party do not, and the performance hereof and thereof by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except (i) under the Exchange Act, Securities Act, any applicable Blue Sky Laws, the rules and regulations of the Exchange, the HSR Act, foreign or supranational antitrust and competition laws, filing and recordation of the Certificate of Merger as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had or would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their respective material obligations under this Agreement or any Ancillary Agreement or (C) have a Parent Material Adverse Effect.

Section 4.4 Litigation. As of the date hereof, (a) there is no Action pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub and (b) neither Parent nor Merger Sub is subject to any outstanding Governmental Order which, in the case of the immediately preceding clause (a) or (b), has had or would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.5 Disclosure Documents. The information with respect to Parent, Merger Sub or Guarantor that Parent or Merger Sub furnishes to the Company specifically for use in the Proxy Statement or any Other Filings will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (a) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement, and at the Effective Time and (b) in the case of any Other Filings, or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof.
Section 4.6 Ownership of Merger Sub; No Prior Activities.
a.	Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.
b.
Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and each Ancillary Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.
Section 4.8 Financing.
Parent has received and accepted, and delivered to the Company, a true, correct and complete copy of: (i) an executed equity commitment letter, dated December 10, 2020, among Parent and the other parties thereto (collectively, the “Investors”) (together with all annexes, schedules and exhibits thereto, and any fee letters relating thereto, the “Equity Commitment Letter”) relating to the commitment to provide Parent the amount of equity financing set forth therein (the “Equity Financing”); and (ii) executed debt commitment letters dated December 10, 2020 (together with all annexes, schedules and exhibits thereto, and any fee letters relating thereto (redacted, in the case of such fee letters, in a customary manner, including with respect to the amounts and percentages of the fees and other economic terms and “flex” terms set forth therein, which redacted information does not adversely affect the amount, availability or conditionality of the Debt Financing), the “Debt Commitment Letters” and, together with the Equity Commitment Letter, collectively, the “Commitment Letters”) from the Debt Financing Sources party thereto relating to the commitment of such Debt Financing Sources to provide the debt financing in the amounts set forth therein to consummate the transactions contemplated by this Agreement on the terms contemplated thereby; provided, that the economic terms in a copy of any fee letter delivered pursuant hereto may be redacted. The debt financing contemplated by the Debt Commitment Letters is collectively referred to in this Agreement as the “Debt Financing” and, together with the Equity Financing, the “Financing”. As of the date of this Agreement, there are no side letters or other contracts or arrangements that would limit the funding of the full amount of the Financing other than as expressly set forth in the Commitment Letters provided to the Company on or prior to the date hereof.
a.
Except as set forth in the Commitment Letters, there are no conditions precedent to the obligations of the counterparties thereto (including, with respect to the Debt Commitment Letters and to the extent applicable, pursuant to any “flex” provisions in the related fee letter or otherwise) to provide the Financing or any contingencies that would permit the counterparties thereto to reduce the total amount of the below the Required Amount (as defined below). Assuming the conditions set forth in Section 6.1 and Section 6.2 are satisfied, as of the date of this Agreement, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition to Closing to be satisfied by it in the Commitment Letters or that the Required Amount of the Financing will not be made available, on the Closing Date. There are no conditions precedent or other contingencies to the funding of the Financing other than as set forth in the Commitment Letters. No Person has any right to impose, and none of the Debt Financing Sources under the Debt Commitment Letters or Parent has any obligation to accept, any condition precedent to such funding other than any of the conditions expressly set forth in the Debt Commitment Letters nor any reduction to the aggregate amount available under the Debt Commitment Letters on the Closing Date below the Required Amount, except as expressly provided therein (nor any term or condition which would have the effect of reducing the aggregate amount available under the Debt Commitment Letters on the Closing Date below the Required Amount, except as expressly provided therein).
b.
Assuming the conditions set forth in Section 6.1 and Section 6.2 are satisfied, the Financing, when funded in accordance with the Commitment Letters, shall provide Parent with immediately available cash on the Closing Date sufficient for Parent and Merger Sub, together with available cash and cash equivalents of the Company, to fund the Closing Date Per Share Merger Consideration, and any other cash amounts payable by Parent and Merger Sub at the Closing in connection with the consummation of the transactions contemplated hereby, including the Merger, and to pay all related fees and expenses of Parent and Merger Sub required to be paid at Closing in connection therewith (the “Required Amount”).

c.
Each Commitment Letter is the legal, valid, binding and enforceable obligation of Parent, the Investors (as applicable) and, to the knowledge of Parent, each other party thereto and is in full force and effect (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles). Parent is not in breach of any of the terms or conditions set forth in the Commitment Letters and no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of such Commitment Letter. As of the date hereof, no Commitment Letter has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and no such amendment or modification is contemplated, other than, in the case of the Debt Commitment Letters, any joinders which do not alter the terms thereof except for the purposes of joining additional Debt Financing Sources that have not executed the Debt Commitment Letters as of the date hereof. As of the date of this Agreement, no counterparty to any Commitment Letter has notified Parent of its intention to terminate such Commitment Letter or not to provide such Financing. Parent has paid in full any and all commitment fees or other fees and expenses required to be paid by Parent on or before the date of this Agreement pursuant to the terms of the Commitment Letters.

d.
Each of Parent and Merger Sub expressly acknowledges and agrees that the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate of Parent or any other financing or other transactions is not a condition to any of Parent’s (or its Affiliates’) obligations hereunder (including its and Merger Sub’s obligations to consummate the Merger).

Section 4.9 Solvency. Assuming: (a) that the Company and the Company Subsidiaries are Solvent (on a consolidated basis) immediately prior to the Effective Time; (b) the satisfaction of the conditions set forth in Section 6.1 and Section 6.2; (c) the accuracy of the Company’s representations and warranties set forth in Article 3 (without giving effect to any materiality, Knowledge or Company Material Adverse Effect qualification or exception contained therein) and the compliance by the Company with its covenants set forth in Article 5, in each case, in all material respects; and (d) the consummation of the Debt Financing, each of Parent and the Surviving Corporation will, after giving effect to the Merger and the other transactions contemplated by this Agreement (including the payment of the Merger Consideration and the RSU Consideration), be Solvent at and immediately after the Effective Time. For the purposes of this Agreement, the term “Solvent” means that, as of any date of determination and with respect to any Person and its Subsidiaries (on a consolidated basis): (x) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole, (y) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, and (z) such Person and its Subsidiaries, taken as a whole, do not have debts including current obligations beyond their ability to pay or refinance such debts as they mature in the ordinary course of business.
Section 4.10 Interested Stockholder. Neither Parent nor any of the Parent Subsidiaries is, or has been at any time during the period commencing three (3) years prior to the date hereof through the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

Section 4.11 Sponsor Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the executed Sponsor Guaranty. The Sponsor Guaranty is valid, binding and enforceable in accordance with its terms, and is in full force and effect, and no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Guarantor under the terms and conditions of the Sponsor Guaranty.
Section 4.12 Stockholder and Management Arrangements. As of the date of this Agreement, other than the Support Agreements, none of Parent, Merger Sub nor any of their respective Affiliates nor any party to the Equity Commitment Letter or any Affiliate of any such party is a party to any Contract with any holder of Company Common Stock pursuant to which such holder of Company Common Stock (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock, (ii) has agreed to approve this Agreement or vote against any Superior Proposal, or (iii) has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
Section 4.13 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article 4, the applicable Ancillary Agreements, any certificates delivered by Parent or Merger Sub to the Company neither Parent nor Merger Sub or any other Person makes or has made any express or implied representation or warranty, at law or in equity, with respect to Parent or Merger Sub or any of Parent’s or Merger Sub’s respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise) or with respect to any other information provided to the Company or Company Subsidiaries in connection with the Merger or the other transactions contemplated hereby. Except for the representations and warranties set forth in Article 4, the applicable Ancillary Agreements, any certificates delivered by Parent or Merger Sub to the Company, the Company and Company Subsidiaries specifically disclaim that they are relying upon or have relied upon any representations or warranties, and acknowledge and agree that Parent and Merger Sub have specifically disclaimed and do hereby specifically disclaim any such representation or warranty made by any Person. The Company and Company Subsidiaries specifically disclaim any obligation or duty by Parent, Merger Sub or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in this Article 4 or the applicable Ancillary Agreements.
Article 5.

Covenants
Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1 (the “Pre-Closing Period”), except as (w) set forth in Section 5.1 of the Company Disclosure Schedule, (x) expressly permitted or required by any other provision of this Agreement, (y) required by Law, including any COVID-19 Measures, or by any Contract to which the Company is a party as of the date of this Agreement, or (z) any action taken, or omitted to be taken, by the Company or any Company Subsidiary as required by any COVID-19 Measure, or unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, (I) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course (taking into account, for this purpose and all other references to “ordinary course” or “ordinary course of business” in this Section 5.1, any developments in the COVID-19 pandemic before, on or after the date hereof), and (II) use commercially reasonable efforts to preserve intact in all material respects its business organization, goodwill and assets and maintain in all material respects its rights, franchises and existing relations with customers, suppliers, employees and business associates. Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly permitted by any other provision of this Agreement, the Company shall not (unless required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company), and shall not permit any Company Subsidiary to, during the Pre-Closing Period, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):
a.	amend, waive any provision of, or otherwise change the Company Certificate or the Company By-laws;
b.	merge or consolidate the Company or any Company Subsidiary with any other Person, except for any such transactions among wholly-owned Company Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on the assets, operations or businesses of the Company or any Company Subsidiary;
c.
(i) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by contract right), of the Company or any Company Subsidiary, other than (A) the issuance of shares of Company Common Stock in connection with the vesting of Company RSU Awards outstanding as of the date hereof in accordance with their terms, or (B) the issuance of Company RSU Awards up to an amount equal to the amount of outstanding awards outstanding on December 10, 2020 that are forfeited or determined to be unearned or unvested pursuant to their terms prior to Closing, or (ii) sell, pledge, dispose of, transfer, lease, license, guarantee, encumber or otherwise subject to a Lien (other than a Permitted Lien), or authorize the sale, pledge, disposition, transfer, lease, license, guarantee, encumbrance of, or Lien on (other than a Permitted Lien), any property or assets of the Company or any Company Subsidiary, except pursuant to existing Contracts in effect on the date hereof and other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

d.
(i) abandon or allow any registrations (including any pending applications for registration) included in the Registered Intellectual Property to lapse or expire for failure to pay any registration, maintenance, renewal or other fee, except for items of Registered Intellectual Property expiring at the end of their statutory terms, (ii) fail to make any filing, pay any fee, or take any other action necessary to maintain any right or interest in any Owned Intellectual Property, or (iii) sell, assign, lease, license, pledge, surrender, encumber, divest, transfer or otherwise dispose of any Owned Intellectual Property that is material to the businesses of the Company and the Company Subsidiaries, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

e.
make any (i) loans, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Company Subsidiary) or (ii) advances to any Person other than to employees in respect of expenses;

f.
declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly-owned Company Subsidiary to the Company or to any other wholly-owned Company Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

g.
reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities, except in connection with the satisfaction of Tax withholding obligations in connection with the issuance of shares of Company Common Stock upon the vesting of any Company RSU Award;

h.
(i) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or purchase substantially all of the assets of any Person, other than acquisitions of assets in the ordinary course of business consistent with past practice, (ii) except in the ordinary course of business, consistent with past practice, incur any Indebtedness for borrowed money, (iii) issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Company Subsidiary) for borrowed money, (iv) enter into, terminate or materially amend any Company Material Contract other than in the ordinary course of business consistent with past practice, or (v) make or authorize any capital expenditure in excess of the Company’s budget as disclosed to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $2,000,000 for the Company and the Company Subsidiaries taken as a whole;

i.
except as may be required by applicable Law, the terms of this Agreement (including Section 5.1(c)), or an Employee Plan in existence as of the date hereof: (A) grant any severance or termination pay to an officer, director or employee or modify the Executive Severance Plan (provided, that, notwithstanding the terms of any Employee Plan, any proposed severance or termination pay for any officer, director or employee in excess of the amounts described in Section 5.1(i)(A) of the Company Disclosure Schedule shall require Parent’s prior written consent), (B) grant any increases in the compensation or benefits payable to its officers, directors or employees, other than (x) the annual increases for non-officer employees in the ordinary course of business consistent with past practice, but in no event exceeding a total amount equal to 3% of the total base compensation for all such employees, and (y) the payment of retention or similar cash awards to executives, as determined by the Company Board in its sole discretion, in an aggregate amount not to exceed $500,000 plus the total amount of the savings realized through the efforts described in Section 5.1(i)(B) of the Company Disclosure Schedule (with the agreement that any such awards will be subject to the conditions set forth in Section 5.1(i)(B) of the Company Disclosure Schedule), (C) adopt, enter into, materially amend or terminate any Employee Plan (which, for the avoidance of doubt, excludes offer letters for “at will” employment that provide for no severance or change in control benefits), or (D) hire or terminate the employment of any officer or employee earning base cash compensation in excess of $250,000, other than for cause, death or disability;
j.	make any change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;
k.
settle or compromise any Action against the Company or the Company Subsidiaries other than settlements or compromises that do not require the payment of monetary damages by the Company or any Company Subsidiary and do not impose equitable relief on, or the admission of wrongdoing by, the Company or any Company Subsidiary;

l.
except as required by Law, make, change or revoke any material Tax election, settle any material Tax claim or assessment or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. applicable Law) with respect to any material Tax, surrender any right to claim a material Tax refund, file any amended Tax Return with respect to any material Tax or change any annual Tax accounting period;

m.	fail to maintain existing insurance policies or obtain comparable replacement policies; or
n.	authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.
Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time.
Section 5.2 Proxy Statement; Company Stockholder Meeting.
a.
As promptly as practicable following the date of this Agreement, and in any event within twenty (20) Business Days following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Company Stockholder Meeting (as defined herein) (together with any amendments or supplements thereto, the “Proxy Statement”). Except as contemplated by Section 5.4, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use commercially reasonable efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response (which comments shall be provided promptly and be considered in good faith; provided that the Company shall be under no obligation to incorporate such comments).

b.
Parent shall promptly furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
c.
The Company shall, as promptly as reasonably practicable, (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement (such mailing date, the “Proxy Date”). The Company shall duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting shall not be held later than twenty-five (25) Business Days after the clearance of the Proxy Statement by the SEC; provided, further, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting. Unless the Company Board shall have effected a Change of Board Recommendation, the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement.

d.
If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 5.3 Access to Information; Confidentiality.
a.
Upon reasonable notice, during the Pre-Closing Period, the Company shall, and shall cause each Company Subsidiary and each of the Company Representatives to (i) provide to Parent and Merger Sub and the Parent Representatives access, at reasonable times and upon prior notice, to the Company Representatives and the properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent may reasonably request; provided that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; and provided further, that any such access shall be subject to feasibility/permissibility under applicable Law (including any COVID-19 Measures). No investigation conducted pursuant to this Section 5.3 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement.

b.
With respect to the information disclosed pursuant to Section 5.3(a), the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated as of November 9, 2020, previously executed by the Company and Evercel, Inc. (the “Confidentiality Agreement”).

c.
This Section 5.3 shall not require the Company to permit any access, or to disclose any information (i) that in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of the Company would reasonably be expected to result in any violation of any Contract or Law to which the Company or any of the Company Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) that the Company or any Company Subsidiary would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in the Company’s good faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect the Company’s position in any pending or, what the Company believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation or (ii) if the Company or any Company Subsidiary, on the one hand, and Parent and Merger Sub or any of their respective Affiliates or Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto; provided that, in the case of the immediately preceding clause (i), the parties hereto shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (A) would not (in the good faith belief of the Company (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such Contract or Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (B) could reasonably (in the good faith belief of the Company (after consultation with counsel, which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of the other party shall be provided access to such information; provided, further, that the Company shall (1) notify Parent and Merger Sub that such disclosures are reasonably likely to violate its or any Company Subsidiaries’ obligations under any such Contract or Law or are reasonably likely to cause such privilege to be undermined and (2) communicate to Parent and Merger Sub in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 5.3(c)).
Section 5.4 Solicitation of Transactions.
a.
Subject to Section 5.4(b), from and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 7, the Company shall not, and shall cause the Company Subsidiaries not to, and shall instruct the Company Representatives not to on behalf of the Company: (i) initiate, solicit or encourage the submission of any Acquisition Proposal or engage in any discussions or negotiations with respect thereto (other than informing any Third Party of the existence of the provisions contained in this Section 5.4), provided, however, that the Company may (A) ascertain facts from any Person making an Acquisition Proposal for the purpose of the Company Board informing itself about such Acquisition Proposal and the Third Party making it and (B) waive, and hereby does waive, any standstill restrictions contained in any confidentiality agreement or other similar agreements, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iii) withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (iv) enter into or negotiate any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”), or (v) resolve or agree to do any of the foregoing (any action set forth in the foregoing clause (ii), (iii) or (iv) (to the extent related to the foregoing clause (ii) or (iii)), a “Change of Board Recommendation”, which term shall also include any action described in clauses (ii) and (iii) in connection with an Intervening Event as provided in Section 5.4(f)). From and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 7, the Company shall cease and cause to be terminated any discussion or negotiation with any Persons conducted prior to the date hereof by the Company, the Company Subsidiaries or any of the Company Representatives with respect to any Acquisition Proposal.

b.
Notwithstanding anything to the contrary contained in Section 5.4(a), (i) if at any time following the date of this Agreement and prior to receipt of the Required Company Stockholder Approval (A) the Company or any of its Representatives has received a bona fide written Acquisition Proposal from a Third Party, (B) the Company has not breached this Section 5.4 in any material respect with respect to such Acquisition Proposal and (C) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then (ii) as to each such Third Party, in each case, the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the Third Party making such Acquisition Proposal, its Representatives and potential sources of financing and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (1) will not, and will cause the Company Subsidiaries not to and will instruct the Company

Representatives not to, disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement with such Person and (2) will, to the extent the Company reasonably deems not to be in violation of applicable Law (including Competition Law), provide to Parent any material information concerning the Company or the Company Subsidiaries provided or made available to such other Person which was not previously provided or made available to Parent as promptly as practicable.
c.
If, at any time following the date of this Agreement, any Company Representative receives any Acquisition Proposal, the Company shall promptly (and in any event within twenty-four (24) hours) provide Parent with a copy of such Acquisition Proposal (which copy may be redacted to omit any information regarding the identity of the party making such Acquisition Proposal) or provide Parent with a summary of an oral Acquisition Proposal and, without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.4(b).

d.
Notwithstanding anything to the contrary contained in Section 5.4(b), if the Company has received a written Acquisition Proposal that the Company Board (or any duly authorized committee thereof) determines, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal (or could reasonably be expected to result in a Superior Proposal), the Company Board may at any time prior to receipt of the Required Company Stockholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal or fail to include the Company Board Recommendation in any disclosure to stockholders required by Rule 14d-9 and/or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in either case subject to the requirements of this Section 5.4(d) and Article 7. The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.4(d) or terminate this Agreement pursuant to this Section 5.4(d) and Section 7.1(f) unless the Company shall have provided to Parent at least three (3) Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify the material terms and conditions of such Acquisition Proposal (which shall not be required to include the identity of the party making such Acquisition Proposal), and shall have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal (which copy may be redacted to omit any information regarding the identity of the party making such Acquisition Proposal), and

i.
during the Notice Period, if requested by Parent, the Company shall have, and shall have caused the Company Representatives to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause the relevant proposal to no longer constitute a Superior Proposal; and

ii.
the Company Board (or any duly authorized committee thereof) shall have considered any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 a.m., New York City time, on the last day of the Notice Period and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

e.
In the event of any material revisions to such Superior Proposal offered in writing by the party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply (but only on two (2) additional occasions) with the requirements of this Section 5.4(d) with respect to such new written notice, except that the Notice Period shall be twenty-four (24) hours with respect to any such revised Superior Proposal, but no such new written notice shall shorten the original Notice Period.

f.
Notwithstanding anything to the contrary contained in Section 5.4(a), the Company Board (or any duly authorized committee thereof) may at any time prior to receipt of the Required Company Stockholder Approval effect a Change of Board Recommendation if (i) the Company Board (or any duly authorized committee thereof) determines that an Intervening Event has occurred and is continuing and (ii) the Company Board (or such duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties to the stockholders of the Company.

g.
Nothing contained in this Section 5.4 shall prohibit the Company Board (or any duly authorized committee thereof) from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

Section 5.5 Consummation of the Merger.
a.
Subject to the terms and conditions of this Agreement, during the Pre-Closing Period, each of Parent, on the one hand, and the Company, on the other hand, will cooperate with the other and use (and will cause their respective Subsidiaries to use) commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Competition Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or Third Party necessary, proper or advisable to consummate the Merger and (iii) obtain all necessary consents, approvals or waivers from third parties. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require the Company to pay any consideration to a Third Party from whom consent, approval or waiver is requested.

b.
In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) days after the date of this Agreement and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act or any other Competition Law and use commercially reasonable efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 5.5 reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date).

c.
Each of the parties hereto will use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Merger, including any proceeding initiated by a private Person, (ii) promptly inform the other party of (and supply to the other party) any communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Entity and any material communication received or given in connection with any proceeding by a private Person, in each case, regarding the Merger, (iii) permit the other parties to review in advance and incorporate the other parties’ reasonable comments in any filing or other communication to be given by it to any Governmental Entity with respect to obtaining any clearances required under any Competition Law in connection with the transactions contemplated hereby and (iv) consult with the other parties in advance of any meeting or teleconference with any Governmental Entity or, in connection with any proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Entity or other Person, give the other parties the opportunity to attend and participate in such meetings and teleconferences. Subject to Section 5.3, the parties hereto will use commercially reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.5(c) in a manner so as to preserve the applicable privilege.

d.
Parent agrees to take, or cause to be taken (including by any Affiliates of Parent), any and all steps and to make, or cause to be made (including by any Affiliates of Parent), any and all undertakings necessary to resolve such objections, if any, that a Governmental Entity may assert under any Competition Law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Competition Law that may be asserted by any Governmental Entity with respect to the Merger, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Parent (or any Affiliates of Parent) or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any Affiliates of Parent) or the Surviving Corporation, (ii) creating, terminating or divesting relationships, ventures, contractual rights or obligations of Parent (or of any of the Affiliates of Parent), or the Surviving Corporation and (iii) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent (including any of the Affiliates of Parent) or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any of the Affiliates of Parent) or the Surviving Corporation, in each case, as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any Competition Law or to avoid the commencement of any action to prohibit the transactions contemplated hereby under any Competition Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Merger or delay the Closing beyond the Outside Date. Any agreement entered into by Parent prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that limits the Surviving Corporation’s freedom of action, ownership or control with respect to, or its ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Surviving Corporation or any equity interest in any joint venture held by the Surviving Corporation (each, a “Divestiture Action”) shall provide that the consummation of the transactions provided for in any such agreement for a Divestiture Action will be conditioned upon the Closing or satisfaction of all of the conditions to the Closing in a case where the Closing will occur immediately following such Divestiture Action (and where Parent has irrevocably committed to effect the Closing immediately following such Divestiture Action).
e.
In furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, if any administrative or judicial action or proceeding, including any proceeding by a private Person, is instituted (or threatened to be instituted) challenging the Merger as violative of any Competition Law, each of Parent and the Company will use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

Section 5.6 Certain Notices. During the Pre-Closing Period, each party hereto shall, promptly after obtaining Knowledge of an event set forth in this Section 5.6, notify the other party hereto of (i) the occurrence, or non-occurrence, of any event that would be reasonably likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied or (ii) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement or any Ancillary Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.
Section 5.7 Public Announcements. Without limiting any other provision of this Agreement, each of Parent and the Company shall consult with the other and issue a joint press release with respect to the execution of this Agreement. Thereafter, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or other announcement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the Merger without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except (a) as such press release or other announcement may be required by applicable Law or the applicable rules of a national securities exchange, in which case the party required to issue the release or make the announcement shall use commercially reasonable efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance, (b) that each of the Company and the Company Subsidiaries may make announcements from time to time to their respective employees, customers, suppliers and other business relations and otherwise as the Company may reasonably determine is necessary to comply with applicable Law or the requirements of any agreement to which the Company or any Company Subsidiary is a party or (c) in connection with Change of Board Recommendation if and to the extent permitted by the terms of this Agreement.
Section 5.8 Employee Benefit Matters.
a.
Effective as of the Effective Time and thereafter, Parent and its Affiliates shall recognize, or shall cause the Surviving Corporation to recognize, each Continuing Employee’s employment or service with the Company (including any current or former Affiliate thereof or any predecessor of the Company) prior to the Closing for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Surviving Corporation, Parent or any of their respective Affiliates, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans, except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Effective Time and thereafter, Parent and its Affiliates shall, or shall cause the Surviving Corporation to use commercially reasonable efforts to, (a) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Surviving Corporation, Parent or any of their respective Affiliates applicable to any Continuing Employees to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time, and (b) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Company prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Surviving Corporation, Parent or any of their respective Affiliates, as if such amounts had been paid in accordance with such plan.

b.
The provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such Persons. Nothing herein shall (a) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (b) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Employee Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (c) amend any Employee Plans or other employee benefit plans or arrangements.

Section 5.9 Indemnification of Directors and Officers.
a.
Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement, the Company Certificate and the Company By-laws, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, will: (i) indemnify and hold harmless each Person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Company or any Company Subsidiary, solely when acting in his, her or its capacity as a director, officer, employee of the Company or any Company Subsidiary or when acting in his, her or its capacity as a member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company) at the request of or on behalf of the Company or any Company Subsidiary (together with such Person’s heirs, executors or administrators collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law in connection with any Claim or Action against any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement, including all interest, assessments and other charges paid, arising out of matters existing or occurring at or prior to the Effective Time; and (ii) promptly pay on behalf of or, within fifteen (15) days after any request for advancement, an advance to each of the Indemnified Parties (provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) any Indemnification Expenses incurred in defending or serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 5.9(a) extend to acts or omissions occurring at or before the Effective Time and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any Company Subsidiary after the date hereof and inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 5.9: (A) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any Governmental Entity or any other Person, that any Indemnified Party in good faith believes might lead to the institution of any Action, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or of any of the Company Subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of the Company or any of the Company Subsidiaries; (B) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 5.10(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (C) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the DGCL that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DGCL and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or Persons serving in any capacity in which any Indemnified Party serves. Any amendment, alteration or repeal of the DGCL that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any actual or threatened Claim or Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.
b.
Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the indemnitees as provided in the Company Certificate or the Company By-laws and indemnification agreements of the Company or any Company Subsidiary will be assumed by the Surviving Corporation and Parent in the Merger, without further action, at the Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms.

c.
For a period of six (6) years from the Effective Time, the certificate of incorporation, by-laws, limited liability company agreements and similar organizational documents, as applicable, of the Company and the

Company Subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the certificate of incorporation, by-laws, limited liability company agreements and similar organizational documents, as applicable, of the Company or any Company Subsidiary, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such modification; and provided, further, that all rights to indemnification in respect of any Action pending or asserted or any Claim made within such period continue until the disposition of such Action or resolution of such Claim.
d.
Parent shall purchase and pay for a “tail” insurance policy to become effective at the Effective Time with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance and with benefits and levels of coverage no less favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall Parent be required to expend for such policies a premium amount in excess of the amount set forth in Section 5.9(d) the Company Disclosure Schedule.

e.
If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 5.9.

f.
The obligations of Parent under this Section 5.9 will not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 5.9 applies without the written consent of such affected Person.

g.	Parent will cause the Surviving Corporation to perform all of its obligations under this Section 5.9.
h.
This Section 5.9 survives the consummation of the Merger and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and will be binding on Parent, the Surviving Corporation and their respective successors and assigns.

Section 5.10 Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.11 Financing.
a.
No Amendments to Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letters without the prior written consent of the Company, if such amendment, modification or waiver would (i) reduce the amount of the Equity Financing, or reduce the aggregate amount of the Debt Financing below the amount necessary to consummate the Merger, (ii) impose new or additional conditions or other terms to the Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, or (iii) materially and adversely impact the ability of Parent, Merger Sub or the Company (solely with respect to the Equity Commitment Letter), to enforce its rights against the other parties to the Commitment Letters; provided, that for the avoidance of doubt, Parent may amend any of the Debt Commitment Letters or any definitive agreement related to the Debt Financing to add lenders, arrangers, bookrunners, agents, managers or similar entities who had not executed the Debt Commitment Letters as of the date of this Agreement and amend titles, allocations and fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities.
b.
Equity Financing. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to:

i.	maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof;
ii.	satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; and
iii.
if the conditions to funding therein have been satisfied or waived, consummate the Equity Financing at or prior to the Closing, including by causing the parties to the Equity Commitment Letter to fund the Equity Financing at the Closing.

c.
Debt Financing. Each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange the Debt Financing and to consummate the Debt Financing on the Closing Date in accordance with the terms of the Debt Commitment Letters (including, to the extent required, the full exercise of any flex provisions), including using its reasonable best efforts to:

i.	maintain in effect the Debt Commitment Letters in accordance with the terms and subject to the conditions thereof;
ii.	comply with its obligations under the Debt Commitment Letters;
iii.
negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions contemplated by the Debt Commitment Letters;

iv.
satisfy, or cause to be satisfied, on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent, Merger Sub and Guarantor in the Debt Commitment Letters that are within its control; and

v.
if the conditions to funding therein have been satisfied or waived, and upon the satisfaction of the conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfilment or waiver of such conditions), consummate the Debt Financing at or prior to the Closing, including using its reasonable best efforts to cause the Debt Financing Sources committing to fund the Debt Financing to fund the Debt Financing at the Closing; provided, however, that neither Parent nor the Merger Sub shall be required to commence or pursue litigation, and the Company does not have the right to compel Parent or the Merger Sub to commence or pursue litigation, to enforce the obligations of the Debt Financing Sources to fund the Debt Financing.

d.
Information. Parent and Merger Sub shall keep the Company reasonably informed on a reasonably current basis of material developments in their efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company notice as promptly as practicable of (i) any material breach or repudiation by any party to the Commitment Letters of which it becomes aware if such breach could reasonably be expected to result in a material delay of the Closing Date, (ii) the receipt of any written notice of termination of any Commitment Letter or (iii) any material dispute or disagreement among any parties to a Commitment Letter (which, for the avoidance of doubt, shall not include disputes arising in the good faith ordinary course negotiation of the documents related to the Debt Financing); provided, that in no event will Parent and Merger Sub be under any obligation to disclose any information that Parent and Merger Sub determine, in good faith and after consultation with their outside legal counsel(s), would result in any violation or breach of any applicable legal privileges (including attorney-client privilege) and confidentiality obligations if so disclosed.

e.
Alternative Debt Financing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in any of the Debt Commitment Letters, Parent shall, as promptly as practicable, notify the Company of such event and the reasons therefor and use its reasonable best efforts to obtain alternative financing (“Alternative Debt Financing”) on terms and conditions not materially less favorable, in the aggregate, to Parent (as determined by Parent in good faith) than those set forth in such Debt Commitment Letter and in an amount, when added to the portion of the Financing being replaced that is still available, such that the aggregate funds available to Parent at Closing will be sufficient to consummate the transactions contemplated by this Agreement. In the event that Parent obtains Alternative Debt Financing pursuant to this Section 5.11(e), references to the “Debt Financing,” the “Financing,” the “Debt Commitment Letters” and the “Commitment Letters” (and other like terms in this Agreement) shall be deemed to be modified to refer to such Alternative Debt Financing.

Section 5.12 Financing Cooperation.
a.
Cooperation. Prior to the Effective Time, the Company will, and will cause each of its Subsidiaries to, in each case, use its commercially reasonable efforts, and to instruct its Representatives, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the Debt Financing, including the following:

i.
participating in and preparing for (and cause senior management and Representatives, with appropriate seniority and expertise, of the Company to participate in and prepare for) a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions, lender meetings, sessions with rating agencies and other customary syndication activities, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

ii.
assisting Parent and the Debt Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, lender presentations and similar documents required, advisable or reasonably requested by Parent or the Debt Financing Sources in connection with the Debt Financing; and (B) offering documents, prospectuses, memoranda and similar customary documents, in each case, required in connection with the Debt Financing;

iii.
identifying any material nonpublic information contained in the marketing materials related to the Debt Financing and complying with Regulation FD to the extent applicable to such material non-public information;

iv.
assisting Parent in connection with the preparation and registration of (but not executing) any pledge and security documents, supplemental indentures, interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Debt Financing Sources (including assisting Parent with obtaining any required title insurance policies, insurance certificate and endorsements, real property surveys, landlord lien waivers or estoppels, as reasonably required, and using commercially reasonable efforts to cause the independent accountants of the Company to participate in customary accounting due diligence sessions, and to assist Parent in obtaining, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters (including as to negative assurances) and including delivery of customary management representation letters, in each case, as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such pledge and security documents will not take effect until the Effective Time;

v.
furnishing Parent, Merger Sub and the Debt Financing Sources, as promptly as practicable, with (A) the financial statements of the Company and its Subsidiaries necessary to satisfy the conditions set forth in paragraph 6 of Exhibit C to each of the Debt Commitment Letters (as in effect on the date hereof) other than the Debt Commitment Letter from the Lender , and (B) other financial data and such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible debt securities pursuant to Rule 144A promulgated under the Securities Act in Rule 144A-for-life offerings (including other information required by Regulation S-K and Regulation S-X under the Securities Act) (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (1)

pro forma financial statements or adjustments or projections (provided, that the Company shall assist Parent and Merger Sub with preparing an unaudited pro forma balance sheet and income statement regarding the Company and its Subsidiaries as part of Parent’s preparation of pro forma financial information and pro forma financial statements (provided, that neither the Company nor any of its Representatives will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financial statements relating to (x) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (y) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (z) any financial information related to Parent or any Parent Subsidiaries or any adjustments that are not related to the acquisition of the Company)); (2) description of all or any portion of the Debt Financing, including any “description of notes” and other information customarily provided by Debt Financing Sources or their counsel; (3) risk factors relating to all or any component of the Debt Financing; (4) financial statements in respect of its Subsidiaries; (5) other information required by Rule 3-03(e), Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC27444A; (6) any information not reasonably available or derivable by the Company under its current reporting systems; or (7) any other information customarily excluded from an offering memorandum for private placements of non-convertible debt securities pursuant to Rule 144A) or otherwise necessary to receive from the Company’s independent accountants, customary “comfort” (including as to customary negative assurances and change period), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any debt securities being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum (all such information and documents required to be provided by the Company pursuant to this Section 5.12(a)(v), the “Required Financing Information”); provided that any Required Financing Information that is included or to be included in the Company SEC Filings shall be deemed delivered upon the filing of the applicable Company SEC Filing and shall not be required to be otherwise delivered pursuant to this Section 5.12(a)(v); provided, further that if the Company reasonably believes that it has delivered the Required Financing Information, it may deliver to Parent a written notice to that effect no later than two (2) Business Days after it has completed such delivery (stating when it believes it completed such delivery), in which case the Company shall be deemed to have delivered the Required Financing Information as of the date of the delivery of such notice, unless Parent in good faith believes that the Company has not completed delivery of the Required Financing Information and, within five (5) Business Days after the delivery of such notice to Parent, Parent delivers a written notice to the Company to that effect, stating with reasonable specificity what must be delivered to satisfy this Section 5.12(a)(v);
vi.
executing and delivering (or assisting Parent in obtaining from local counsel to the Company and its Subsidiaries) customary certificates, legal opinions or other documents and instruments as may be reasonably requested by Parent, as are in each such case, necessary and customary in connection with the Debt Financing (which shall not be effective prior to and shall be subject to the occurrence of the Closing);

vii.	taking corporate action (which shall not be effective prior to the Closing) reasonably necessary to permit the completion of the Debt Financing;
viii.	cooperating with Parent to obtain customary corporate and, if applicable, facilities ratings from the rating agencies contemplated by the Debt Commitment Letters;
ix.
providing authorization or representation letters to the Debt Financing Sources authorizing the distribution of information regarding the Company and its Subsidiaries to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company and its subsidiaries and a representation as to the absence of material misstatements;

x.
using reasonable efforts to ensure that any syndication efforts in connection with the Debt Financing benefit from existing lending and investment banking relationships of the Company and its Subsidiaries; and

xi.
promptly furnishing (and in any event at least three (3) Business Days prior to the Closing Date) Parent and the Debt Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent relating to applicable “beneficial ownership”, “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by Parent or its Debt Financing Sources at least ten (10) Business Days prior to the expected Closing Date and, to the extent applicable, any beneficial ownership certifications required under the beneficial ownership regulations.

b.
Obligations of the Company. Nothing in this Section 5.12 will require the Company or any Company Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement prior to the Closing or distribute any cash prior to the Effective Time; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company or any Company Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any Company Subsidiaries; (v) take any action that would not be permitted by or reasonably feasible under any applicable COVID-19 Measures or (vi) take any action that will conflict with or violate its organizational documents or any applicable Laws in any material respect. In addition, (A) no action, liability or obligation of the Company or any Company Subsidiaries or any of its or their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information regarding the Company and its Subsidiaries contained in the disclosure and marketing materials related to the Debt Financing)) will be effective until the Effective Time, and the Company and its Subsidiaries will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information regarding the Company and its Subsidiaries contained in the disclosure and marketing materials related to the Debt Financing)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda and high-yield offering prospectuses or memoranda prepared in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 5.12 will require (1) any officer or Representative of the Company or any Company Subsidiaries to deliver any certificate or opinion or take any other action under this Section 5.12 that could reasonably be expected to result in personal liability to such officer or Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company or any Company Subsidiaries or any persons who are directors, officers or employees of the Company or any Company Subsidiaries to pass resolutions or consents (except those which are subject to the occurrence of the Effective Time passed by directors or officers continuing in their positions after the Effective Time); or (4) legal counsel (other than local counsel) to the Company to deliver any legal opinions in connection with the Debt Financing.

c.
Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective financing sources and other financial institutions and investors that may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

d.
Reimbursement. To the extent the Closing does not occur, and promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.12.

e.
Indemnification. The Company, the Company Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all out-of-pocket liabilities, losses, damages, claims, costs, expenses (including reasonable attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith; provided that Parent shall not be liable for any of the foregoing to the extent (i) relating to inaccuracies in historical information furnished in writing by or on behalf of the Company or any Company Subsidiary or any of their respective Representatives, including financial statements, solely to the extent such inaccuracies would constitute a material breach of Section 3.7, or (ii) arising from the gross negligence, willful misconduct, bad faith or fraud of any of the Company, any Company Subsidiary or any of their respective Representatives.

f.
No Financing Condition. Each of Parent and Merger Sub expressly acknowledges and agrees that the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate of Parent or any other financing or other transactions is not a condition to any of Parent’s (or its Affiliates’) obligations hereunder (including its and Merger Sub’s obligations to consummate the Merger). If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article 6 and subject to the requirements of Section 8.16 being satisfied, to consummate the Merger.

Section 5.13 Obligations of Merger Sub. Parent will take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
Section 5.14 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.
Section 5.15 No Control of the Other Party’s Business. The parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.
Section 5.16 Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) becomes applicable to the Merger, take all reasonable action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
Section 5.17 No Recourse to Debt Financing Sources. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the Company, on behalf of itself and its stockholders and their respective Affiliates and Representatives, hereby (a) acknowledges and agrees that none of the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives) will have any liability to the Company or its stockholders or any of their respective Affiliates or Representatives under this Agreement or for any claim made by the Company or its stockholders or any of their respective Affiliates or Representatives based on, in respect of, or by reason of, the transactions contemplated by this Agreement, including, but not limited to, any dispute relating to, or arising from, the Debt Financing, the Debt Documents, or the performance thereof, (b) waives any rights or claims of any kind or nature (whether in law or in equity, in contract, in tort, or otherwise) the Company or its stockholders or any of their respective Affiliates or Representatives may have against any of the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives) relating to this Agreement, the Debt Financing, the Debt Documents, or the transactions contemplated hereby or thereby, and (c) agrees not to commence (and, if commenced, agrees to dismiss or otherwise terminate, and not to assist) any Action against any of the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives) in connection with this Agreement, the Debt Financing, the Debt Documents, or the transactions contemplated hereby or thereby. Without limiting the foregoing, no Debt Financing Source will be subject to any special, consequential, punitive, or indirect damages or damages of a tortious nature to the Company or its stockholders or any of their respective Affiliates or Representatives. This Section 5.17 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Section 5.18 Applications for SBA Approval and Forgiveness of PPP Loan. As soon as practicable after the date hereof, and in any event prior to January 31, 2021, the Company shall (i) take any and all actions, and prepare and file any and all documents and applications, required to seek the consent of the SBA and the Lender to the change in control of the Company contemplated by this Agreement, (ii) take any and all actions required by the SBA or the Lender with respect to the PPP Loan in order to permit the consummation of the Merger without violating any regulations of the SBA (including depositing any funds related to the PPP Loan with the Lender or any other Person if required), (iii) take any and all actions, and prepare and file an application for forgiveness of the PPP Loan under the SBA regulations in effect at the time of filing such application, and shall thereafter and (iv) following the application for forgiveness of the PPP Loan, use commercially reasonable efforts to obtain forgiveness of the PPP Loan including complying with all deadlines, requests, inquiries and similar items with respect to any such application.
Article 6.

Closing Conditions
Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:
a.	Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the Required Company Stockholder Approval.
b.
No Order. No Governmental Entity shall have issued any Governmental Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement or any Ancillary Agreement.

c.	HSR Act. Any applicable waiting periods, together with any extensions thereof, under the HSR Act and any other Competition Laws shall have expired or been terminated.
Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:
a.
Representations and Warranties. Each of the representations and warranties of the Company contained in (i) the first and third sentences of Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.3 (Capitalization) and Section 3.9(a) (Absence of Certain Changes or Events) shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except in the case of Section 3.3 for any de minimis inaccuracies; (ii) the second sentence of Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.4 (Authority) and Section 3.24 (Brokers) shall be true and correct in all material respects as of the Closing Date; and (iii) this Agreement (other than those set forth in clauses (i) and (ii)) shall be true and correct as of the Closing Date (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except, in each case, where the failure to be so true and correct has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
b.
Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

c.
Officer’s Certificate. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

d.
FIRPTA Certificate. Parent shall have received a certificate executed by the Company, in a form reasonably acceptable to Parent, duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations, certifying that the Company is not a United States real property holding corporation.

e.	Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
Section 6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:
a.
Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (without giving effect to any references to any “Parent Material Adverse Effect” or other “materiality” qualifications) as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except where failure to be so true and correct has not had or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

b.
Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements, obligations and covenants required by this Agreement and each Ancillary Agreement to be performed or complied with by it on or prior to the Effective Time.

c.	Officer’s Certificate. The Company shall have received a certificate of a responsible officer of Parent that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
Article 7.

Termination, Amendment and Waiver
Section 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors (or similar governing body) of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:
a.	by mutual written consent of Parent and the Company, by action of their respective board of directors (or similar governing bodies);
b.
by either the Company or Parent if the Merger shall not have been consummated prior to May 7, 2021 (the “Outside Date”); provided, further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such date;

c.
by either the Company or Parent if any Governmental Entity shall have issued a Governmental Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any Ancillary Agreement, and such Governmental Order shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall not be in material violation of this Agreement (including Section 5.5);

d.	by either Parent or the Company if the Required Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting;

e.
by Parent, if, prior to receipt of the Required Company Stockholder Approval, (i) a Change of Board Recommendation shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 7.1(e)(i) shall expire at 5:00 p.m., Eastern Time, on the fifth (5th) Business Day following the date on which such Change of Board Recommendation occurs, or (ii) a tender offer or exchange offer for outstanding Company Common Stock shall have been publicly announced (other than by Parent or an Affiliate of Parent) and, prior to the earlier of (x) the date prior to the date of the Company Stockholder Meeting and (y) eleven (11) Business Days after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, the Company Board fails to recommend unequivocally against acceptance of such offer;

f.
by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; provided, that the Company has not materially breached Section 5.4 if such breach related to the party (or an Affiliate of the party) that made the Superior Proposal;

g.
by Parent, if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 6.2(a) or Section 6.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts, then, until the earlier of (x) thirty (30) days after receipt by the Company of notice from Parent of such breach, but only as long as the Company continues to use commercially reasonable efforts to cure such Terminating Company Breach and (y) the Outside Date (such earlier date, the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

h.
by the Company, if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Section 6.3(a) or Section 6.3(b) would not be satisfied at the Closing (a “Terminating Parent Breach”), except that, if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then, until the earlier of (x) thirty (30) days after receipt by Parent of notice from the Company of such breach, but only as long as Parent or Merger Sub, as applicable, continues to use commercially reasonable efforts to cure such Terminating Parent Breach and (y) the Outside Date (such earlier date, “Parent Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Parent Breach is not cured within the Parent Cure Period; or

i.
by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 (other than conditions which are to be satisfied by actions taken at the Closing) have been satisfied, (ii) Parent fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1.1, (iii) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to effect the Closing within two (2) Business Days, and (iv) Parent fails to consummate the Closing on or before the second (2nd) Business Day following the date of delivery of such written notification by the Company.

Section 7.2 Effect of Termination.
a.
Limitation on Liability. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors except with respect to Section 5.3 (Access to Information; Confidentiality), Section 5.7 (Public Announcements), Section 5.17 (No Recourse to Debt Financing Sources), this Section 7.2 and Article 8 (General Provisions); provided, however, that nothing in this Section 7.2 relieves any of Parent, Merger Sub or the Company of any liability for fraud or as provided in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

b.	Termination Fee.
i.
In the event that this Agreement is terminated by Parent pursuant to Section 7.1(e), then the Company shall pay to Parent within three (3) Business Days of such termination a termination fee of $3,000,000 (the “Company Termination Fee”) and shall promptly (and in any event within five Business Days of the receipt of any request therefor) reimburse Parent for any and all out-of-pocket expenses incurred by Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Financing, up to a maximum of $2,000,000 (the “Expense Reimbursement Obligation”).
ii.
In the event that this Agreement is terminated by the Company pursuant to Section 7.1(f), then the Company shall pay to Parent, concurrently with such termination, the Company Termination Fee and the Company shall also be subject to the Expense Reimbursement Obligation.

iii.
In the event that (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(d), (B) an Acquisition Proposal has been publicly announced and not expressly and publicly withdrawn prior to the Company Stockholder Meeting (x) prior to the date of termination with respect to any termination pursuant to Section 7.1(b), and (y) prior to the Company Stockholder Meeting, with respect to termination pursuant to Section 7.1(d), and (C) within twelve (12) months of such termination contemplated by clause (A), (x) the Company enters into an Alternative Acquisition Agreement with respect to, or has consummated, an Acquisition Proposal within twelve (12) months of such termination contemplated by the preceding clause (A), then the Company shall pay to Parent, concurrently with the consummation of such Acquisition Proposal, the Company Termination Fee and the Company shall also be subject to the Expense Reimbursement Obligation.

iv.
In the event that this Agreement is terminated by the Company pursuant to Section 7.1(h) or Section 7.1(i), then Parent shall pay, or cause to be paid, to the Company within three (3) Business Days of such termination a termination fee of $5,000,000 (the “Parent Termination Fee”).

v.
The parties acknowledge that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement, and that neither the Company Termination Fee (or the related Expense Reimbursement Obligation) nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Company Termination Fee or Parent Termination Fee, as applicable, is payable. If the Company or Parent, as applicable, fails to promptly pay the Company Termination Fee (or satisfy the Expense Reimbursement Obligation) or the Parent Termination Fee when due pursuant to this Section 7.2(b), such amount shall accrue interest at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. If a party commences an Action that results in a final, non-appealable judgment against another party for the Company Termination Fee, the Expense Reimbursement Obligation or the Parent Termination Fee, as applicable, or any portion of such fees, the breaching party shall pay to the non-breaching party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Action.

vi.
Notwithstanding anything to the contrary contained in this Agreement, Parent’s right to receive payment of the Company Termination Fee (and reimbursement of expenses pursuant to the Expense Reimbursement Obligation) under the circumstances set forth in this Section 7.2(b) shall be Parent’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Affiliates and any of their respective current or former Representatives relating to or arising out of this Agreement or the transactions contemplated herein (including for any breach or failure to perform hereunder or otherwise). Upon the Company’s payment of the Company Termination Fee (and satisfaction of the Expense Reimbursement Obligation) under the circumstances described in Section 7.2(b), none of the Company and its Affiliates or their respective Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated herein under such circumstances. The parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee (or satisfy the Expense Reimbursement Obligation) on more than one occasion, whether or not the Company Termination Fee may be payable (or the Expense Reimbursement Obligation may become effective) pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

vii.
Notwithstanding anything to the contrary contained in this Agreement, the Company’s right to receive (A) payment of the Parent Termination Fee under the circumstances set forth in this Section 7.2(b) and (B) any indemnification or expense reimbursement obligations under Section 5.12(d) and Section 5.12(e) shall be the Company’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent and the Debt Financing Sources and any of their respective Affiliates and any of their respective current or former Representatives relating to or arising out of this Agreement or the transactions contemplated herein (including for any breach or failure to perform hereunder or otherwise). Upon Parent’s payment of the Parent Termination Fee and any indemnification or expense reimbursement obligations under Section 5.12(d) and Section 5.12(e), none of Parent or the Debt Financing Sources or any of their respective Affiliates or any of their current or former Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated herein or otherwise. The parties acknowledge and agree that in no event will Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

viii.	For the purposes of this Section 7.2(b), the Affiliates of Parent shall include any “Funding Party”, as such term is defined in the Equity Commitment Letter.
c.
All Payments. All payments under Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment. In addition, and without limiting the generality of Section 5.17, in the event of termination of this Agreement in accordance with this Article 7, there shall be no liability on the part of any of the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives). This Section 7.2 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.

Section 7.3 Limitation on Recourse. Other than with respect to (a) the right to specific performance of the Equity Commitment Letter to the extent permitted by and in accordance with Section 8.16 and the Equity Commitment Letter (any such claims under the Equity Commitment Letter, collectively, the “ECL Claims”), (b) recourse against Guarantor under the Sponsor Guaranty to the extent provided therein and (c) the recourse rights of any party pursuant to the Confidentiality Agreement to the extent provided therein, any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties, and then only with respect to the specific obligations set forth in this Agreement. Other than the ECL Claims, such recourse against Guarantor under the Sponsor Guaranty and such recourse against a party under the Confidentiality Agreement, no Affiliate of the Company or any Company Representative, nor any Affiliate of Parent or any Parent Representative, shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub or of or for any claim, investigation, or Action, in each case under, based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Action, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person (including a claim to enforce the Debt Commitment Letters) or otherwise. This Section 7.3 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Article 8.

General Provisions
Section 8.1 Non-Survival. None of the representations and warranties nor any of the covenants, obligations or agreements of the parties which by their terms contemplate performance prior to or at the Effective Time, in each case, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
Section 8.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in

Person or upon confirmation of receipt when transmitted by facsimile transmission or by e-mail of a pdf attachment (but only if promptly followed by transmittal by another method described in this Section 8.2; which, for the avoidance of doubt, may include e-mail of a pdf attachment if the initial notice is given by facsimile or by facsimile if the initial notice is given by e-mail of a pdf attachment) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:
If to Parent or Merger Sub, addressed to it at:

c/o Evercel, Inc.
382 NE 191st Street, Suite 90959
Miami, Florida 33179-3899

Attention:	Dan Allen, Chief Executive Officer
Email:	dan@coronapark.com

with a mandated copy to:

Morgan, Lewis & Bockius LLP
600 Anton Boulevard, Suite 1800
Costa Mesa, California 92626

Attention:	James W. Loss and Randall J. Wood
Email:	jim.loss@morganlewis.com and randy.wood@morganlewis.com
If to the Company, addressed to it at:

ZAGG Inc
910 West Legacy Center Drive, Suite 500
Midvale Utah

Attention:	General Counsel
Email:	abby.barraclough@zagg.com

with a mandated copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071

Attention:	Steven B. Stokdyk
Email:	steven.stokdyk@lw.com
Section 8.3 Certain Definitions. For purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that such agreement (a) need not restrict the making or amending of any Acquisition Proposal and (b) may contain terms materially less favorable in the aggregate to the Company so long as the Company agrees to amend the Confidentiality Agreement in a manner consistent with such materially less favorable terms.
“Acquisition Proposal” means, other than the Merger or any other proposal or offer from Parent or any of the Parent Subsidiaries, any proposal, offer or inquiry from a Third Party relating to (a) any acquisition or purchase, in a single transaction or series of related transactions, of (i) fifteen percent (15%) or more of the consolidated net revenue, consolidated net income or consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or (ii) fifteen percent (15%) or more of the combined voting power of the Company; (b) any tender offer or exchange offer that if consummated would result in any Person or group acquiring beneficial ownership of fifteen percent (15%) or more of the combined voting power of the Company; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving the Company or any Company Subsidiary in which a Third Party or its stockholders, if consummated, would acquire fifteen percent (15%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity.
“Action” means any civil, criminal or administrative claim, action, suit, audit, assessment, arbitration, hearing or inquiry, or any proceeding or investigation, by or before any Governmental Entity.
“Additional Merger Consideration” has the meaning given to such term in the PPP Loan Rights Agreement.
“Affiliate” means a Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
“Ancillary Agreement” means the PPP Loan Rights Agreement.
“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Blue Sky Laws” means state securities or “blue sky” laws.
“Business Day” means any day other than a day on which banks are required or authorized to close in New York, New York.
“Business IT Systems” means all information management equipment and systems owned or controlled by the Company or a Company Subsidiary and used in the business of the Company or a Company Subsidiary, including all software, all databases and data systems and all computer hardware and other information and communications technology systems.
“Closing Date Per Share Merger Consideration” means $4.20.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company ESPP” means the ZAGG Inc Employee Stock Purchase Plan.
“Company Material Adverse Effect” means the occurrence of any change, event, development, circumstance, occurrence or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the results of operations, condition (financial or otherwise), properties, assets, liabilities or business of the Company and the Company Subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions; (b) changes in general economic conditions in the industry or industries in which the Company and the Company Subsidiaries operate; (c) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism; (d) any hurricane, tornado, flood, earthquake or other natural disaster; (e) the identity of, or actions or omissions of, Parent, Merger Sub or their Affiliates, or any action taken (including by the Company) pursuant to or in accordance with this Agreement (including Section 5.1 or Section 5.12) or at the request of or with the consent of Parent or Merger Sub, including with respect to the financing of the transactions contemplated by this Agreement; (f) the announcement or pendency of this Agreement and performance of obligations under this Agreement; (g) any change in the market price or trading volume of the Company Common Stock (it being understood that the exception in this clause (g) shall not preclude any party from asserting that the facts giving rise to such change should be taken into account in determining whether there has been a Company Material Adverse Effect); (h) any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (h) shall not preclude any party from asserting that the facts giving rise to such failure should be taken into account in determining whether there has been a Company Material Adverse Effect); (i) changes in any Laws or regulations applicable to the Company and the Company Subsidiaries or applicable accounting regulations or practices (including GAAP) or the interpretations thereof; (j) any acts of God, including any epidemic, pandemic or disease outbreak (including in respect of COVID-19); (k) any legal proceedings commenced by or involving any current or former stockholder of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the transactions contemplated hereby (it being understood and agreed that the exception in this clause (k) shall not preclude any party from asserting that the facts giving rise to any such proceeding should be taken into account in determining whether there has been a Company Material Adverse Effect); provided, however, that any change, event, development, circumstance, occurrence or effect referred to in clause (a), (b), (c) or (d) will, unless otherwise excluded, be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, occurrence or effect disproportionately and adversely affects the Company and the Company Subsidiaries taken as a whole, as compared to other similarly situated Persons operating in the industries in which the Company and the Company Subsidiaries operate.
“Company Representatives” means any of the respective directors, officers, employees, accountants, consultants, legal counsel, advisors, and agents and other representatives of the Company and any of the Company Subsidiaries.
“Company RSU Award” means an award of restricted stock units with respect to shares of Company Common Stock that is subject to vesting or forfeiture.
“Company Subsidiary” means each Subsidiary of the Company.
“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States.
“Continuing Employees” means all employees of the Company or any Company Subsidiary who, as of the Closing, continue their respective employment with the Company or such Company Subsidiary.
“Contract” means any legally binding agreement, contract, lease, purchase order, letter of credit, license, instrument, obligation or commitment.
“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term “Controlled” shall have a correlative meaning.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, the CARES Act.
“Data Protection Legislation” means any applicable Laws relating to the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure of any Personal Data, including (i) the California Consumer Privacy Act of 2018, (ii) any other U.S. state data security Laws and U.S. state data breach notification Laws and (iii) the European Regulation no. 2016/679 relating to the processing of Personal data (GDPR), together with any local Member State implementation legislation or any equivalent legislation of any other applicable jurisdiction, in each case as amended to date.
“Debt Documents” means any agreements, commitments, documents, or instruments in connection with any financing by Parent’s lenders or any other financing in connection with the transactions contemplated by this Agreement.
“Debt Financing Sources” means Parent’s lenders or other Persons that commit to provide, propose to provide, or otherwise entered into Debt Documents.
“Environmental Laws” means any federal, state, local or foreign statute, Law, ordinance, regulation, rule, code, treaty, writ, order, permit or requirement of any Governmental Entity and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, indoor air, employee exposure, wetlands, pollution or contamination or any injury or threat of injury to Persons or property relating to any Hazardous Materials.
“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange” means NASDAQ Global Market.
“Exchange Act” means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Export Control/Import Laws” means all applicable Laws of the United States and any other jurisdictions in which the Company or any Company Subsidiary operates, which govern the export, import and provision of goods (including technical data and technology) and services, embargoes, sanctions and boycotts, including, but not limited to, the U.S. Arms Export Controls Act (22 U.S.C. § 2751 et seq.), the U.S. International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. app. § 1 et seq.), the U.S. Export Administration Act of 1979 (50 U.S.C. app. § 2401 et seq.), the U.S. International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the U.S. Export Administration Regulations (15 C.F.R. § 730 et seq.), the International Boycott Provisions of Section 999 of the Code, and all rules, regulations, and executive orders relating to any of the foregoing, and the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“GAAP” means generally accepted accounting principles as applied in the United States.
“Governmental Authorization” means any permit, license, certificate, approval, consent, clearance, waiver, certification, designation, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.
“Governmental Entity” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or Tax Authority or power of any nature.
“Government Official” shall mean (i) an official, employee, or agent of any government, military, public international organization, state-owned or affiliated entity (including sovereign wealth funds or public hospitals, universities, or research labs), political party, or any instrumentality thereof, or (ii) a political party or candidate for political office.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity.
“group” is defined as in the Exchange Act, except where the context otherwise requires.
“Hazardous Materials” means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, lead-containing paint or plumbing, mold or radon, or (b) any chemical, material or other substance listed, classified or regulated under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Incidental Licenses” means the following (a) in the case of licenses granted to the Company or any Company Subsidiary, any non-exclusive licenses to off-the-shelf or open source software that is licensed under commercially available license terms, (b) employee confidentiality and invention assignment agreements entered into in the ordinary course of business, (c) confidentiality, secrecy or non-disclosure agreements entered into in the ordinary course of business, (d) licenses for the purchase or lease of hardware or equipment where software is pre-installed or embedded on such hardware or equipment (such as photocopiers or telephones), and (e) licenses of Owned Intellectual Property granted to Third Parties (including customers) by the Company or any Company Subsidiaries in the ordinary course of business.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person that are due and payable at least one hundred eighty (180) days after the purchase or acquisition of such property; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors or accrued expenses arising in the ordinary course of business consistent with past practice, and the endorsement of negotiable instruments for collection in the ordinary course of business.
“Intellectual Property” means worldwide intellectual property or other proprietary rights of every kind, including (i) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements; (ii) registered and unregistered trademarks, service and design marks, fictitious names, trade names, brand names, trade dress, slogans, logos, design rights, other proprietary indicia of goods and services worldwide, websites, and Internet domain names and uniform resource locators, all intent-to-use registrations or reservations of marks of any of the foregoing, and the goodwill associated with any of the foregoing; (iii) inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, algorithms, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information and trade secrets; (iv) registered and unregistered copyrights, copyrightable works, moral rights and waivers and consents not to enforce such moral rights, and rights in databases and data collections; (v) original works of authorship in any medium of expression, whether or not published or registered, including software; (vi) other intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world; (vii) registrations and applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof; (viii) rights to limit the use or disclosure of any of the foregoing by any person and any other equivalent or similar type of proprietary intellectual property right arising from or related to intellectual property, the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections; and (ix) all documentation and embodiments of the foregoing.
“Intervening Event” means any event, change, effect, development, state of facts, condition or occurrence after the date of this Agreement (including any acceleration or deceleration of existing changes or developments) that is material to the Company and the Company Subsidiaries, taken as a whole, that (a) was not known to the Company Board as of or prior to the date of this Agreement (or if known, the consequences of which were not known by the Company Board as of or prior to the date of this Agreement), (b) does not involve or relate to an Acquisition Proposal, (c) does not result from a material breach of this Agreement by the Company, (d) does not result from the COVID-19 pandemic or COVID-19 Measures and (e) does not relate to (i) changes in the market price or trading volume of the securities of the Company in and of themselves, (ii) the fact that the Company meets, exceeds or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period or (iii) changes in general economic conditions in the industry or industries in which the Company and the Company Subsidiaries operate (provided that clauses (i), (ii) or (iii) shall not prevent or otherwise affect a determination that the underlying cause of any such event referred to herein constitutes an “Intervening Event” unless otherwise excluded pursuant to the foregoing clauses (a), (b), (c) or (d), as applicable).

“IRS” means the United States Internal Revenue Service.
“Knowledge” means, (a) with respect to the Company, the actual knowledge of Chris Ahern, Taylor Smith, Abby Barraclough, or Jim Kearns and (b) with respect to Parent, the actual knowledge of Dan Allen, in each case following reasonable inquiry.
“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.
“Leased Real Property” means each parcel of real property leased by the Company or one of the Company Subsidiaries.
“Lender” means KeyBank, N.A.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, charge or other lien of any kind.
“Other Filings” means all filings made by, or required to be made by, the Company with the SEC, other than the Proxy Statement.
“Parent Material Adverse Effect” means any change, event, development, circumstance, occurrence or effect affecting, or condition having an effect on, Parent, Merger Sub and the Parent Subsidiaries that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the ability of Parent or Merger Sub to consummate, or would or would reasonably be expected to otherwise prevent or materially delay or hinder Parent or Merger Sub from consummating, the transactions contemplated in this Agreement or any Ancillary Agreement (including the Merger) or the performance of their respective obligations hereunder or thereunder.
“Parent Representatives” means any of the respective directors, officers, employees, accountants, consultants, legal counsel, advisors, and agents and other representatives of Parent and any of the Parent Subsidiaries.
“Per Share Additional Merger Consideration” means the amount equal to (i) the Additional Merger Consideration divided by (ii) the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time other than Excluded Company Common Stock and Dissenting Shares, plus the aggregate number of Company RSU Awards with respect to which Closing Date RSU Consideration is required to be paid pursuant hereto.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by (if then appropriate) appropriate proceedings, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of applicable Law in the ordinary course of business with respect to amounts not yet due and payable or being contested in good faith, (c) any statutory Lien arising in the ordinary course of business by operation of applicable Laws with respect to a liability that is not yet due or delinquent or that is being contested in good faith by appropriate proceedings, (d) non-exclusive licenses in Owned Intellectual Property granted in the ordinary course of business, (e) all easements, reservations, restrictions, covenants, conditions, rights-of-way and all other matters of record or minor title or survey exceptions and other similar restrictions, in each case, that are not violated by and would not materially impair or materially interfere with the continued use and operation of the Real Property to which they relate as currently used and operated, (f) Liens affecting the lessor or licensor with respect to a Leased Real Property, (g) Liens for existing Indebtedness reflected in the Company Disclosure Schedule or the Company Balance Sheet, and (h) Liens to be released on or prior to the Closing Date.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any taxable period starting before the Closing up to and including the Closing Date.
“Personal Data” means any information relating to an identified or identifiable natural person, where an “identifiable natural person” is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, social security number, driver’s license number, credit card number, passport number, customer or account number, location data, street address, telephone number, an online identifier, e-mail address, photograph, or to one or more factors specific to the physical, health, physiological, genetic, mental, economic, cultural or social identity of that natural person, or any other piece of information that allows the identification of a natural person, either alone or together with the foregoing information, regardless of the format or medium in which such information may be collected, stored, shared, and disclosed.
“PPP Loan” means the SBA Paycheck Protection Program Loan #26423771-10, issued to the Company on April 13, 2020
“PPP Loan Forgiveness Right” has the meaning given to such term in the PPP Loan Rights Agreement.
“PPP Loan Rights Agreement” means that certain PPP Loan Forgiveness Rights Agreement in the form attached hereto as Exhibit A.
“Real Property” means any Owned Real Property or Leased Real Property.
“Registered Intellectual Property” means the following items of Owned Intellectual Property: all patents, registered copyrights, registered trademarks and service marks, and Internet domain name registrations, and all applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof.
“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.
“SBA” means the United States Small Business Administration.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” or “Subsidiaries” of Parent, the Company, the Surviving Corporation or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Superior Proposal” means a bona fide written Acquisition Proposal made by a Third Party which, in the good faith judgment of the Company Board, taking into account the various legal, financial, financing and regulatory aspects of the proposal and the Person making such proposal (a) if accepted, is reasonably likely to be consummated, and (b) if consummated would result in a transaction that is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of the transaction as contemplated by Section 5.4(d)).
“Tax Authority” means a Governmental Entity having jurisdiction over the assessment, determination, collection or imposition of any Taxes.
“Tax Returns” means any report, return (including information return), claim for refund, election, estimated Tax filing or declaration required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Taxes” means any and all taxes, assessments, fees, levies, duties, tariffs, imposts and other charges or fees in the nature of a tax (together with any and all interest, penalties and additions to tax imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added and gains taxes and any liability or obligation under any applicable Law relating to escheat or unclaimed property.
“Third Party” means any Person other than the Company, Parent, Merger Sub and their respective Affiliates.
“U.S. Government” means any agency, department or contracting activity of the United States Government, including any subdivisions thereof.

Article 1. Terms Defined Elsewhere
The following terms are defined elsewhere in this Agreement, as indicated below:
“Agreement”	Preamble
“Alternative Acquisition Agreement”	Section 5.4(a)
“Alternative Debt Financing”	Section 5.11(e)
“Anti-Bribery/AML Laws”	Section 3.26(a)(i)
“Book-Entry Shares”	Section 2.1(a)
“CARES Act”	Section 3.19(k)
“Certificate of Merger”	Section 1.3
“Certificates”	Section 2.1(a)
“Change of Board Recommendation”	Section 5.4(a)
“Claim”	Section 5.9(a)
“Closing”	Section 1.1
“Closing Date”	Section 1.1
“Closing Date RSU Consideration”	Section 2.2
“COBRA”	Section 3.11(d)
“Commitment Letters”	Section 4.8(a)
“Company”	Preamble
“Company Board”	Recitals
“Company Board Recommendation”	Section 3.4(a)
“Company By-laws”	Section 3.2
“Company Certificate”	Section 3.2
“Company Common Stock”	Section 2.1(a)
“Company Cure Period”	Section 7.1(g)
“Company Disclosure Schedule”	Article 3
“Company Financial Advisor”	Section 3.22
“Company Form 10-K”	Section 3.2
“Company Intellectual Property”	Section 3.17(a)
“Company Material Contract”	Section 3.14
“Company Permits”	Section 3.6
“Company Persons”	Section 3.27(a)
“Company SEC Filings”	Section 3.7(a)
“Company Stockholder Meeting”	Section 5.2(c)
“Company Termination Fee”	Section 7.2(b)(i)
“Confidentiality Agreement”	Section 5.3(b)
“Debt Commitment Letters”	Section 4.8(a)
“Debt Financing”	Section 4.8(a)
“DGCL”	Recitals
“Dissenting Shares”	Section 2.4
“Divestiture Action”	Section 5.5(d)
“Effective Time”	Section 1.3
“Electronic Delivery”	Section 8.15
“Equity Commitment Letters”	Section 4.8(a)
“Equity Financing”	Section 4.8(a)
“Employee Plan”	Section 3.11(a)
“Environmental Claims”	Section 3.21(a)
“Exchange Agent”	Section 2.3(a)
“Exchange Fund”	Section 2.3(a)
“Excluded Company Common Stock”	Section 2.1(b)
“Expense Reimbursement Obligation”	Section 7.2(b)(i)

“Financing”	Section 4.8(a)
“Guarantors”	Recitals
“Indemnification Expenses”	Section 5.9(a)
“Indemnified Parties”	Section 5.9(a)
“Investors”	Section 4.8(a)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Multiemployer Plan”	Section 3.11(c)
“Non-U.S. Benefit Plan”	Section 3.11(a)
“Notice Period”	Section 5.4(d)
“Outside Date”	Section 7.1(b)
“Owned Intellectual Property”	Section 3.17
“Owned Real Property”	Section 3.16(a)
“Owner”	Section 3.16(a)
“Parent”	Preamble
“Parent Cure Period”	Section 7.1(h)
“Parent Subsidiary”; “Parent Subsidiaries”	Section 4.3(a)
“Parent Termination Fee”	Section 7.2(b)(iv)
“party”	Section 8.5(h)
“Pre-Closing Period”	Section 5.1
“Prohibited Party Lists”	Section 3.27(e)
“Proposed Changed Terms”	Section 5.4(d)(ii)
“Proxy Date”	Section 5.2(c)
“Proxy Statement”	Section 5.2(a)
“Real Property Leases”	Section 3.16(b)
“Regulatory Conditions”	Section 7.1(b)
“Required Company Stockholder Approval”	Section 3.23
“Required Financing Information”	Section 5.12(a)(v)
“Restricted Benefits”	Section 3.26(a)(i)
“Restricted Countries”	Section 3.27(e)
“RSU Consideration”	Section 2.2
“Solvent”	Section 4.9
“Sponsor Guaranty”	Recitals
“Support Agreements”	Recitals
“Surviving Corporation”	Section 1.2
“Tenant”	Section 3.16(b)
“Terminating Company Breach”	Section 7.1(g)
“Terminating Parent Breach”	Section 7.1(h)
Section 8.5 Definitional and Interpretative Provisions.
a.
Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.

b.	Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
c.	The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

d.	Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
e.	The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
f.	All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
g.
All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

h.
The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

i.	Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.
j.
An item shall be considered “made available” (or other similar phrase) to Parent if such item has been made available for viewing by Parent in the electronic data room established by the Company in connection with the transactions contemplated by this Agreement after the date of the Confidentiality Agreement and prior to the date hereof.

Section 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
Section 8.8 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors (or similar governing body) at any time prior to the Effective Time; provided, however, that, after receipt of the Required Company Stockholder Approval, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Notwithstanding anything to the contrary contained in this Agreement or otherwise, Section 5.11, Section 5.12, Section 5.17, Section 7.2, Section 7.3, Section 8.8, Section 8.9, Section 8.10, Section 8.11, and Section 8.13 shall not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by the Debt Financing Sources. This Section 8.8 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Section 8.9 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party or parties with any of the agreements or conditions contained herein; provided, however, that after receipt of the Required Company Stockholder Approval, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Notwithstanding anything to the contrary contained in this Agreement or otherwise, Section 5.11, Section 5.12, Section 5.17, Section 7.2 (with respect to the last paragraph thereof), Section 7.3, Section

8.8, Section 8.9, Section 8.10, Section 8.11, and Section 8.13 may not be waived in a manner adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources. This Section 8.8 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Section 8.10 Assignment. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties. Notwithstanding anything to the contrary contained in this Agreement or otherwise, each of Parent and Merger Sub and the Surviving Corporation may assign any of its rights, but not its obligations, under this Agreement to any of the Debt Financing Sources as collateral security. This Section 8.10 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Section 8.11 Entire Understanding; No Third-Party Beneficiaries. This Agreement (together with the Exhibits and Company Disclosure Schedule and the other documents delivered pursuant hereto) together with the Ancillary Agreements, Confidentiality Agreement, the Sponsor Guaranty and the Equity Commitment Letter contain all of the terms, conditions and representations and warranties agreed to by the parties hereto relating to the subject matter of this Agreement and constitute the entire agreement and understanding of the parties hereto with respect to the matters herein and therein and supersede all prior agreements and understandings on such matters. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the Merger and the other transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement, including any prior letter agreements, expense reimbursement obligations or other similar agreements or understandings entered into prior to the date hereof, each of which each party hereby agrees, on behalf of itself and its Affiliates, are terminated and of no further force or effect. Furthermore, the parties hereto each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations. Except in the case of fraud, (i) the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the Merger or the other transactions contemplated hereby shall be those remedies available at law or in equity for breach of contract only; and (ii) the parties hereto hereby agree that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement. The provisions of this Agreement are binding upon, inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and, except (a) as provided in Section 5.9 (which will be to the benefit of the Persons referred to in such Section), (b) following the Effective Time, the rights of Company’s stockholders to receive the Merger Consideration, and (c) as provided in Section 5.17, Section 7.2, Section 7.3, Section 8.8, Section 8.9, Section 8.10, Section 8.11, and Section 8.13 (which will be to the benefit of the Persons referred to in such Sections). This Section 8.11 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
Section 8.12 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.
Section 8.13 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
a.
This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Notwithstanding anything to the contrary contained in this Agreement or otherwise, any disputes involving the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives) shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles. This Section 8.13 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.

b.
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action shall be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Notwithstanding anything to the contrary contained in this Agreement or otherwise, each of the parties agrees that it will not bring or support any Action (whether at law, in equity, in contract, in tort, or otherwise) against any of the Debt Financing Sources (and/or any of their respective Affiliates and/or Representatives) in any way relating to this Agreement, the Debt Financing, the Debt Documents, or the transactions contemplated hereby or thereby in any forum other than the state courts located in the Borough of Manhattan, State of New York, or, if under applicable Law, exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). This Section 8.13 is intended to be for the benefit of, and shall be enforceable by, the Debt Financing Sources and their respective successors and assigns.
c.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY (I) IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND (II) IN RESPECT OF ANY ACTION (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) AGAINST ANY OF THE DEBT FINANCING SOURCES (AND/OR ANY OF THEIR RESPECTIVE AFFILIATES AND/OR REPRESENTATIVES) IN ANY WAY RELATING TO THIS AGREEMENT, THE DEBT FINANCING, THE DEBT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13(c). THIS SECTION 8.13 IS INTENDED TO BE FOR THE BENEFIT OF, AND SHALL BE ENFORCEABLE BY, THE DEBT FINANCING SOURCES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

Section 8.14 Fees and Expenses. Subject to Section 7.2(a) of this Agreement, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.
Section 8.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 8.16 Specific Performance.
a.
The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, subject to the limitations set forth in this Section 8.16(a) and Section 8.16(b), (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in Delaware Court of Chancery, or in the event that the Delaware Court of Chancery lacks jurisdiction, the United States District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. The Company’s and Parent’s pursuit of specific performance at any time (A) will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party in the case of a breach of this Agreement involving fraud and (B) will not restrict, impair or otherwise limit Parent or the Company from, in the alternative and as applicable, seeking to terminate the Agreement and collect the Company Termination Fee (or enforce the Expense Reimbursement Obligation) or the Parent Termination Fee, as applicable, pursuant to Article 7; provided, however, that in no event will such Persons be permitted or entitled to receive both a grant of an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at law or equity, on the one hand, and payment of any monetary damages whatsoever or the payment of all or a portion of the Company Termination Fee (and satisfaction of the Expense Reimbursement Obligation) or the Parent Termination Fee, as applicable, on the other hand.

b.
Notwithstanding anything herein (including Section 8.16(a)) or in the Equity Commitment Letter or the Sponsor Guaranty to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to enforce or seek to enforce specifically Parent’s obligation to cause all or any portion of the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) or otherwise cause Parent to consummate the Merger or the other transactions contemplated hereby in accordance with the terms of this Agreement only if: (i) all of the conditions set forth in Section 6.1 and Section 6.2 (other than conditions which are to be satisfied by actions taken at the Closing) have been (and continue to be) satisfied (or have been waived) at the time when the Closing should have occurred pursuant to Section 1.1; (ii) the Debt Financing has been funded or will be funded at the Closing upon the funding of the Equity Financing; (iii) the Company has notified Parent in writing that it is ready, willing and able to consummate the Closing if the Equity Financing and the Debt Financing are funded, and such notice has not been revoked; and (iv) Parent and Merger Sub have failed to consummate the Merger by the date the Merger should have occurred pursuant to Section 1.1.

Section 8.17 Company Disclosure Schedule. The parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on its face. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 8.18 No Limitation. It is the intention of the parties hereto that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants, obligations, agreements and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant, obligation, agreement and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

Section 8.19 Performance Guarantee. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the covenants, obligations, agreements, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such covenants, obligations, agreements, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Parent:

ZEPHYR PARENT, INC.

By:	/s/ DANIEL ALLEN
Name:	Daniel Allen
Title:	President
Merger Sub:

ZEPHYR MERGER SUB, INC.

By:	/s/ DANIEL ALLEN
Name:	Daniel Allen
Title:	President
Company:

ZAGG INC

By:	/s/ CHRIS AHERN
Name:	Chris Ahern
Title:	Chief Executive Officer
[Signature Page to Merger Agreement]

Exhibit A
FORM OF

PPP LOAN FORGIVENESS RIGHTS AGREEMENT
This PPP Loan Forgiveness Rights Agreement, dated as of [•], 2021 (this “Agreement”) is entered into by and between ZAGG Inc, a Delaware corporation (the “Company”) and [•], as rights agent (the “Rights Agent). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Zephyr Parent, Inc., a Delaware corporation (“Parent”), Zephyr Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of December 10, 2020, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent; and
WHEREAS, in accordance with the Merger Agreement and this Agreement, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than in respect of any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) of the Merger Agreement or any Dissenting Shares) and each holder of Company RSU Awards outstanding immediately prior to the Effective Time, is entitled to receive, as Additional Merger Consideration, contractual contingent rights (the “PPP Loan Forgiveness Rights”) to receive a cash payment contingent upon the satisfaction of certain conditions related to the U.S. Small Business Administration Paycheck Protection Program Loan #26423771-10, issued to the Company on April 13, 2020 (the “PPP Loan”); and
WHEREAS, concurrently with the execution hereof, the Company has deposited with KeyBank, N.A. an amount in cash equal to the outstanding principal amount of, and all accrued interest on, the PPP Loan as of the date hereof, which funds will be held by the Lender in a segregated, non-interest bearing account.
NOW, THEREFORE, for and in consideration of the agreements contained herein and the consummation of the transactions referred to above, the parties hereto covenant and agree, for the equal and proportionate benefit of all Persons in whose name PPP Loan Forgiveness Rights are registered in the Register (each, a “Holder”, and collectively, the “Holders”), as follows:
Article I.

PPP LOAN FORGIVENESS RIGHTS
Section 1.1 Issuance of PPP Loan Forgiveness Rights. The PPP Loan Forgiveness Rights shall be issued at the Effective Time as set forth in the Merger Agreement. The registration on the books and records of the Company and the administration of the PPP Loan Forgiveness Rights shall be completed in accordance with this Agreement.
Section 1.2 Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the PPP Loan Forgiveness Rights in accordance with the instructions hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
Section 1.3 Nontransferable; Expiration.
a.
The PPP Loan Forgiveness Rights may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than transfers (i) by will or intestacy, (ii) by instrument to an inter vivos or testamentary trust where the PPP Loan Forgiveness Rights are to be passed to beneficiaries upon the death of the trustee, (iii) pursuant to a court order (such as in connection with divorce, bankruptcy or liquidation), (iv) by operation of law (including a consolidation or merger), or in connection with the dissolution, liquidation or termination of a corporation, limited liability company, partnership or other entity which is the holder thereof, or (v) in the case of PPP Loan Forgiveness Rights payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case as permitted by The Depository Trust Company (“DTC”) (collectively, “Permitted Transfers”). Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of PPP Loan Forgiveness Rights, in whole or in part, in violation of this Section 1.3, shall be void ab initio and of no effect.
b.
To the extent the conditions to payment of the PPP Loan Forgiveness Rights have not been satisfied as of December 31, 2022 (the “Expiration Date”), the PPP Loan Forgiveness Rights shall expire on such date and shall thereafter be of no force or effect (except solely as necessary to pay amounts payable hereunder that arise on or prior to the Expiration Date).

Section 1.4 No Equity or Ownership Interest; No Certificates, Voting, Dividends or Interest. The PPP Loan Forgiveness Rights will not represent any equity or ownership interest in the Company or any of its Affiliates, in any constituent company to the Merger, or in any other Person and will not be represented by any certificates or other instruments. The PPP Loan Forgiveness Rights will not have any voting or dividend rights, and no interest shall accrue on any amounts payable on the PPP Loan Forgiveness Rights to any Holder.
Section 1.5 Registration; Registration of Transfer; Change of Address.
a.
The Company shall furnish or cause to be furnished to the Rights Agent the name, address, Tax Identification Number, and number of PPP Loan Forgiveness Rights of each Holder within five (5) Business Days of the Closing. The Rights Agent shall keep a register (the “Register”) for the registration of PPP Loan Forgiveness Rights in a book-entry position for each Holder. The Register shall set forth the name, address, and number of PPP Loan Forgiveness Rights of each Holder. The Rights Agent is hereby initially appointed “Registrar” for purposes of registering PPP Loan Forgiveness Rights and Permitted Transfers of PPP Loan Forgiveness Rights as herein provided; provided that any successor Rights Agent appointed pursuant to Section 2.2 shall automatically be deemed to be the successor Registrar.

b.
Subject to the restrictions set forth in Section 1.3, every request made to transfer a PPP Loan Forgiveness Right must be in writing and accompanied by a written instrument or instruments of transfer and any other requested documentation in form reasonably satisfactory to the Company and the Registrar, duly executed by the registered Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative, or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Registrar shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the PPP Loan Forgiveness Rights in the Register. The Company and the Rights Agent may require payment from the transferor of a sum sufficient to cover any Tax that is imposed in connection with any such registration of transfer. Neither the Rights Agent nor the Registrar shall have any duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of applicable Taxes unless and until the Rights Agent and Registrar are satisfied that all such Taxes have been paid. All duly transferred PPP Loan Forgiveness Rights registered in the Register shall be the valid obligations of the Company and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a PPP Loan Forgiveness Right shall be valid until registered in the Register, and any transfer not duly registered in the Register will be void ab initio.

c.
A Holder may make a written request to the Registrar to change such Holder’s address of record in the Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Registrar shall promptly record the change of address in the Register. The Rights Agent shall provide a copy of the Register to the Company upon request.

Section 1.6 Ability to Abandon. Notwithstanding anything to the contrary contained herein, a Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a PPP Loan Forgiveness Right by written notice to the Rights Agent and the Company.
Section 1.7 Payments.
a.
Payment of the PPP Loan Forgiveness Rights is subject to the receipt by the Company on or prior to the Expiration Date of (i) written confirmation from the U.S. Small Business Administration that the U.S. Small Business Administration’s audit of the PPP Loan has been satisfactorily completed and (ii) written confirmation from the U.S. Small Business Administration and KeyBank, N.A. of forgiveness of all, or a portion, of the amounts outstanding under the PPP Loan. No later than three (3) Business Days after the satisfaction of the conditions set forth in the immediately preceding sentence, the Company shall deliver to the Rights Agent (by wire transfer of immediately available funds) an aggregate amount equal to (x) the amount of the PPP Loan that is being (or has been) forgiven, minus (y) the sum of (A) the reasonable out-of-pocket costs and expenses incurred by the Company and its Affiliates following the Closing in applying for forgiveness of the PPP Loan, plus (B) the reasonable out-of-pocket costs and expenses incurred by the Company and its Affiliates in connection with any audit of the PPP Loan, plus (C) the fees and expenses of the Rights Agent (such aggregate amount, the “Additional Merger Consideration”). No later than five (5) Business Days after receipt of the Additional Merger Consideration from the Company, the Rights Agent shall pay to each Holder, an amount equal to (i) the Additional Merger Consideration divided by (ii) the total number of PPP Loan Forgiveness Rights outstanding as reflected on the Register at the time of such payment, multiplied by (iii) the number of PPP Loan Forgiveness Rights held by such Holder. Each such payment shall be rounded to the nearest whole cent and shall be made by delivery of a check in the required amount mailed to the address of each Holder as reflected in the Register on the date such checks are mailed.
b.
The Company’s obligation to pay amounts to the Rights Agent hereunder, and the Rights Agent’s obligation to pay the applicable amount to the Holders, shall be conditioned on no court or other Governmental Entity having enacted, issued, promulgated, enforced or entered any order that is in effect and restrains, enjoins or otherwise prohibits or imposes any penalty upon such payment, and the payment otherwise being lawful.

c.
Any funds that remain undistributed to the Holders as of June 30, 2023 (whether as the result of any check not having been cashed, the inability of the Rights Agent to deliver any check to any Holder, or for any other reason) shall be delivered to the Company by the Rights Agent, and upon demand, any Holder who has not theretofore received cash in exchange for such Holder’s PPP Loan Forgiveness Rights shall thereafter look only to the Company for payment of such Holder’s claim therefor. No interest shall be paid with respect to any amount payable to any Holder. Notwithstanding any other provisions of this Agreement, any portion of the Additional Merger Consideration that remains unclaimed immediately prior to such time as such funds would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto, subject to any escheatment Laws.

d.
The Rights Agent shall deduct and withhold, or cause to be deducted or withheld, from any amount payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law; provided, however, that in determining the required amount to be withheld, the Rights Agent will give effect to any properly presented form (e.g., Form W-8 or W-9 as applicable) eliminating or reducing the amount required to be withheld. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

e.
Following the Closing, the Company shall use its commercially reasonable efforts to obtain forgiveness of the PPP Loan and cooperate with the U.S. Small Business Administration’s audit of the PPP Loan and to otherwise satisfy the conditions in Section 1.7(a) prior to the Expiration Date. Without limiting the generality of the foregoing, the Company shall use its commercially reasonable efforts to timely comply with all deadlines, requests, inquiries and similar items with respect to any such audit or application for forgiveness of the PPP Loan.

Article II.

THE RIGHTS AGENT
Section 2.1 Certain Duties, Responsibilities and Rights of the Rights Agent.1
a.
The Rights Agent may consult at any time with legal counsel satisfactory to it, and the Rights Agent shall incur no liability or responsibility to the Company in respect of any action taken or not taken in connection with this Agreement, except to the extent of its gross negligence, bad faith, willful misconduct, or fraud.

[1]	Note to Draft: Subject to review and approval of the Rights Agent.

b.
Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be provided or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, or one of the Vice Presidents of the Company delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

c.
The Company agrees to pay the Rights Agent reasonable compensation for all services rendered by the Rights Agent in the performance of its duties under this Agreement (as agreed by the Company and the Rights Agent on the date hereof by separate written agreement), to reimburse the Rights Agent for all expenses, Taxes (other than income Taxes), and other charges of any kind and nature incurred by the Rights Agent (including reasonable fees and expenses of the Rights Agent’s counsel) in the performance of its duties under this Agreement, and to indemnify the Rights Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Rights Agent in the performance of its duties under this Agreement, except as a result of the Rights Agent’s gross negligence, bad faith, willful misconduct, or fraud.

d.
The Rights Agent will not incur any liability or responsibility to the Company for any action taken in reliance on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably and in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 2.2 Resignation and Removal of the Rights Agent; Appointment of Successor.
a.
The Rights Agent may resign at any time by giving written notice thereof to the Company specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed.

b.	The Company shall have the right to remove the Rights Agent or any successor Rights Agent at any time by giving the Rights Agent or successor Rights Agent thirty (30) days’ written notice.
c.
If the Rights Agent shall resign, be removed, or become incapable of acting, the Company shall promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, upon its acceptance of such appointment in accordance with this Section 2.2(c), become the successor Rights Agent.

d.
If a successor Rights Agent has not been appointed and accepted such appointment by the end of the thirty (30) day period specified in this Section 2.2, the Rights Agent may apply to a court of competent jurisdiction for the appointment of a successor Rights Agent. Any such successor to the Rights Agent shall agree to be bound by the terms of this Agreement and shall, upon receipt of all relevant books and records relating thereto, become the Rights Agent hereunder. Upon delivery of all of the relevant books and records pursuant to the terms of this Section 2.2 to a successor Rights Agent, the Rights Agent shall thereafter (but not before) be discharged from any further obligations hereunder. The Rights Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered, or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other Person by reason of such compliance or obedience.

e.
Any successor Rights Agent appointed hereunder shall execute, acknowledge, and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all of the rights, powers, trusts, and duties of the retiring Rights Agent; provided that, on request of the Company or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all of the rights, powers, and trusts of the retiring Rights Agent.

Article III.

GENERAL PROVISIONS
Section 3.1 Notice.
a.
Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by e-mail of a pdf attachment (but only if promptly followed by transmittal by another method described in this Section 3.1; which, for the avoidance of doubt, may include e-mail of a pdf attachment if the initial notice is given by facsimile or by facsimile if the initial notice is given by e-mail of a pdf attachment) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Company:

ZAGG Inc. 910 West Legacy Center Drive, Suite 500 Midvale Utah

Attention: General Counsel Email: abby.barraclough@zagg.com

with a copy to:

Morgan, Lewis & Bockius LLP 600 Anton Boulevard, Suite 1800 Costa Mesa, California 92626

Attention: James W. Loss and Randall J. Wood Email: jim.loss@morganlewis.com and randy.wood@morganlewis.com
If to the Rights Agent:
[      ]
[      ]
Attention: [      ]
Email: [      ]
b.
Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 3.2 Amendments.
a.
Without the consent of any Holders, the Company and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes only: (i) to evidence the succession of another Person selected in accordance with Section 2.2 as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein; (ii) to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions as the Company and the Rights Agent shall consider to be for the protection of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any respect; (iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any respect; or (iv) as necessary to ensure that the PPP Loan Forgiveness Rights are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
b.
With the consent of Holders holding a majority of the outstanding PPP Loan Forgiveness Rights, the Company and the Rights Agent may enter into one or more amendments hereto to add, eliminate, or change any provisions of this Agreement, even if such addition, elimination, or change is in any way adverse to the interests of the Holders.

c.
Promptly after the execution of any amendment pursuant to the provisions of this Section 3.2, the Company shall mail or cause the Rights Agent to mail a notice thereof by first-class mail to the Holders at their addresses in the Register setting forth in general terms the substance of such amendment.

Section 3.3 Assignment; Successors and Assigns. Except for assignments occurring by operation of law, the Company shall not, in whole or in part, assign any of its obligations under this Agreement. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.
Section 3.4 Benefits of this Agreement. Each Holder shall be an intended third party beneficiary of this Agreement and shall be entitled to specifically enforce the terms hereof. Nothing in this Agreement, express or implied, shall give to any other Person (other than the Holders, parties hereto and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy, or claim under this Agreement or under any covenant or provision contained herein.
Section 3.5 Governing Law and Venue; Waiver of Jury Trial.
a.	This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles.
b.
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action shall be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

c.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5(c).

Section 3.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
Section 3.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 3.8 Entire Agreement. This Agreement, the Merger Agreement, all documents and instruments referenced herein and therein, and all exhibits and schedules attached to the foregoing, constitute the entire agreement of the parties hereto with respect to the PPP Loan Forgiveness Rights and supersede all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the PPP Loan Forgiveness Rights. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.
COMPANY:

ZAGG INC

By:
Name:
Title:

RIGHTS AGENT:

[•]

By:
Name:
Title:
[Signature Page to PPP Loan Forgiveness Rights Agreement]

Appendix B
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of December 10, 2020 (this “Agreement”), is made and entered into by and between Zephyr Parent, Inc., a Delaware corporation (“Parent”), ZAGG Inc, a Delaware corporation (the “Company”), and the undersigned stockholders (the “Stockholders”) of the Company. Parent, the Company and the Stockholders are referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H
WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Zephyr Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated December 10, 2020 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub shall merge with and into the Company (the “Merger”) and each of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Company Common Stock”), other than the Excluded Company Common Stock and Dissenting Shares, shall, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;
WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below) and owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”); and
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i)); provided, that Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.
“Covered Company Shares” means, with respect to each Stockholder, (1) such Stockholder’s Existing Shares and (2) any shares of Company Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof and prior to the date of termination of this Agreement.
“Permitted Transfer” means a Transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder, provided such transferee agrees to be bound by the terms and conditions of this Agreement.
“Transfer” means any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting interest) in any capital stock (including any Covered Company Shares).

ARTICLE II

VOTING AGREEMENT
Section 2.1 Agreement to Vote.
a.
From the date hereof until termination of this Agreement in accordance with Section 5.1, each Stockholder hereby agrees that at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto:

i.	appear at each such meeting or otherwise cause all of such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and
ii.	vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:
1.	in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby and any other action reasonably requested by Parent in furtherance thereof;
2.
in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

3.	against any Acquisition Proposal; and
4.
against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated thereby (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement.

b.
Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of any Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 2.2 No Inconsistent Agreements. From the date hereof until termination of this Agreement in accordance with Section 5.1, each Stockholder covenants not to enter into any agreement, understanding or arrangement with any Person to vote or give instructions with respect to the Covered Company Shares that would result in a breach of Section 2.1.
Section 2.3 Proxies. Other than (i) the granting of proxies to vote Covered Company Shares to an Affiliate of such Stockholder as a Permitted Transfer and (ii) the granting of proxies to vote Covered Company Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not (x) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (y) related to the transactions contemplated by the Merger Agreement or this Agreement, no Stockholder shall, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of such Stockholder’s Covered Company Shares.

ARTICLE III

OTHER COVENANTS
Section 3.1 Restrictions on Transfers. Each Stockholder hereby agrees that, except as contemplated by this Agreement and the Merger Agreement, from the date hereof until the termination of this Agreement in accordance with Section 5.1, (i) such Stockholder shall not, directly or indirectly, Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.
Section 3.2 No Solicitation. Each Stockholder has read Section 5.4 of the Merger Agreement and agrees that such Stockholder, in its capacity as a stockholder of the Company, will not, directly or indirectly, take any action that would violate Section 5.4 of the Merger Agreement if such Stockholder were deemed a Company Representative for purposes of Section 5.4 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by such Stockholder in any capacity other than as a stockholder of the Company, to the extent such actions are permitted or required under Section 5.4 of the Merger Agreement. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder to review any Superior Proposal and, solely to the extent the Company Board has made the determinations set forth in the first sentence of Section 5.4(d) of the Merger Agreement, to discuss and confirm to the Company the willingness of such Stockholder to support and sign a voting and support agreement in the event of any termination of the Merger Agreement or Change of Board Recommendation.
Section 3.3 Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or the consummation of the Merger, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, execution or delivery of this Agreement or the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement; provided, however, that the foregoing shall not restrict such Stockholder from enforcing any of its rights under the Merger Agreement or this Agreement.
Section 3.4 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants to Parent as follows:
a.
Organization. Such Stockholder, to the extent such Stockholder is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

b.
Authority; Execution and Delivery; Enforceability. Stockholder has all necessary power and authority and legal capacity to execute, deliver and perform all of Stockholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder or, as applicable, its board of directors, trustees or other governing body are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
c.
Ownership of Shares. As of the date hereof, except as described in a Schedule 13D or Schedule 13G filed by or on behalf of the Stockholders with the SEC prior to the date of this Agreement (the “Beneficial Ownership Disclosure”), such Stockholder is the sole Beneficial Owner of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares (other than (i) this Agreement or (ii) any limitations or restrictions imposed under applicable Laws), and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Except as set forth on Schedule I hereto or described in the Beneficial Ownership Disclosure, such Stockholder has and will have at all times from the date hereof until termination of this Agreement in accordance with Section 5.1 (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares.

d.
No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by it with any of the terms or provisions hereof will (i) with respect to such Stockholder that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which such Stockholder is a party or by which any of the Covered Company Shares are bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the Covered Company Shares, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement on a timely basis.

e.
Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement do not and will not require any consent of, or filing with, any Governmental Entity (excluding filings with the SEC under applicable securities Laws and applicable antitrust Laws).

f.
Legal Proceedings. As of the date of this Agreement, there are no proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s assets or properties that would reasonably be expected to impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, and none of such Stockholder’s properties or assets is or are, subject to any Governmental Order that would reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
a.	Organization. Parent is duly organized and validly existing under the Laws of Delaware.
b.
Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
c.
No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any material Contract to which Parent is a party or by which any property or asset of Parent is bound, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

d.
No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE V

TERMINATION
Section 5.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the conclusion of the Company Stockholder Meeting at which the vote contemplated in Section 2.1 hereof has occurred and the Stockholders’ Covered Company Shares have been voted as specified herein; (b) the termination of this Agreement by the mutual written consent of Parent, the Company and the Stockholders; (c) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (d) a Change of Board Recommendation to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.4 of the Merger Agreement; (e) the Company’s entry into an Alternative Acquisition Agreement; (f) the Effective Time; and (g) any amendment to the Merger Agreement without the prior written consent of the Stockholders that (I) decreases the amount or changes the form of the Merger Consideration, (II) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders of the Company, (III) imposes any additional material restrictions or obligations on the Stockholders or (IV) otherwise amends the Merger Agreement in a manner materially adverse to the Stockholders relative to the other stockholders of the Company (excluding, in all cases, any amendments affecting directors, officers or employees of the Company or any Subsidiary of the Company in their capacities as such who are stockholders of the Company). In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than Section 3.3, this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any material and intentional breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “material and intentional breach” shall mean an action or omission taken or omitted to be taken that the breaching Party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.
ARTICLE VI

MISCELLANEOUS
Section 6.1 Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required under applicable Law in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under applicable Law in connection with such publication or disclosure (“Stockholder Information”), and (ii) hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing Stockholder Information reasonably requested by Parent or the Company and necessary in connection with such filings. Parent hereby consents to and authorizes the publication and disclosure by each Stockholder and its Affiliates of this Agreement and any Stockholder Information in any document, schedule or other disclosure required by applicable Law (including any Schedule 13D or other filing with the SEC).
Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.
Section 6.3 Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.
Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 6.5 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:
1.	if to Parent, to:

c/o Evercel, Inc.
382 NE 191st Street, Suite 90959
Miami, Florida 33179-3899
Attention: Dan Allen, Chief Executive Officer
Email: dan@coronapark.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
600 Anton Boulevard, Suite 1800
Costa Mesa, California 92626
Attention: James W. Loss and Randall J. Wood
Email: jim.loss@morganlewis.com and randy.wood@morganlewis.com

2.	if to the Company, to:

ZAGG Inc
910 West Legacy Center Drive, Suite 500
Midvale, Utah 84047
Attention: Legal Department (Abby Barraclough)
Email: legal@zagg.com and abby.barraclough@zagg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attention: Steven B. Stokdyk
Email: steven.stokdyk@lw.com

3.	if to a Stockholder, as set forth on Schedule II hereto.
Section 6.6 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 6.7 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns.
Section 6.8 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
Section 6.9 Binding Effect; Benefit; Assignment.
a.
This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each Party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

b.
Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto by operation of Law or otherwise without the prior written consent of the other Parties. Any purported assignment in violation of this Section 6.9(b) shall be null and void.

Section 6.10 Headings; Interpretation.
a.
The Parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

b.
The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date first set forth above, unless the context requires otherwise. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.
Section 6.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles.
Section 6.12 Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
Section 6.13 Consent to Jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action shall be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such Delaware State or Federal court. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.5. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 6.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.
Section 6.15 Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by any Representative of such Stockholder solely in its capacity as a director or officer of the Company.
Section 6.16 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.
ZEPHYR PARENT, INC.

By:	/s/ DANIEL ALLEN
Name: Daniel Allen
Title: President

ZAGG INC

By:	/s/ CHRIS AHERN
Name: Chris Ahern
Title: Chief Executive Officer

By:	/s/ CHERYL A. LARABEE
Cheryl A. Larabee

By:	/s/ DANIEL R. MAURER
Daniel R. Maurer

By:	/s/ EDWARD TERINO
Edward Terino

By:	/s/ MICHAEL T. BIRCH
Michael T. Birch

By:	/s/ P. SCOTT STUBBS
P. Scott Stubbs

By:	/s/ RONALD G. GARRIQUES
Ronald G. Garriques

By:	/s/ CHRIS AHERN
Chris Ahern

By:	/s/ TAYLOR SMITH
Taylor Smith
[Voting Agreement]

SCHEDULE I
EXISTING SHARES
Name of Stockholder	Existing Shares
Cheryl A. Larabee	160,146
Daniel R. Maurer	130,715
Edward Terino	57,046
Michael T. Birch	33,455
P. Scott Stubbs	57,364
Ronald G. Garriques	27,046
Chris Ahern	178,875
Taylor Smith	72,029

SCHEDULE II
STOCKHOLDER NOTICES
Name of Stockholder	Notices
Cheryl A. Larabee	[redacted]
Daniel R. Maurer	[redacted]
Edward Terino	[redacted]
Michael T. Birch	[redacted]
P. Scott Stubbs	[redacted]
Ronald G. Garriques	[redacted]
Chris Ahern	[redacted]
Taylor Smith	[redacted]

Appendix C
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

BofA Securities, Inc.	GLOBAL CORPORATE & INVESTMENT BANKING
December 10, 2020
The Board of Directors
ZAGG Inc.
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Members of the Board of Directors:
We understand that ZAGG Inc. (“Zagg”) proposes to enter into an Agreement and Plan of Merger, dated as of December 10, 2020 (the “Agreement”), among Zagg, Zephyr Parent, Inc. (“Parent”) and Zephyr Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Zagg (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Zagg (“Zagg Common Stock”) (other than the shares of Excluded Company Common Stock and any Dissenting Shares (as such terms are defined in the Agreement) (collectively, the “Excluded Shares”)) will be converted into the right to receive (i) $4.20 in cash and (ii) a PPP Loan Forgiveness Right (as defined in the Agreement), representing the right to receive any Per Share Additional Merger Consideration (as defined in the Agreement) that may become payable to the holder thereof as provided in the PPP Loan Rights Agreement (as defined in the Agreement) (collectively, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Zagg Common Stock of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)	reviewed certain publicly available business and financial information relating to Zagg;
(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Zagg furnished to or discussed with us by the management of Zagg, including certain financial forecasts relating to Zagg prepared by the management of Zagg (such forecasts, the, “Zagg Revised Base Case Forecasts”), respectively;

(3)	discussed the past and current business, operations, financial condition and prospects of Zagg with members of senior management of Zagg;
(4)	discussed with the management of Zagg its assessments as to the likelihood of, amount of, and timing upon which the Per Share Additional Merger Consideration may become payable;
(5)	reviewed the trading history for the shares of Zagg Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(6)	compared certain financial and stock market information of Zagg with similar information of other companies we deemed relevant;
(7)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(8)
considered the fact that Zagg publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of Zagg to solicit, at the direction of Zagg, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Zagg;

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation
BofA Securities, Inc.
One Bryant Park, New York, NY 10036

The Board of Directors
ZAGG Inc.

(9)	reviewed the Agreement; and
(10)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Zagg that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Zagg Revised Base Case Forecasts, we have been advised by Zagg, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Zagg as to the future financial performance of Zagg. We have relied, at the direction of Zagg, on the assessments of the management of Zagg as to the likelihood of, amount of, and timing upon which the Per Share Additional Merger Consideration may become payable and have assumed that the Per Share Additional Merger Consideration will be paid to holders of shares of Zagg Common Stock in the amounts and at the time as projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zagg or any other entity, nor have we made any physical inspection of the properties or assets of Zagg or any other entity. We have not evaluated the solvency or fair value of Zagg or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Zagg, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Merger or the contemplated benefits thereof.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of shares of Zagg Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the Merger or any related entities, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Zagg or in which Zagg might engage or as to the underlying business decision of Zagg to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of Zagg, upon the assessments of Zagg and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Zagg or any other entity and the Merger (including the contemplated benefits thereof) as to which we understand that Zagg obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
We have acted as financial advisor to Zagg in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Zagg has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation
BofA Securities, Inc.
One Bryant Park, New York, NY 10036

The Board of Directors
ZAGG Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Zagg and certain of its affiliates and Parent and certain of its affiliates and certain portfolio companies of its affiliates.
In the future, we and our affiliates may provide, investment banking, commercial banking and other financial services to Zagg and certain of its affiliates and to Parent and certain of its affiliates and certain portfolio companies of its affiliates and may receive compensation for the rendering of these services.
It is understood that this letter is for the benefit and use of the Board of Directors of Zagg (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Zagg or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation
BofA Securities, Inc.
One Bryant Park, New York, NY 10036

The Board of Directors
ZAGG Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of shares of Zagg Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,

BOFA SECURITIES, INC.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation
BofA Securities, Inc.
One Bryant Park, New York, NY 10036

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION
DATED JANUARY 7, 2021

ZAGG INC
ATTN: TAYLOR D. SMITH
910 WEST LEGACY CENTER WAY, SUITE 500
MIDVALE, UTAH 84047

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZAGG2021SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D29135-S15365

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAGG INC

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, rescheduling, or postponement thereof.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

	Yes	**No**
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting, proxy statement and proxy card are available at www.proxyvote.com.

D29136-S15365

ZAGG INC

Proxy for Special Meeting of Stockholders on [TBD], 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints [TBD] and [TBD], and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the special meeting of stockholders of ZAGG Inc, to be held [TBD], 2021, and at any adjournments, continuations, reschedulings, or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting. This proxy when properly executed will be voted as directed herein. **If no direction is made as to any particular proposal, this proxy will be voted FOR such proposal.**

(Continued and to be signed on the reverse side.)